As filed with the Securities and Exchange Commission on March 18, 2015

Registration No. 333-193869

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-3

ON

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ITUS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	6794	11-2622630
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12100 Wilshire Boulevard, Suite 1275

Los Angeles, CA 90025

Telephone: (310) 484-5200

(Address, including zip code, and telephone number,

includingarea code, of principal executive offices)

Mr. Robert A. Berman

President and Chief Executive Officer

ITUS Corporation

12100 Wilshire Boulevard, Suite 1275

Los Angeles, CA 90025

Telephone: (310) 484-5200

(Address, including zip code, and telephone number,

1including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.

EllenoffGrossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Telephone: (212) 370-1300

Fax Number: (212) 370-7889

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of common stock(2)	57,400,130 (2)	$(2)	$(2)	$(2)
Shares of common stock underlying warrants (3)	8,135,000 (3)	$(3)	$(3)	$(3)
Total	65,535,130		$-	$-

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include such presently indeterminate number of shares of the registrant’s common stock as a result of stock splits, stock dividends or similar transactions.

(2)

Represents (a) 9,380,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the registrant issued in its February 2011 private placement or issuable upon exercise of common stock purchase warrants issued in such private placement, (b) 8,252,895 shares of Common Stock issued upon conversion of $750,000 principal amount of 8% convertible debentures  issued in the registrant’s September 2012 private placement plus accrued interest thereon, (c) 19,267,235 shares of Common Stock issuable upon conversion of $1,765,000 principal amount of 8% convertible debentures plus accrued interest thereon and exercise of common stock purchase warrants issued in the registrant’s January 2013 private placement, (d) 500,000 shares of Common Stock issuable upon exercise of common stock purchase warrants issued to ZQX Advisors LLC, and (e) 6,000,000 shares of Common Stock currently outstanding and 14,000,000 shares of Common Stock that are issuable pursuant to a common stock purchase agreement between the registrant and Aspire Capital Fund, LLC, dated April 23, 2013. These shares were previously included in Registration Statement No. 333-188096 for which all filing fees were paid.

(3)

Represents a primary issuance by the registrant of (a) 8,000,000 shares of Common Stock upon the exercise of certain outstanding warrants (the “RD Warrants”) issued in the registrant’s registered direct offering that closed on July 15, 2014 (the “Registered Direct Offering”) off of its shelf registration statement on Form S-3 (Registration Statement No. 333-193869) and (b) 135,000 shares of Common Stock issuable upon the exercise of certain outstanding warrants (the “PA Warrants” and together with the RD Warrants, the “Warrants”) issued to the placement agent in the Registered Direct Offering. These shares were previously included in Registration Statement No. 333-193869 for which all filing fees were paid.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (the “Registration Statement”) will be used as a combined prospectus in connection with this Registration Statement and Registration Statement No. 333-188096 (the “Selling Stockholder Registration Statement”). This Registration Statement constitutes both Post-Effective Amendment No. 1 to this Registration Statement and Post-Effective Amendment No. 2 to Form S-3 on Form S-1 to the Selling Stockholder Registration Statement.  Such Post-Effective Amendment No. 2 to Form S-3 on Form S-1 to the Selling Stockholder Registration Statement will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus relating to:

(i)                  the primary issuance by the registrant of 8,135,000 shares of Common Stock upon exercise of common stock purchase warrants issued to investors and the placement agent in connection with the registrant’s Registered Direct Offering, the primary issuance of such shares of Common Stock having been previously registered on this Registration Statement.

(ii)                the resale of 500,000 shares of Common Stock issuable upon exercise of common stock purchase warrants issued to ZQX Advisors, LLC in connection with a consulting agreement the registrant entered into with them in August 2009, the sale of such shares of Common Stock having been previously registered on the Selling Stockholder Registration Statement;

(iii)                 the resale of 7,898,125 shares of Common Stock issued or issuable upon exercise of common stock purchase warrants that were originally issued to 10 accredited investors in the registrant’s February 2011 private placement, the sale of such shares of Common Stock having been previously registered on the Selling Stockholder Registration Statement;

(iv)               the resale of 8,252,895 shares of Common Stock issued upon conversion of $750,000 principal amount of 8% convertible debentures plus accrued interest thereon issued to five accredited investors in the registrant’s September 2012 private placement, the sale of such shares of Common Stock having been previously registered on the Selling Stockholder Registration Statement;

(v)                 the resale of 18,945,323 shares of Common Stock issuable upon conversion of 8% convertible debentures plus accrued interest thereon and exercise of common stock purchase warrants originally issued to 20 accredited investors and the placement agent in the registrant’s January 2013 private placement, the sale of such shares of Common Stock having been previously registered on the Selling Stockholder Registration Statement; and

(vi)               the resale of 15,443,100 shares of Common Stock in the aggregate issued or issuable to Aspire Capital Fund, LLC (“Aspire Capital”) pursuant to a common stock purchase agreement between the registrant and Aspire Capital, the sale of such shares of Common Stock having been previously registered on the Selling Stockholder Registration Statement.

This Registration Statement is being filed on Form S-1 because the registrant is no longer eligible to utilize a registration statement on Form S-3.

This Registration Statement, which is Post-Effective Amendment No. 1 to the Registration Statement, also constitutes Post-Effective Amendment No. 2 to the Selling Stockholder Registration Statement, and such Post-Effective Amendment No. 2 to the Selling Stockholder Registration Statement shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 18, 2015

Prospectus

ITUS CORPORATION

59,174,443 Shares of Common Stock

This prospectus relates to the primary issuance by the Company of up to 8,135,000 shares of common stock, par value $0.01 per share, of ITUS Corporation (“we,” “us,” “our,” the “Company,” or “ITUS”) and the resale of up to 51,039,443 shares of common stock held by certain selling stockholders, as follows:

•         the primary issuance by the Company of 8,135,000 shares of common stock upon exercise of common stock purchase warrants (the “RD Warrants”) issued to the investors and the placement agent in our July 2014 registered direct offering (the “Registered Direct Offering”) on Registration Statement No. 333-193869 which was declared effective on April 25, 2014 (this “Registration Statement”);

•         the resale of 500,000 shares of common stock issuable upon exercise of common stock purchase warrants issued to ZQX Advisors, LLC (“ZQX”) in connection with a consulting agreement we entered into with them in August 2009 and previously registered on this Registration Statement No. 333-188096, initially filed on Form S-1 and declared effective on June 14, 2013 and subsequently registered on Post-Effective Amendment No. 1 to Form S-1 on Form S-3 and declared effective on February 5, 2014 (the “Selling Stockholder Registration Statement”);

•         the resale of 7,898,125 shares of common stock issued or issuable upon exercise of common stock purchase warrants originally issued to 10 accredited investors in our February 2011 private placement and previously registered on the Selling Stockholder Registration Statement;

•         the resale of 8,252,895 shares of common stock issued upon conversion of $750,000 principal amount of 8% convertible debentures plus accrued interest thereon issued to five accredited investors in our September 2012 private placement and previously registered on the Selling Stockholder Registration Statement;

•         the resale of 18,945,323 shares of common stock issuable upon conversion of 8% convertible debentures plus accrued interest thereon and exercise of common stock purchase warrants originally issued to 20 accredited investors and the placement agent in our January 2013 private placement and previously registered on the Selling Stockholder Registration Statement; and

•         the resale of 15,443,100 shares of common stock in the aggregate issued or issuable to Aspire Capital Fund, LLC (“Aspire Capital”) pursuant to a common stock purchase agreement between the Company and Aspire Capital, dated April 23, 2013 (the “Stock Purchase Agreement”) and previously registered on the Selling Stockholder Registration Statement.

We will not receive any proceeds from the resale of any of the shares of common stock being registered hereby sold by the selling stockholders.  However, we may receive proceeds from the exercise of the warrants held by the selling stockholders exercised other than pursuant to any applicable cashless exercise provisions of the warrants. We will receive proceeds from our primary issuance upon exercise of the RD Warrants.

The number of shares available for re-sale under this prospectus on the date hereof may have changed since the Securities and Exchange Commission declared our Selling Stockholder Registration Statement effective on June 14, 2013. See “Selling Stockholders” beginning on page 17 for an updated list of the shares still available for sale under this prospectus to the extent that the Company is aware of any such changes.

Our common stock is quoted on the OTCQB under the symbol “ITUS.” On March 11, 2015, the last reported sale price of our common stock on the OTCQB was $0.07 per share.

The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. With regard only to the shares it sells for its own behalf, Aspire Capital is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Company is paid all of the registration expenses incurred in connection with the registration of the shares. We will not pay any of the selling commissions, brokerage fees and related expenses.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 to read about factors you should consider before investing in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2015.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

 In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended October 31, 2014 and 2013 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. You should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein before making an investment decision.

Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Business Overview

The primary operations of the Company involve the development, acquisition, licensing, and enforcement of patented technologies that are either owned or controlled by the Company.  The Company currently owns or controls 8 patented technologies. Our primary source of revenue comes from the monetization of our patented technologies, including the settlement of patent infringement lawsuits. In the fiscal quarter ended October 31, 2014, the Company entered into 22 license and/or settlement agreements, and in the fiscal year ended October 31, 2014, the Company entered into 27 license and/or settlement agreements. All of our license and/or settlement agreements have provided for one time, lump sum payments to be received by the Company

We were incorporated on November 5, 1982 under the laws of the State of Delaware.  From inception through end of fiscal year 2012, our primary operations involved licensing in connection with the development of patented technologies.  Since that date, our primary operations include the development, acquisition, licensing, and enforcement of patented technologies that are either owned or controlled by the Company or one of our wholly-owned subsidiaries.

Transactions with Selling Stockholders

August 2009 Transaction with ZQX

On August 20, 2009, we entered into an Engagement Letter with ZQX pursuant to which they were engaged to evaluate our E-Paper® electrophoretic intellectual property, which engagement was terminated by us on January 21, 2013.  In connection with this engagement, we issued to ZQX 800,000 unregistered shares of our common stock together with warrants to purchase an additional 500,000 shares of our common stock in exchange for a 19.5% ownership interest in ZQX.  Warrants to purchase 250,000 shares are exercisable at $0.37 per share and warrants to purchase the remaining 250,000 shares are exercisable at $0.555 per share. The warrants are currently exercisable and expire in August 2019.

February 2011 Private Placement

On February 8, 2011, we sold 7,000,000 shares of our common stock in a private placement to 10 accredited investors, including Denis A. Krusos, our former Chairman and Chief Executive Officer, Henry P. Herms, our Chief Financial Officer and then a director, Lewis H. Titterton, our Chairman of the Board of Directors but then a director, and George P. Larounis, a former director, at a price of $0.1786 per share, for proceeds of $1,250,000.  In conjunction with the sale of the common stock, we issued the investors warrants to purchase 7,000,000 shares of our common stock.  Each warrant grants the holder the right to purchase one share of our common stock (or 7,000,000 shares of common stock in the aggregate) at the purchase price of $0.1786 per share on or before February 8, 2016.  Certain of the investors are officers and/or directors of the Company and the warrants issued to such persons included a “cashless exercise” provision.

September 2012 Private Placement

On September 12, 2012, we completed a private placement to five accredited investors, including Lewis H. Titterton, Jr., our Chairman of the Board of Directors and then Chief Executive Officer, and Bruce Johnson, a director, pursuant to which we sold $750,000 principal amount of 8% Convertible Debentures due 2016. These debentures mature on September 12, 2016, bear interest at the rate of 8% payable quarterly and are convertible into shares of our common stock at a price per share of $0.092. We may prepay these debentures at any time without penalty upon 30 days prior notice.   In February 2013, $600,000 principal amount of these debentures were converted into 6,521,736 shares of our common stock and an additional 68,116 shares were issued in payment of accrued interest.  In April 2013, the remaining $150,000 principal amount of these debentures were converted into 1,630,434 shares of our common stock and an additional 32,609 shares were issued in payment of accrued interest.

January 2013 Private Placement

On January 25, 2013, we completed a private placement to 20 accredited investors, including Robert A. Berman, our President, Chief Executive Officer and a director, Dr. Amit Kumar, a consultant to the Company and director, and Bruce Johnson, a director, pursuant to which we sold $1,765,000 principal amount of 8% Convertible Debentures due 2015 (the “January 2013  Debentures”) at an exercise price of $0.015 per share and warrants (the “January 2013 Warrants”) to purchase 5,882,745 shares of common stock (the “January 2013 Warrant Shares”) at an exercise price of $0.30 per share.  The January 2013 Debentures mature on January 25, 2015, bear interest at the rate of 8% payable quarterly and are convertible into shares (the “January 2013 Conversion Shares”) of our common stock at a price per share of $0.15.  During June and July 2013, holders of $325,000 of principal of the January 2013 Debentures converted their holdings into an aggregate of 2,166,775 shares of common stock and an additional 20,125 shares of common stock were issued in payment of accrued interest. In April, July and October 2013, respectively, 117,864, 101,000 and 140,556 shares of our common stock were issued in payment of interest on the January 2013 Debentures.

If all of the January 2013 Debentures are converted, the Company would issue 6,667 shares of common stock for each $1,000 principal amount of the January 2013 Debentures or 11,767,255 shares of its common stock in the aggregate.  For each $1,000 principal amount of the January 2013 Debentures, the Company issued a January 2013 Warrant to purchase 3,333 shares of common stock.  Each January 2013 Warrant grants the holder the right to purchase the January 2013 Warrant Shares at the purchase price per share of $0.30 on or before January 25, 2016.  If there is not an effective registration statement covering the January 2013 Warrant Shares at the time the warrants are exercised, the January 2013 Warrants may be exercised on a cashless basis.

In connection with the January 2013 offering we paid The Benchmark Company LLC, as placement agent, a cash placement fee of $41,400 (or 6% of the aggregate purchase price from the investors they introduced to us) and issued to them warrants to purchase 276,000 shares of common stock (or 6% of the aggregate number of shares underlying the January 2013 Debentures issued to the investors they introduced to us) upon the same terms as the January 2013 Warrants issued in the offering.

April 2013 Stock Purchase Agreement with Aspire Capital

On April 23, 2013, we entered into the Stock Purchase Agreement with Aspire Capital which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10 million of shares of our common stock over the two-year term of the agreement. In consideration for entering into the Stock Purchase Agreement, concurrently with the execution of the Stock Purchase Agreement, we issued to Aspire Capital 3,500,000 shares of our common stock, or the “Commitment Shares,” with a fair value of $700,000 as a commitment fee. Upon execution of the Stock Purchase Agreement, Aspire Capital purchased 2,500,000 shares of common stock, or the “Initial Purchase Shares” on April 23, 2013 for $500,000.  During the period from July through September 2013, we sold an additional 2,880,000 shares of our common stock (the “Additional Shares”) to Aspire Capital for approximately $592,000.

For further information regarding the transactions with this selling stockholder, see “Selling Stockholders.”

Primary Issuance by the Company

Registered Direct Offering

On February 11, 2014, we filed with the Securities and Exchange Commission (the “SEC”) the Registration Statement on Form S-3. The Registration Statement was declared effective by the SEC on April 25, 2014. On July 15, 2014, we raised $4,000,000 of gross proceeds via a Registered Direct Offering of our common stock to certain investors including Lewis H. Titterton, Jr., the Chairman of our Board of Directors, Amit Kumar, a consultant to the Company and director, and Tisha Stender, our former Chief Operating Officer, off of the Registration Statement. We sold an aggregate of 16,000,000 shares of common stock and common stock purchase warrants to purchase an aggregate of 8,000,000 shares of common stock (the “Investor Warrants”). Additionally, we issued Alere Financial Partners, LLC, a division of Summer Street Research Partners, as placement agent (“Alere”), warrants to purchase 135,000 shares of common stock (or 3% of the number of shares of common stock sold in the Registered Direct Offering to investors placed by the placement agent, the “PA Warrants” and together with the Investor Warrants, the “RD Warrants”). The Registration Statement registered for sale by the Company 16,000,000 shares of common stock, 8,135,000 common stock purchase warrants representing all of the RD Warrants and 8,135,000 shares of common stock underlying the RD Warrants. As of January 29, 2015, the Company is no longer eligible to utilize the Registration Statement. Accordingly, the Company is filing this Registration Statement on Form S-1.

The RD Warrants have been exercisable since immediately after the date of issuance at an exercise price of $0.40 per share and expire five years from the date of issuance. The exercisability of the RD Warrants is limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock. The holder may elect to increase or decrease this beneficial ownership limitation to any other percentage, but not in excess of 9.9% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), provided that any such increase or decrease will not be effective until 61 days after such written notice is delivered. A holder of the RD Warrants has the right to exercise its RD Warrants on a cashless basis if the Registration Statement or prospectus contained therein is not available for the issuance of the shares of common stock issuable upon exercise thereof. Additionally, under certain circumstances, we have the right to call for cancellation all or any portion of each RD Warrant for which a notice of exercise has not yet been delivered for consideration equal to $.001 per share.

In connection with the Registered Direct Offering we paid Alere, as placement agent, a cash fee of $143,250 (or 6% of the aggregate purchase price paid by investors placed by the placement agent plus 1.5% of the aggregate purchase price paid by investors that were not placed by the placement agent) and issued to them the PA Warrants upon the same terms as the Investor Warrants.

Where You Can Find Us

Our principal executive offices are located at 12100 Wilshire Boulevard, Suite 1275, Los Angeles, CA 90025, our telephone number is (310) 484-5200, and our Internet website address is http://www.ITUScorp.com.  The information on our website is not a part of, or incorporated in, this prospectus.

The Offering

Common stock outstanding:	218,932,190 shares as of March 11, 2015
Common stock offered by selling stockholders:	51,039,443 shares
Common stock offered by the Company:	8,135,000 shares
Common stock outstanding after the offering:	246,725,999 shares[1]
Use of Proceeds:

We will not receive any proceeds from the sale of the common stock by the selling stockholders. We may receive up to an aggregate of approximately $8.9 million in additional gross proceeds from the sale of our common stock to Aspire Capital under the Stock Purchase Agreement. We may also receive proceeds upon the exercise of the warrants issued in the January 2013 and February 2011 private placements, the exercise of warrants issued to ZQX and the exercise of the RD warrants (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of such warrant will be exercised. See “Use of Proceeds.”

Quotation of common stock:	Our common stock is listed for quotation on the OTCQB market under the symbol “ITUS.”
Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock.
Risk Factors:

An investment in our company is highly speculative and involves a significant degree of risk.  See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

[1]Assumes (i) the exercise of warrants to purchase 8,135,000 shares of common stock issued in the Registered Direct Offering; (ii) the exercise of warrants to purchase 500,000 shares of common stock held by ZQX; (iii) the exercise of warrants to purchase 2,380,000 shares of common stock issued in the February 2011 Private Placement; (iv) the exercise of warrants to purchase 5,658,809 shares of common stock issued in the January 2013 Private Placement; and (v) the issuance of 11,120,000 shares of common stock to Aspire Capial.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision with regard to our securities. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Financial Condition and Operations

We have a history of losses and may incur additional losses in the future.

On a cumulative basis we have sustained substantial losses and negative cash flows from operations since our inception.   As of October 31, 2014, our accumulated deficit was approximately $144,770,000.  As of October 31, 2014, we had approximately $5,861,000 in cash and cash equivalents and short-term investments, and working capital of approximately $4,512,000. We incurred losses of approximately $9,606,000 in fiscal year 2014. We expect to continue incurring significant legal and general and administrative expenses in connection with our operations.  As a result, we anticipate that we will incur losses in the future.

We may need additional funding in the future which may not be available on acceptable terms, or at all, and, if available, may result in dilution to our stockholders.

Based on currently available information as of January 29, 2015, we believe that our existing cash, cash equivalents, short-term investments, accounts receivable and expected cash flows from patent licensing and enforcement, and other potential sources of cash flows will be sufficient to enable us to continue our business activities for at least 12 months.  However, our projections of future cash needs and cash flows may differ from actual results. If current cash on hand, cash equivalents, short term investments, accounts receivable and cash that may be generated from our business operations are insufficient to satisfy our liquidity requirements, we may seek to sell equity securities or obtain loans from various financial institutions where possible.  The sale of additional equity securities or convertible debt could result in dilution to our stockholders. Additionally, the sale of equity securities or issuance of debt securities may be subject to certain security holder approvals or may result in the downward adjustment of the exercise or conversion price of our outstanding securities. We can give no assurance that we will generate sufficient cash flows in the future (through licensing and enforcement of patents, or otherwise) to satisfy our liquidity requirements or sustain future operations, or that other sources of funding, such as sales of equity or debt, would be available or would be approved by our security holders, if needed, on favorable terms or at all.  If we cannot obtain such funding if needed or if we cannot sufficiently reduce operating expenses, we would need to curtail or cease some or all of our operations.

If we encounter unforeseen difficulties with our business or operations in the future that require us to obtain additional working capital, and we cannot obtain additional working capital on favorable terms, or at all, our business will suffer.

Our consolidated cash, cash equivalents and short-term investments on hand totaled approximately $5,861,000 and $898,000 at October 31, 2014 and 2013, respectively.  To date, we have relied primarily upon cash from the public and private sale of equity and debt securities to generate the working capital needed to finance our operations.

Although we received aggregate gross proceeds of $4,000,000 from the Registered Direct Offering that closed on July 15, 2014, we may need substantial additional capital to continue to operate our business.

We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated.  As a result, we may be required to obtain additional working capital in the future through bank credit facilities, public or private debt or equity financings, or otherwise.  Other than as disclosed in this prospectus, we have not identified other sources for additional funding and cannot be certain that additional funding will be available on acceptable terms, or at all.  If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition.  Furthermore, such lack of funds may inhibit our ability to respond to competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which would significantly harm the business and development of operations.

Failure to effectively manage our potential growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our business strategy and potential growth is expected to place a strain on managerial, operational and financial resources and systems.  Further, as our business grows, we will be required to manage multiple relationships as well as multiple patented technologies.  Any growth by us, or an increase in the number of our strategic relationships or litigation, may place additional strain on our managerial, operational and financial resources and systems.  Although we may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business and financial results will be materially harmed.

Risks Related to Patent Monetization and Patent Assertion Activities

We may not be able to monetize our patent portfolios which may have an adverse impact on our future operations.

The primary operations of the Company are patent monetization. We expect to generate revenues and related cash flows from the licensing and enforcement of patents that we currently own and from the rights to license and enforce additional patents we have obtained, and may obtain in the future, from third parties. However, we can give no assurances that we will be able to identify opportunities to exploit such patents or that such opportunities, even if identified, will generate sufficient revenues to sustain future operations.

Our revenues are unpredictable, may come from a small number of licensees, and may harm our financial condition and the market price of our stock.

In the fiscal year ended October 31, 2014, our revenue from patent assertion activities was derived from 27 license and/or settlement agreements, and a substantial portion of this revenue was derived from four of the agreements. It is likely that going forward, a substantial portion of our revenue in each reporting period may come from a small number of licensees, and that one licensee may account for a substantial portion of our revenue. As a result, our revenues may be unpredictable and may vary from period to period.

If we are unable to retain top legal counsel on a contingency basis or otherwise at a reasonable fee to represent us in patent enforcement litigation, it may adversely affect our business.

The success of our licensing business depends in part upon our ability to retain top legal counsel on a contingency fee basis or otherwise at a reasonable fee to represent us in patent infringement litigation. If our patent enforcement actions increase, it may become more difficult to find top legal counsel to handle all of our cases because many of the top law firms may have a conflict of interest that prevents their representation of us.  In addition, the terms of retention of such firms may be unacceptable to us.

We, in certain circumstances, rely on representations, warranties and opinions made by third parties that, if determined to be false or inaccurate, may expose us to certain material liabilities.

From time to time, we may rely upon the opinions of purported experts.  In certain instances, we may not have the opportunity to independently investigate and verify the facts upon which such opinions are made. By relying on these opinions, we may be exposed to liabilities in connection with the licensing and enforcement of certain patents and patent rights which could have a material adverse effect on our operating results and financial condition.

In connection with patent enforcement actions conducted by certain of our subsidiaries, a court that has ruled unfavorably against us may also impose sanctions or award attorney’s fees, exposing us and our operating subsidiaries to certain material liabilities.

In connection with any of our patent enforcement actions, it is possible that a court that has ruled against us may also impose sanctions or award attorney’s fees to defendants, exposing us or our operating subsidiaries to material liabilities, which could materially harm our operating results and our financial condition.

New legislation, regulations, rules and case-law related to obtaining patents or enforcing patents could significantly increase our operating costs and decrease our revenue.

We may obtain the rights to patents and may spend a significant amount of resources to enforce those patents. If new legislation, regulations or rules are implemented either by Congress, the United States Patent and Trademark Office (“USPTO”), or the courts, that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect our expenses and revenue. For example, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of our enforcement actions, new standards or limitations on liability for patent infringement could negatively impact our revenue derived from such enforcement actions, and potential new rules requiring that the losing party pay legal fees of the prevailing party could also significantly increase the cost of our enforcement actions.

United States patent laws were recently amended with the enactment of the Leahy-Smith America Invents Act, or the America Invents Act, which took effect on March 16, 2013. The America Invents Act includes a number of significant changes to U.S. patent law. In general, the legislation attempts to address issues surrounding the enforceability of patents and the increase in patent litigation by, among other things, establishing new procedures for patent litigation. For example, the America Invents Act changes the way that parties may be joined in patent infringement actions, increasing the likelihood that such actions will need to be brought against individual parties allegedly infringing by their respective individual actions or activities. The America Invents Act and its implementation increases the uncertainties and costs surrounding the enforcement of our patented technologies, which could have a material adverse effect on our business and financial condition.

In addition, the U.S. Department of Justice (“DOJ”) has conducted reviews of the patent system to evaluate the impact of patent assertion entities on industries in which those patents relate. It is possible that the findings and recommendations of the DOJ could impact the ability to effectively license and enforce standards-essential patents and could increase the uncertainties and costs surrounding the enforcement of any such patented technologies.

Further, in various pending litigation and appeals in the United States Federal courts, various arguments and legal theories are being advanced to potentially limit the scope of damages a patent licensing company such as the Company might be entitled to.  Any one of these pending cases could result in new legal doctrines that could make our existing or future patent portfolios less valuable or more costly to enforce.

More patent applications are filed each year resulting in longer delays in getting patents issued by the USPTO.

We hold a number of pending patents. We have identified a trend of increasing patent applications each year, which we believe is resulting in longer delays in obtaining approval of pending patent applications. The application delays could cause delays in recognizing revenue, if any, from these patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

U.S. Federal courts are becoming more crowded, and as a result, patent enforcement litigation is taking longer.

Patent enforcement actions are almost exclusively prosecuted in U.S. Federal court. Federal trial courts that hear patent enforcement actions also hear criminal cases. Criminal cases always take priority over patent enforcement actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, we believe there is a trend in increasing numbers of civil lawsuits and criminal proceedings before United States Judges, and as a result, we believe that the risk of delays in patent enforcement actions will have a significant effect on our business in the future unless this trend changes.

Any reductions in the funding of the USPTO could have an adverse impact on the cost of processing pending patent applications and the value of those pending patent applications.

Our primary asset is our patent portfolios, including pending patent applications before the USPTO. The value of our patent portfolios is dependent upon the issuance of patents in a timely manner, and any reductions in the funding of the USPTO could negatively impact the value of our assets. Further, reductions in funding from Congress could result in higher patent application filing and maintenance fees charged by the USPTO, causing an unexpected increase in our expenses.

Competition is intense in the industries in which we do business and as a result, we may not be able to grow or maintain our market share for our technologies and patents.

Our licensing business may compete with venture capital firms and various industry leaders for technology licensing opportunities.  Many of these competitors may have more financial and human resources than we do.  As we become more successful, we may find more companies entering the market for similar technology opportunities, which may reduce our market share in one or more technology industries that we currently rely upon to generate future revenue.

Our patented technologies have an uncertain market value.

Many of our patents and technologies are in the early stages of adoption in the commercial and consumer markets. Demand for some of these technologies is untested and is subject to fluctuation based upon the rate at which our licensees will adopt our patents and technologies in their products and services.

As patent enforcement litigation becomes more prevalent, it may become more difficult for us to voluntarily license our patents.

We believe that the more prevalent patent enforcement actions become, the more difficult it will be for us to voluntarily license our patents. As a result, we may need to increase the number of our patent enforcement actions to cause infringing companies to license the patent or pay damages for lost royalties. This may increase the risks associated with an investment in our company.

We may choose to further develop our patented technologies or invest in new patented technologies which are in need of development.

Early stage technologies involve a high degree of risk, and the development of early stage technologies can be capital intensive. Should we decide to further develop our patented technologies, or invest in new patented technologies, we may not have the capital necessary to continually fund the development of the technologies, and the likelihood of achieving commercial success with any early stage technology is highly speculative.

Weak global economic conditions may cause infringing parties to delay entering into licensing agreements, which could adversely affect our financial condition and operating results.

Our business plan depends significantly on economic conditions, and the United States and world economies are only beginning to emerge from weak economic conditions. Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This response could have a material negative effect on the willingness of parties infringing on our patent assets to enter into licensing or other revenue generating agreements voluntarily which could cause material harm to our business.

We are dependent upon a few key personnel and the loss of their services could adversely affect us.

Our future success to monetize our patent portfolios will depend on the efforts of our President and Chief Executive Officer, Robert A. Berman, and our Senior Vice President – Engineering, John Roop, and our strategic advisor, Dr. Amit Kumar.  While we maintain “key person” life insurance on Mr. Berman, we do not maintain such “key person” life insurance on Messrs. Roop or Dr. Kumar. The loss of the services of any such persons could have a material adverse effect on our business and operating results.

Risks Related to Our Common Stock

The availability of shares for sale in the future could reduce the market price of our common stock.

In the future, we may issue securities to raise cash for operations and acquisitions of patents and/or companies.  We have and in the future may issue securities convertible into our common stock. Any of these events may dilute stockholders' ownership interests in our company and have an adverse impact on the price of our common stock.

In addition, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock. This could also impair our ability to raise additional capital through the sale of our securities.

Any actual or anticipated sales of shares by our stockholders or by Aspire Capital Fund may cause the trading price of our common stock to decline. Additional issuances of shares to Aspire Capital may result in dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock by our stockholders including Aspire Capital, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Delaware law and our charter documents contain provisions that could discourage or prevent a potential takeover of our company that might otherwise result in our stockholders receiving a premium over the market price of their shares.

Provisions of Delaware General Corporation Law (“DGCL”) and our certificate of incorporation, as amended (the “Certificate of Incorporation”) and by-laws (“By-Laws”) could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

•         Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

•         The authorization in our Certificate of Incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

•         Provisions in our By-Laws regarding stockholders' rights to call a special meeting of stockholders limit such rights to stockholders holding together at least a majority of shares of the Company entitled to vote at the meeting, which could make it more difficult for stockholders to wage a proxy contest for control of our Board of Directors or to vote to repeal any of the anti-takeover provisions contained in our Certificate of Incorporation and By-Laws.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

We may fail to meet market expectations because of fluctuations in quarterly operating results, which could cause the price of our common stock to decline.

Our reported revenues and operating results have fluctuated in the past and may continue to fluctuate significantly from quarter to quarter in the future. It is possible that in future periods, revenues could fall below the expectations of securities analysts or investors, which could cause the market price of our common stock to decline. The following are among the factors that could cause our operating results to fluctuate significantly from period to period:

•         the dollar amount of agreements executed in each period, which is primarily driven by the nature and characteristics of the technology being licensed and/or the magnitude of infringement associated with a specific licensee;

•         the specific terms and conditions of agreements executed in each period and/or the periods of infringement contemplated by the respective payments;

•         fluctuations in the total number of agreements executed;

•         fluctuations in the sales results or other royalty-per-unit activities of our licensees that impact the calculation of license fees due;

•         the timing of the receipt of periodic license fee payments and/or reports from licensees;

•         fluctuations in the net number of active licensees period to period;

•         costs related to acquisitions, alliances, licenses and other efforts to expand our operations;

•         the timing of payments under the terms of any customer or license agreements into which we may enter;

•         expenses related to, and the timing and results of, patent filings and other enforcement proceedings relating to intellectual property rights, as more fully described in this section; and

•         the outcome of any of our patent infringement lawsuits.

Technology company stock prices are especially volatile, and this volatility may depress the price of our common stock.

The stock market has experienced significant price and volume fluctuations, and the market prices of technology companies have been highly volatile. We believe that various factors may cause the market price of our common stock to fluctuate, perhaps substantially, including, among others, the following:

•         announcements of developments in our patent enforcement actions;

•         developments or disputes concerning our patents;

•         our or our competitors' technological innovations;

•         developments in relationships with licensees;

•         variations in our quarterly operating results;

•         our failure to meet or exceed securities analysts' expectations of our financial results;

•         a change in financial estimates or securities analysts' recommendations;

•         changes in management's or securities analysts' estimates of our financial performance;

•         changes in market valuations of similar companies;

•         the current sovereign debt crises affecting several countries in the European Union and concerns about sovereign debt of the United States;

•         announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or patents; and

•         the timing of or our failure to complete significant transactions.

In addition, we believe that fluctuations in our stock price during applicable periods can also be impacted by court rulings and/or other developments in our patent licensing and enforcement actions. Court rulings in patent enforcement actions are often difficult to understand, even when favorable or neutral to the value of our patents and our overall business, and we believe that investors in the market may overreact, causing fluctuations in our stock prices that may not accurately reflect the impact of court rulings on our business operations and assets.

In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If our common stock was the object of securities class action litigation, it could result in substantial costs and a diversion of management's attention and resources, which could materially harm our business and financial results.

Our common stock is subject to the SEC’s penny stock rules which may make our shares more difficult to sell.

Our common stock fits the definition of a penny stock and therefore is subject to the rules adopted by the SEC regulating broker-dealer practices in connection with transactions in penny stocks.  The SEC rules may have the effect of reducing trading activity in our common stock making it more difficult for investors to sell their shares.  The SEC’s rules require a broker or dealer proposing to effect a transaction in a penny stock to deliver the customer a risk disclosure document that provides certain information prescribed by the SEC, including, but not limited to, the nature and level of risks in the penny stock market.  The broker or dealer must also disclose the aggregate amount of any compensation received or receivable by him in connection with such transaction prior to consummating the transaction.  In addition, the SEC’s rules also require a broker or dealer to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction before completion of the transaction.  The existence of the SEC’s rules may result in a lower trading volume of our common stock and lower trading prices.

We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.

The securities issued in our private placements and Registered Direct Offering may dilute your percentage ownership interest and may also result in downward pressure on the price of our common stock.

In connection with our private placements in February 2011, January 2013 and November 2013 and our Registered Direct Offering in July 2014, we have outstanding shares of preferred stock (following the conversion of the Debenture issued in November 2013) and warrants which are convertible into or exercisable for an aggregate of 25,623,281 shares of our common stock, at prices ranging from $0.1786 to $0.40 per share.  In addition, as we are required to register these shares for resale by the holders, it is possible that a significant number of shares could be sold at the same time.  Because the market for our common stock is thinly traded, the sales and/or the perception that those sales may occur, could adversely affect the market price of our common stock.  Furthermore, the mere existence of a significant number of shares of common stock issuable upon conversion of the debentures or the exercise of warrants may be perceived by the market as having a potential dilutive effect, which could lead to a decrease in the price of our common stock.

We are registering an aggregate of 59,174,443 shares of common stock that may be issued under the Stock Purchase Agreement and the transaction with ZQX or were previously issued or are issuable upon exercise or conversion of the debentures and warrants issued in our February 2011, September 2012 and January 2013 private placements and the Registered Direct Offering. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 59,174,443 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Stock Purchase Agreement and the registration obligations of our prior private placements, the Registered Direct Offering or other transactions. Notwithstanding ownership limitations in such agreements, the 59,174,443 shares represent approximately 21.3% of our shares of common stock outstanding immediately after issuance of all 59,174,443 shares pursuant to the Stock Purchase Agreement and the conversion and exercise of the debentures and warrants issued in our February 2011, September 2012 and January 2013 private placements and the Registered Direct Offering at the time the registration statement is filed.

The sale of our common stock to Aspire Capital may cause substantial dilution to our existing stockholders and the sale, actual or anticipated, of the shares of common stock acquired by Aspire Capital could cause the price of our common stock to decline.

We have the right to sell up to $10 million of our shares of common stock to Aspire Capital, including the 5,380,000 shares sold to Aspire Capital since April 23, 2013, and have issued 3,500,000 shares to Aspire Capital as a commitment fee. We were obligated to register these shares with the SEC. The registration statement declared effective by the SEC on June 19, 2013 (post-effective amendment no. 1 of the registration statement updating the registration statement was declared effective on February 5, 2014) registered 20,000,000 shares for issuance and sale to Aspire Capital under the Purchase Agreement (4,556,900 of such shares have since been sold).  It is anticipated that these shares will be sold by Aspire Capital pursuant to a registration statement or sold in reliance on an exemption from registration in Rule 144 of the Securities Act.

Any actual or anticipated sales of shares by Aspire Capital may cause the trading price of our common stock to decline. Additional issuances of shares to Aspire Capital may result in dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of sales of our shares to Aspire Capital, and the purchase agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

We may not have access to the full amount available under the Stock Purchase Agreement with Aspire Capital.

In order for us to receive the full $10 million proceeds under the Stock Purchase Agreement it is unlikely that the 20,000,000 shares that have been registered will be sufficient.  Accordingly, our ability to have access to the full amount under that certain common Stock Purchase Agreement with Aspire Capital will likely be subject to our ability to prepare and file one or more additional registration statements registering the resale of additional shares. These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Aspire Capital under the Stock Purchase Agreement.

Raising funds by issuing equity or debt securities could dilute the value of the common stock and impose restrictions on our working capital.

If we were to raise additional capital by issuing equity securities, including sales of shares of common stock to Aspire Capital, the value of the then outstanding common stock would be reduced, unless the additional equity securities were issued at a price equal to or greater than the market value of the common stock at the time of issuance of the new securities. If the additional equity securities were issued at a per share price less than the per share value of the outstanding shares, then all of the outstanding shares would suffer a dilution in value with the issuance of such additional shares. Further, the issuance of debt securities in order to obtain additional funds may impose restrictions on our operations and may impair our working capital as we service any such debt obligations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders.  However, we may receive up to $10 million in gross proceeds from the sale of our common stock to Aspire Capital (including the $500,000 we already received upon Aspire Capital’s purchase of 2,500,000 shares of our common stock on April 23, 2013 and an additional $592,000 from the sale of shares sold to Aspire Capital after such date).  We may also receive proceeds from the sale of securities upon the exercise of the warrants issued in the January 2013 and February 2011 private placements and the Registered Direct Offering and the exercise of warrants issued to ZQX (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder).

Any net proceeds we receive will be used for general corporate and working capital or other purposes that the Board of Directors deems to be in the best interest of the Company.  As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds we may receive.  Accordingly, we will retain broad discretion over the use of these proceeds, if any.

DIVIDEND POLICY

We have not declared any dividends and do not anticipate that we will declare dividends in the foreseeable future; rather, we intend to retain any future earnings for the development of the business. Payment of future cash dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, outstanding indebtedness and plans for expansion and restrictions imposed by lenders, if any.

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer common stock at the prevailing market prices or privately negotiated price.

The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

SELLING STOCKHOLDERS

August 2009 Transaction with ZQX

On August 20, 2009, we entered into an Engagement Letter with ZQX pursuant to which they were engaged to evaluate our E-Paper® electrophoretic intellectual property, which engagement was terminated by us on January 21, 2013.  In connection with this engagement, we issued to ZQX 800,000 unregistered shares of our common stock together with warrants to purchase an additional 500,000 shares of our common stock in exchange for a 19.5% ownership interest in ZQX.  Warrants to purchase 250,000 shares are exercisable at $0.37 per share and warrants to purchase the remaining 250,000 shares are exercisable at $0.555 per share. The warrants are currently exercisable and expire in August 2019.

February 2011 Private Placement

On February 8, 2011, we sold 7,000,000 shares of our common stock in a private placement to 10 accredited investors, including Denis A. Krusos, our former Chairman and Chief Executive Officer, Henry P. Herms, our Chief Financial Officer and then a director, Lewis H. Titterton, our Chairman of the Board of Directors but then a director, and George P. Larounis, a former director, at a price of $0.1786 per share, for proceeds of $1,250,000.  In conjunction with the sale of the common stock, we issued the investors warrants to purchase 7,000,000 shares of our common stock.  Each warrant grants the holder the right to purchase one share of our common stock (or 7,000,000 shares of common stock in the aggregate) at the purchase price of $0.1786 per share on or before February 8, 2016.  Certain of the investors are officers and/or directors of the Company and the warrants issued to such persons included a “cashless exercise” provision.

On May 29, 2013, the Company offered the holders of the warrants issued in our February 2011 private placement the opportunity to exercise the warrants at a reduced exercise price of $0.16 per share (payable in cash) during the period ended July 15, 2013.   In connection therewith, Lewis H. Titterton, Jr., the Chairman of the Board of Directors, Bruce Johnson, a director, and Henry P. Herms, the Chief Financial Officer and then a director, exercised warrants to purchase 1,400,000, 700,000 and 280,000 shares of our common stock and we received gross proceeds of $380,800.  On June 17 2013, Mr. Krusos, our former Chief Executive Officer, exercised the warrants previously issued to him in our February 2011 private placement on a “cashless” basis and received 547,493 shares of our common stock.

September 2012 Private Placement

On September 12, 2012, we completed a private placement to five accredited investors, including Lewis H. Titterton, Jr., our Chairman of the Board of Directors and then Chief Executive Officer, and Bruce Johnson, a director, pursuant to which we sold $750,000 principal amount of 8% Convertible Debentures due 2016. These debentures mature on September 12, 2016, bear interest at the rate of 8% payable quarterly and are convertible into shares of our common stock at a price per share of $0.092. We may prepay these debentures at any time without penalty upon 30 days prior notice.   In February 2013, $600,000 principal amount of these debentures were converted into 6,521,736 shares of our common stock and an additional 68,116 shares were issued in payment of accrued interest.  In April 2013, the remaining $150,000 principal amount of these debentures were converted into 1,630,434 shares of our common stock and an additional 32,609 shares were issued in payment of accrued interest.

January 2013 Private Placement

On January 25, 2013, we completed a private placement to 20 accredited investors, including Robert A. Berman, our President, Chief Executive Officer and a director, Dr. Amit Kumar, a consultant to the Company and director, and Bruce Johnson, a director, pursuant to which we sold $1,765,000 principal amount of 8% Convertible Debentures due 2015 at an exercise price of $0.015 per share and warrants to purchase 5,882,745 shares of common stock at an exercise price of $0.30 per share.  The January 2013 Debentures mature on January 25, 2015, bear interest at the rate of 8% payable quarterly and are convertible into shares of our common stock at a price per share of $0.15. The Company may prepay the January 2013 Debentures at any time without penalty upon 30 days prior notice, but only if the sales price of the common stock on the principal market on which the common stock is primarily listed and quoted for trading is at least $0.30 for 20 trading days in any 30-day trading period ending no more than 15 days before the Company’s prepayment notice. During June and July 2013, holders of $325,000 of principal of the January 2013 Debentures converted their holdings into an aggregate of 2,166,775 shares of common stock and an additional 20,125 shares of common stock were issued in payment of accrued interest. In April, July and October 2013, respectively, 117,864, 101,000 and 140,556 shares of our common stock were issued in payment of interest on the January 2013 Debentures.

The January 2013 Debentures contain full ratchet anti-dilution protection which means, that, subject to certain exceptions, if the Company sells shares of common stock (or securities convertible or exchangeable into common stock) at an effective price of less than $0.15 per share of common stock, the conversion price of the January 2013 Debentures will be reduce to such lower effective sales price. The January 2013 Debentures also provide for events of default which, if any of them occurs, would permit the principal of and accrued interest on the January 2013 Debentures to become or to be declared due and payable, unless the event of default has been cured or the holder of the January 2013 Debenture has waived in writing the event of default.  If all of the January 2013 Debentures are converted, the Company would issue 6,667 shares of common stock for each $1,000 principal amount of the January 2013 Debentures or 11,767,255 shares of its common stock in the aggregate.  For each $1,000 principal amount of the January 2013 Debentures, the Company issued a January 2013 Warrant to purchase 3,333 shares of common stock.  Each January 2013 Warrant grants the holder the right to purchase the January 2013 Warrant Shares at the purchase price per share of $0.30 on or before January 25, 2016. If there is not an effective registration statement covering the January 2013 Warrant Shares at the time the warrants are exercised, the January 2013 Warrants may be exercised on a cashless basis.

Pursuant to the January 2013 Debentures and January 2013 Warrants, no Investor may convert or exercise such Investor’s January 2013 Debenture or January 2013 Warrant if such conversion or exercise would result in the Investor beneficially owning in excess of 4.99% of our then issued and outstanding common stock. A holder may, however, increase this limitation (but in no event exceed 9.99% of the number of shares of common stock issued and outstanding) by providing the Company with 61 days’ notice that such holder wishes to increase this limitation.

In connection with this offering, the Company granted each Investor registration rights with respect to the January 2013 Conversion Shares and the January 2013 Warrant Shares. The Company was obligated to use its reasonable best efforts to cause a registration statement registering for resale the January 2013 Conversion Shares and the January 2013 Warrant Shares to be filed no later than 90 days from January 25, 2013 and to be declared effective no later than 180 days from January 25, 2013. The registration statement, of which this prospectus forms a part, was declared effective by the SEC on June 19, 2013. The Company is required to use it reasonable best efforts to keep this registration statement effective until the January 2013 Conversion Shares and the January 2013 Warrant Shares can be sold under Rule 144 of the Securities Act or such earlier date when all January 2013 Conversion Shares and the January 2013 Warrant Shares have been sold publicly; provided, however, the Company shall not be required to keep this registration statement effective for more than three years from January 25, 2013.

In connection with the January 2013 offering we paid The Benchmark Company LLC, as placement agent, a cash placement fee of $41,400 (or 6% of the aggregate purchase price from the investors they introduced to us) and issued to them warrants to purchase 276,000 shares of common stock (or 6% of the aggregate number of shares underlying the January 2013 Debentures issued to the investors they introduced to us) upon the same terms as the January 2013 Warrants issued in the offering.

April 2013 Stock Purchase Agreement with Aspire Capital

On April 23, 2013, we entered into the Stock Purchase Agreement, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10 million of shares of our common stock over the two-year term of the Stock Purchase Agreement. In consideration for entering into the Stock Purchase Agreement, concurrently with the execution of the Stock Purchase Agreement, we issued to Aspire Capital the Commitment Shares and Aspire Capital purchased the Initial Purchase Shares. Concurrently with entering into the Stock Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements, as permissible and necessary to register under the Securities Act, to register the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the Stock Purchase Agreement. In consideration for entering into the Stock Purchase Agreement, concurrently with the execution of the Stock Purchase Agreement, we issued to Aspire Capital 3,500,000 shares of our common stock, or the “Commitment Shares,” with a fair value of $700,000 as a commitment fee. Upon execution of the Stock Purchase Agreement, Aspire Capital purchased 2,500,000 shares on April 23, 2013 for $500,000, or the “Initial Purchase Shares.”  During the period from July through September 2013, we sold an additional 2,880,000 shares of our common stock to Aspire Capital for approximately $592,000.

As of March 11, 2015, there were 218,932,190  shares of our common stock outstanding, (198,469,384 shares held by non-affiliates),  including the Initial Purchase Shares, the Commitment Shares and the Additional Shares, but excluding the additional 11,120,000 shares offered pursuant to this prospectus that may be sold to Aspire Capital pursuant to the Stock Purchase Agreement. If Aspire Capital sells all of the 20,000,000 shares of our common stock that have been registered for resale (4,556,900 shares of which have already been sold), such shares would represent approximately 8.7% of the total common stock outstanding or approximately 9.5% of the non-affiliate shares of common stock outstanding as of March 11, 2015. The number of shares of our common stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Stock Purchase Agreement.

Pursuant to the Stock Purchase Agreement and the Registration Rights Agreement, we have registered under the Securities Act 20,000,000 shares of our common stock, which includes the Commitment Shares and the Initial Purchase Shares that have already been issued to Aspire Capital, as well as an additional 11,120,000 shares of common stock that we may issue to Aspire Capital. Aspire Capital has sold 4,556,900 shares of common stock and 15,443,100 shares of common stock are being offered pursuant to this prospectus.

Under the Stock Purchase Agreement, we have two ways we can elect to sell shares of common stock to Aspire Capital on any business day we select: (1) through a regular purchase of up to 200,000 shares (but not to exceed $200,000) at a known price based on the market price of our common stock prior to the time of each sale, and (2)  VWAP purchase of a number of shares up to 30% of the volume traded on the purchase date at a price equal to the lesser of (i) the closing sale price on the purchase date or (ii) 95% of the next business day’s VWAP.  The Company can only require a VWAP purchase if the closing sale price for our common stock on the notice day for the VWAP purchase is higher than $0.50 and the Company has also submitted a regular purchase on the notice date for the VWAP purchase.  The VWAP purchase requirement that the closing sales price exceed $0.50 per share shall not be subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

On June 19, 2013, all of the conditions to commencement under the Stock Purchase Agreement were met. Therefore, on any business day on which the closing sale price of our common stock equals or exceeds $0.15 per share, over the two-year term of the Stock Purchase Agreement, we have the right, in our sole discretion, to present Aspire Capital with a Purchase Notice directing Aspire Capital (as principal) to purchase up to 200,000 shares of our common stock per business day, up to $9,500,000 of our common stock in the aggregate at a Purchase Price calculated by reference to the prevailing market price of our common stock over a preceding 12 business day period (as more specifically described below); however, no sale pursuant to a Purchase Notice may exceed $200,000 per business day.  The applicable purchase price will be determined prior to delivery of any purchase notice.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital in an amount equal to 200,000 shares and the closing sale price of our common stock exceeds $0.50 per share, we also have the right, in our sole discretion, to present Aspire Capital with a VWAP Purchase Notice directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on the OTCQB on the purchase date, subject to the VWAP Purchase Share Volume Maximum and the VWAP Minimum Price Threshold.  The VWAP Purchase Price is calculated by reference to the prevailing market price of our common stock (as more specifically described below).

The Stock Purchase Agreement provides that in no event will any shares of common stock be sold at a Purchase Price less than $0.15, or the “Floor Price.” This Floor Price shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction up to a maximum price of $0.50.

There are no trading volume requirements or restrictions under the Stock Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Stock Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Stock Purchase Agreement. The Stock Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us. The rights and obligations of Aspire Capital under the Stock Purchase Agreement are not assignable or transferable.

Purchase of Shares under the Stock Purchase Agreement

Under the Stock Purchase Agreement, on any trading day selected by us on which the closing price of our common stock is not less than $0.15 per share, we may direct Aspire Capital to purchase up to 200,000 shares of our common stock per trading day so long as sales pursuant to such Purchase Notice do not exceed $200,000 per trading day. The Purchase Price of such shares is equal to the lesser of:

•          the lowest sale price of our common stock on the purchase date; or

•          the arithmetic average of the three lowest closing sale prices for our common stock during the twelve consecutive trading days ending on the trading day immediately preceding the purchase date.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital in an amount equal to 200,000 shares and the closing sale price of our common stock exceeds $0.50 per share, we also have the right to direct Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on the OTCQB on the purchase date, subject to the VWAP Purchase Share Volume Maximum and the VWAP Minimum Price Threshold, which is equal to the greater of (a) 90% of the closing price on the OTCQB on the business day immediately preceding the VWAP Purchase Date or (b) such higher price as set forth by the Company in the VWAP Purchase Notice.  The VWAP Purchase Price of such shares is the lower of:

•         the closing sale price on the VWAP Purchase Date; or

•         95% of the volume-weighted average price for our common stock traded on the OTCQB during normal trading hours:

o    on the VWAP Purchase Date, if the aggregate shares traded on the OTCQB have not exceeded the VWAP Purchase Share Volume Maximum; or

o    the portion of the VWAP Purchase Date until such time as the sooner to occur of (i) the time at which the aggregate shares traded on the OTCQB has exceeded the VWAP Purchase Share Volume Maximum or (ii) the time at which the sale price of the common stock falls below the VWAP Minimum Price Threshold.

We may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

Minimum Share Price

Under the Purchase Agreement, the Company and Aspire Capital may not effect any sales of shares of our common stock on any trading day that the closing sale price of our common stock is less than $0.15 per share, which shall be appropriately adjusted as described above up to a maximum amount of $0.50 per share.

Beneficial Ownership Limitation

Under the Purchase Agreement, we and Aspire Capital may not effect any sales of shares of our common stock if such shares proposed to be issued and sold, when aggregated with all other shares of our common stock beneficially owned by Aspire Capital and its affiliates, would result in the beneficial ownership by Aspire Capital and its affiliates of more than 19.99% of our then issued and outstanding shares of common stock.

Events of Default

Generally, Aspire Capital may terminate the Purchase Agreement upon the occurrence of any of the following events of default:

•         the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement between us and Aspire Capital lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Aspire Capital for sale of our shares of common stock, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement; provided, however, that in connection with any post-effective amendment to such registration statement that is required to be declared effective by the SEC, such lapse or unavailability may continue for a period of no more than twenty consecutive business days, which such period shall be extended for an additional twenty business days if we receive a comment letter from the SEC in connection therewith;

•         the suspension from trading or failure of our common stock to be listed on a Principal Market (as defined in the Stock Purchase Agreement) for a period of three (3) consecutive business days;

•         the delisting of the common stock from the Principal Market (which is currently the OTCQB), provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the NYSE MKT, or the OTCQB or OTCQX market places of the OTC markets;

•         our transfer agent’s failure to issue to Aspire Capital shares of our common stock which Aspire Capital is entitled to receive under the Stock Purchase Agreement within five (5) business days after an applicable purchase date;

•         any breach by us of the representations, warranties, covenants or other term or condition contained in the Stock Purchase Agreement or any related agreements that would reasonably be expected to have a material adverse effect except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five business days;

•         if we become insolvent or are generally unable to pay our debts as they become due; or

•         any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Our Termination Rights

The Stock Purchase Agreement may be terminated by us at any time, at our discretion, without any cost to us.

No Short-Selling or Hedging by Aspire Capital

Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging, which establishes a net short position with respect to our common stock during any time prior to the termination of the Stock Purchase Agreement.

Effect of Performance of the Stock Purchase Agreement on Our Stockholders

Except as described above, the Stock Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the 20,000,000 shares that have been registered for resale. It is anticipated that shares registered in this offering will be sold over a period of up to approximately two years from the date we entered into the Stock Purchase Agreement. The sale by Aspire Capital of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline or to be highly volatile. Sales to Aspire Capital by us pursuant to the Stock Purchase Agreement also may result in dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of sales of our shares to Aspire Capital, and the Stock Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

Amount of Potential Proceeds to be Received under the Stock Purchase Agreement

In connection with entering into the Stock Purchase Agreement, we authorized the sale to Aspire Capital of up to $10 million of shares of our common stock. However, we estimate that we will sell no more than 20,000,000 shares to Aspire Capital under the Stock Purchase Agreement (inclusive of the Commitment Shares and Initial Purchase Shares), all of which have been registered for resale.  The number of shares ultimately offered for sale by Aspire Capital in this offering is dependent upon the number of shares purchased by Aspire Capital under the Stock Purchase Agreement.  The following table sets forth the number and percentage of outstanding shares to be held by Aspire Capital after giving effect to the sale of shares of common stock issued to Aspire Capital that have been registered for resale at varying purchase prices in addition to the Initial Purchase Shares, the Commitment Shares and the Additional Shares.

Assumed Average Purchase Price of the Additional Shares Sold Under the Stock Purchase Agreement	Number of Additional Shares to be Sold (1)	Percentage of Outstanding Shares After Giving Effect to the Aspire Capital Transaction (2)	Proceeds from the Sale of Shares to Aspire Capital Under the Stock Purchase Agreement
$0.15	11,120,000	5.0%	$1,668,000
$0.25	11,120,000	5.0%	$2,780,000
$0.35	11,120,000	5.0%	$3,892,000
$0.45	11,120,000	5.0%	$5,004,000
$0.55	11,120,000	5.0%	$6,116,000

(1)           Based on total aggregate sales of the lesser of (a) $10 million of shares of common stock and (b) the 11,120,000 additional Purchase Shares registered herein.Excludes the Commitment Shares, the Initial Purchase Shares and the Additional Shares.

(2)           The denominator is based on 210,467,530 shares outstanding on January 24, 2014, plus the number of shares set forth in the adjacent column which we would have sold to Aspire Capital at the assumed price in the first column. The numerator is based on the number of shares which we would have sold under the Stock Purchase Agreement at the corresponding assumed purchase price set forth in the first column and assuming a maximum of $10 million of shares are sold to Aspire Capital.

Selling Stockholder Table

The following table sets forth certain information as of March 11, 2015 regarding the selling stockholders and the shares offered by them in this prospectus. In computing the number of shares beneficially owned by a person and the percentage ownership of that person in the table below, securities that are currently convertible or exercisable into shares of our common stock that are being offered in this prospectus, or convertible or exercisable into shares of our common stock within 60 days of the date hereof that are being offered in this prospectus are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of ownership of each selling stockholder in the following table is based upon 218,932,190 shares of common stock outstanding as of March 11, 2015 plus shares the selling stockholders will receive upon exercise of warrants or conversion of debt which are being offered in this offering.

Except as set forth below, no selling stockholder has held a position as an officer or director of the Company, nor has any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The common stock being offered is being registered to permit secondary trading of the shares and the selling stockholders may offer all or part of the common stock owned for resale from time to time.  Except as set forth below, none of the selling stockholders have any family relationships with our officers, directors or controlling stockholders. Furthermore, none of the selling stockholders are a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling stockholder” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholder named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholder who is able to use this prospectus to resell the securities registered hereby.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (30)	Number of Shares of Common Stock Owned After Offering Assuming All Shares are Sold (33)	Percentage of Common Stock Owned After Offering Assuming All Shares are Sold (33)

Amit Kumar (1)	15,947,679	1,042,991	14,931,688	6.39%
Anne Rotondo (2)	710,000	280,000	430,000	*
Anthony R. Campbell (3)	1,042,991	1,042,991	-	-
Benjamin Bowen (4)	7,100	7,100	-	-
Braden Carlsson (4)	20,102	20,102	-	-
Bruce F. Johnson (5)	8,675,615	4,087,454	4,588,161	2.08%
Christopher Titterton (6)	258,451	268,997	-	-
Christopher Uzpen (7)	155,071	161,399	-	-
David W. Richards (8)	2,347,463	2,347,463	-	-
George P. Larounis (9)	1,260,000	280,000	980,000	*
Henry P. Herms (10)	1,546,178	478,125	1,068,053	*
Jamil Aboumeri (4)	7,100	7,100	-	-
Jeffery Titterton (11)	618,351	268,997	359,900	*
Jeffrey A. Blomberg (12)	253,221	253,221	-	-
John Borer (4)	7,100	7,100	-	-
John N. Hatsopoulos (13)	2,157,608	2,151,980	90,000	*
Jordan Lupu (14)	253,575	253,575	-	-
Leo C. Saenger, Jr. (15)	2,256,647	1,663,043	593,604	*
Leon Frenkel (16)	516,902	537,995	-	-
Lewis H. Titterton, Jr. (17)	14,620,698	4,447,463	10,173,235	4.56%
Michael N. Emmerman (18)	2,027,144	2,027,144	-	-
Peri D. Krusos (19)	560,000	560,000	-	-
Richard H. Morrison (20)	2,067,608	2,151,980	-	-
Robert Berman (21)	14,896,988	521,495	14,375,493	6.16%
Robert H. Castilini (22)	2,914,072	1,613,985	1,363,366	*
Robert J. Gallivan, Jr. (23)	566,902	537,995	50,000	*
Robert H. McDonald (24)	3,766,268	700,000	3,066,268	1.40%
Steven Lau (25)	506,442	506,442	-	-
Sunny H. Wong (26)	253,169	253,169	-	-
The Benchmark Company LLC (4)	138,007	138,007	-	-
Thomas S. Howland (27)	850,653	806,992	75,300	*
Todd Hackett (28)	6,907,767	3,423,453	3,526,500	1.60%
Thomas M. Tann III (31)	2,927,904	2,151,980	860,296	*
William Odenthal (4)	96,605	96,605	-	-
ZQX Advisors, LLC (29)	680,150	500,000	180,150	*
Aspire Capital (32)	4,323,100	15,443,100	-	-

___________________________

* Less than 1%.

(1)        Consists of 1,389,691 shares owned directly by Dr. Kumar, 14,201,688 shares that Dr. Kumar has the right to acquire within 60 days pursuant to his option agreements with the Company, and 383,300 shares that he has the right to acquire upon exercise of warrants purchased by him in the January 2013 private placement and in the July 2014 registered direct offering.  The number of shares owned prior to the offering includes 666,700 shares acquired upon conversion of debentures purchased by him in the January 2013 private placement, 42,991 shares issued in payment of interest on the debentures.  See “January 2013 Private Placement” above in this section. Dr. Kumar is a director and strategic advisor of the Company.

(2)        Consists of 430,000 shares that Ms. Rotondo has the right to acquire within 60 days upon exercise of options granted pursuant to the 2003 Share Incentive Plan and/or the 2010 Share Incentive Plan and 280,000 shares that Ms. Rotondo has the right to acquire within 60 days upon exercise of warrants purchased by her in the February 2011 private placement.

(3)        Consists of 1,042,991 shares owned directly by Mr. Campbell.   The number of shares owned prior to the offering includes 1,000,000 shares that he acquired upon conversion of the debentures and exercise of the warrants issued in our January 2013 private placement.  The number of shares owned prior to the offering also includes 42,991 shares issued in payment of interest on the debentures.   See “January 2013 Private Placement” above in this section.

(4)        Consists of shares issuable upon exercise of the warrants issued to The Benchmark Company LLC, as placement agent, or its designees.  See “January 2013 Private Placement” above in this section.

(5)        Consists of 7,547,315 shares owned directly by Mr. Johnson, 795,000 shares that Mr. Johnson has the right to acquire within 60 days pursuant to his option agreements with the Company, 333,300 shares Mr. Johnson has the right to acquire within 60 days upon exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 666,700 shares acquired upon conversion of debentures purchased by him in the January 2013 private placement and 39,991 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes (a) 1,647,463 shares that were acquired by Mr. Johnson upon conversion of the debentures issued in our September 2012 private placement (see “September 2012 Private Placement” above in this section) and (b) 700,000 shares that were acquired by Mr. Johnson in our February 2011 private placement and 700,000 shares that he acquired upon exercise of warrants purchased by him in our February 2011 private placement (see  “February 2011 Private Placement” above in this section). Mr. Johnson is a director of the Company.

(6)        Consists of 8,451 shares owned directly by Mr. Christopher Titterton and 250,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 8,451 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 10,546 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.  Mr. Christopher Titterton is the grown son of Mr. Lewis H. Titterton, Jr.

(7)        Consists of 5,071 shares owned directly by Mr. Uzpen and 150,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 5,071 shares issued in payment of interest on the debentures.  The number of shares that maybe sold pursuant to this prospectus also includes 6,328 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(8)        Consists of 1,647,463 shares owns directly by Mr. Richards and 700,000 shares he has the right to acquire within 60 days upon exercise of warrants purchased by him in the February 2011 private placement.  The number of shares that maybe sold pursuant to this prospectus also includes 1,647,463 shares that were acquired by Mr. Richards upon conversion of the debentures issued in our September 2012 private placement. See “September 2012 Private Placement” above in this section.

(9)        Consists of 320,000 shares owned directly by Mr. Larounis, 660,000 shares that he has the right to acquire within 60 days upon exercise of options granted pursuant to the 2003 share Incentive Plan and/or the 2010 Share Incentive Plan and 280,000 shares he has the right to acquire within 60 days upon exercise of warrants purchased by him in the February 2011 private placement.

(10)    Consists of 553,125 shares owned directly by Mr. Herms and 993,053 shares that he has the right to acquire within 60 days upon exercise of options granted pursuant to the 2003 share Incentive Plan and/or the 2010 Share Incentive Plan. The number of shares that maybe sold pursuant to this prospectus includes 198,125 shares that were acquired by Mr. Herms in our February 2011 private placement and 280,000 shares that he acquired upon exercise of warrants purchased by him in our February 2011 private placement (see  “February 2011 Private Placement” above in this section). Mr. Herms is the Chief Financial Officer and Vice President-Finance of the Company.

(11)    Consists of 368,351 shares owned directly by Mr. Jeffrey Titterton and 250,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 8,451 shares issued in payment of interest on the debentures.  The number of shares that maybe sold pursuant to this prospectus also includes 10,546 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.  Mr. Jeffrey Titterton is the grown son of Mr. Lewis H. Titterton, Jr. Mr. Titterton is the Chairman of the Board of Directors.

(12)    Consists of 169,896 shares owned directly by Mr. Blomberg and 83,325 shares that he has the right to acquire within 60 days upon exercise of warrants purchased by him in the January 2013 private placement. The number of shares owned prior to the offering also includes 3,221 shares issued in payment of interest on the debentures purchased by him in the January 2013 private placement. The number of shares that maybe sold pursuant to this prospectus also includes 166,675 shares that were acquired by Mr. Blomberg upon conversion of the debentures issued in our January 2013 private placement. See “January 2013 Private Placement” above in this section.

(13)   Consists of 157,608 shares owned directly by Mr. Hatsopoulos and 2,000,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 67,608 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 84,372 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(14)    Consists of 170,250 shares owned directly by Mr. Lupu and 83,325 shares that he has the right to acquire within 60 days upon exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 3,575 shares issued in payment of interest on the debentures purchased by him in the January 2013 private placement.  The number of shares that may be sold pursuant to this prospectus also includes 166,675 shares that were acquired by Mr. Lupu upon conversion of the debentures issued in our January 2013 private placement.  See “January 2013 Private Placement” above in this section.

(15)    Consists of 2,256,647 shares owned directly by Mr. Saenger.  The number of shares that may be sold pursuant to this prospectus consists of the 1,663,043 shares that were acquired by Mr. Saenger upon conversion of the debentures issued in our September 2012 private placement. See “September 2012 Private Placement” above in this section.

(16)    Consists of 16,902 shares owned by Periscope Partners L.P. and 500,000 shares that it has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by it in the January 2013 private placement.  The number of shares owned prior to the offering also includes 16,902 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 21,093 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.  Mr. Frenkel is the general partner of Periscope Partners L.P. and has shared voting and investment power with respect to the shares owned by Periscope Partners L.P.  Mr. Frenkel disclaims beneficial ownership except to the extent of his pecuniary interest.

(17)    Consists of 10,444,025 shares owned directly by Mr. Lewis H. Titterton, Jr., 4,126,673 shares that Mr. Titterton has the right to acquire within 60 days pursuant to his option agreements with the Company and 50,000 shares that Mr. Titterton has the right to acquire upon exercise of warrants purchased by Mr. Titterton in the July 2014 registered direct offering.  The number of shares that maybe sold pursuant to this prospectus also includes (a) 1,647,463 shares that were acquired by Mr. Titterton upon conversion of the debentures issued in our September 2012 private placement (see “September 2012 Private Placement” above in this section) and (b) 1,400,000 shares that were acquired by Mr. Titterton in our February 2011 private placement and 1,400,000 shares that he acquired upon exercise of warrants purchased by him in our February 2011 private placement (see “February 2011 Private Placement” above in this section). Mr. Titterton is the father of Messrs. Christopher and Jeffrey Titterton.

(18)    Consists of 1,360,544 shares owned directly by Mr. Emmerman and 666,600 shares that he has the right to acquire within 60 days upon exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 27,144 shares issued in payment of interest on the debentures purchased by him in the January 2013 private placement.  The number of shares that maybe sold pursuant to this prospectus also includes 1,333,400 shares that were acquired by Mr. Emmerman upon conversion of the debentures issued in our January 2013 private placement.  See “January 2013 Private Placement” above in this section.

(19)    Includes 560,000 shares that Ms. Krusos has the right to acquire within 60 days upon exercise of warrants purchased by her in the February 2011 private placement.

(20)    Consists of 67,608 shares owns directly by Mr. Morrison and 2,000,000 shares that he and his wife have the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by jointly by them in the January 2013 private placement.  The number of shares owned prior to the offering also includes 67,608 shares issued in payment of interest on the debentures.   The number of shares that may be sold pursuant to this prospectus also includes 84,372 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(21)    Consists of 528,650 shares owned directly by Mr. Berman, 14,201,688 shares that Mr. Berman has the right to acquire within 60 days pursuant to his option agreements with the Company, and 166,650 shares that he has the right to acquire within 60 days upon exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 333,350 shares acquired upon conversion of debentures purchased by him in the January 2013 private placement and 21,495 shares issued in payment of interest on the debentures.   See “January 2013 Private Placement” above in this section. Mr. Berman is the Chief Executive Officer of the Company.

(22)    Consists of 1,414,072 shares owned directly by Mr. Castilini and 1,500,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 50,706 shares issued in payment of interest on the debentures.   The number of shares that may be sold pursuant to this prospectus also includes 63,279 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(23)    Consists of 66,902 shares owned by the Robert J. Gallivan, Jr. Sole Proprietorship Defined Benefit Pension Plan and 500,000 shares that it has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by it in the January 2013 private placement.  The number of shares owned prior to the offering also includes 16,902 shares issued in payment of interest on the debentures.   The number of shares that may be sold pursuant to this prospectus also includes 21,093 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.  Mr. Gullivan has sole voting and investment power with respect to the shares owned by the plan.

(24)    Consists of 1,477,488 shares that Mr. McDonald owns directly, 1,450,000 shares owned by McDonald Lumber Co., Inc., 75,000 shares owned by the McDonald Family Partnership, 8,000 shares owned by Mr. McDonald’s wife, 5,000 shares owned by the Booth Family Partnership in which Mr. McDonald’s wife has a 1/3 ownership interest and 50,780 shares owned by Mr. McDonald’s grandchild for whom Mr. McDonald’s wife is custodian.  Also Includes 350,000 shares that Mr. McDonald has the right to acquire within 60 days upon exercise of warrants purchased by him in the February 2011 private placement and 350,000 shares that McDonald Lumber Co., Inc. has the right to acquire within 60 days upon exercise of warrants purchased by it in the February 2011 private placement, Mr. McDonald has sole voting and investment power over the shares owned by McDonald Lumber Co. Inc. and the McDonald Family Partnership.  Mr. McDonald disclaims beneficial ownership over the shares held by his wife as custodian for their grandchild.

(25)    Consists of 339,792 owned directly by Mr. Lau and 166,650 shares that he has the right to acquire within 60 days upon exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 6,442 shares issued in payment of interest on the debentures purchased by him in the January 2013 private placement.  The number of shares that maybe sold pursuant to this prospectus also includes 333,350 shares that were acquired by Mr. Lau upon conversion of the debentures issued in our January 2013 private placement.  See “January 2013 Private Placement” above in this section.

(26)    Consists of 169,844 shares owned directly by Mr. Wong and 83,325 shares that he has the right to acquire within 60 days upon exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 3,169 shares issued in payment of interest on the debentures purchased by him in the January 2013 private placement.   The number of shares that maybe sold pursuant to this prospectus also includes 166,675 shares that were acquired by Mr. Wong upon conversion of the debentures issued in our January 2013 private placement. See “January 2013 Private Placement” above in this section.

(27)    Consists of 100,653 shares owned directly by Mr. Howland and 750,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 25,353 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 31,639 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(28)    Consists of 1,681,267 shares owned directly by Mr. Hackett and 3,526,500 shares that Mr. Hackett owns jointly with his wife, 700,000 shares that he and his wife have the right to acquire within 60 days upon exercise of warrants purchased jointly by them in the February 2011 private placement and 1,000,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 33,804 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 42,186 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(29)    Consists of 180,150 shares owned directly by ZQX Advisors, LLC and 500,000 shares issuable upon exercise of the warrants issued to ZQX Advisors, LLC in August 2009.

(30)    Consists of the shares issued or issuable in our February 2011 Private Placement, September 2012 Private Placement, January 2013 Private Placement, shares issuable upon exercise of warrants issued to ZQX Advisors, LLC and shares that were issued to and are issuable to Aspire Capital.

(31)    Consists of 927,904 shares owned directly by Mr. Tann III and 2,000,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 67,608 shares issued in payment of interest on debentures.  The number of shares that may be sold pursuant to this prospectus also includes 84,372 shares that may be issued in payment of interest on the debentures through maturity.  See “January 2013 Private Placement” above in this section.

(32)    As of the date of the Stock Purchase Agreement, Aspire Capital beneficially owned no shares of common stock of the Company.  As of the date hereof 8,880,000 shares of our common stock have been acquired by Aspire Capital under the Stock Purchase Agreement and as of the date hereof Aspire Capital owns 4,323,100 shares. The Company may elect in its sole discretion to sell to Aspire Capital up to an additional number of shares under the Stock Purchase Agreement equal to $8,908,000 in value, but Aspire Capital does not presently beneficially own those shares as determined in accordance with the rules of the SEC.  Steven G. Martin, Erik J. Brown and Christos Komissopoulos, the principals of Aspire Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Aspire Capital.  Although Messrs. Martin, Brown and Komissopoulos are deemed to have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Stock Purchase Agreement, each disclaims beneficial ownership of these shares except to the extent of their pecuniary interest therein. Aspire Capital is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(33)    Assumes the sale of all shares offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

Selling Stockholders

The common stock held by the selling stockholders may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling stockholders’ common stock offered by this prospectus may be effected in one or more of the following methods:

•         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         transactions involving cross or block trades;

•         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•         an exchange distribution in accordance with the rules of the applicable exchange;

•         in privately negotiated transactions;

•         short sales after the registration statement, of which this prospectus forms a part, becomes effective;

•         broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•         “at the market” into an existing market for the common stock;

•         through the writing of options on the shares;

•         a combination of any such methods of sale; and

•         any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of each of the selling stockholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Aspire Capital and the other selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, Aspire Capital and the other selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, such selling stockholder.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares held by the selling stockholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent.  Aspire Capital has informed us that each such broker-dealer will receive commissions from Aspire Capital which will not exceed customary brokerage commissions. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

Aspire Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the Stock Purchase Agreement.  With regard only to the shares it sells for its own behalf, Aspire Capital is an “underwriter” within the meaning of the Securities Act.  This offering as it relates to Aspire Capital will terminate on the date that all shares issued to and issuable to Aspire Capital that are offered by this prospectus have been sold by Aspire Capital.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If any of the selling stockholders use this prospectus for any sale of the shares of common stock, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our common stock and activities of the selling stockholder.

We have advised the selling stockholders that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

Primary Offering by the Company

Upon receipt of proper notice by any of the holders of the RD Warrants that such holders desire to exercise the RD Warrants, the Company will, within the time allotted by the RD Warrant agreement, issue instructions to the Company’s transfer agent to issue to the holder shares of common stock, free of a restrictive legend. Shares of common stock underlying the RD Warrants that are held by affiliates will be issued free of legend but will be deemed control securities.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Our authorized share capital consists of 600,000,000 shares of common stock, $0.01 par value per share, of which 218,932,190 shares of common stock is issued and outstanding as of March 11, 2015 and 500,000 shares of preferred stock, $0.01 par value per share, of which 3,500 shares have been designated as Series A Convertible Preferred Stock, all of which are issued and outstanding as of March 11, 2015. We are a Delaware corporation and our affairs are governed by our Certificate of Incorporation and By-laws. The following are summaries of material provisions of our Certificate of Incorporation and By-laws insofar as they relate to the material terms of our common shares. Complete copies of our Certificate of Incorporation and By-laws are filed as exhibits to our public filings.

Common Stock

Our common stock is quoted on the OTCQB under the symbol “ITUS”.

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our Board of Directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.  We have never paid, and have no plans to pay, any dividends on our shares of common stock.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for reelection at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Series A Convertible Preferred Stock

Conversion

The Series A Preferred Stock is convertible into shares of common stock at any time following issuance at the option of the holder (subject to certain limitations described below). Each share of Series A Preferred Stock is convertible into approximately 5,285.4 shares of common stock pursuant to the terms of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”). Such ratio is calculated by dividing the stated value of each share of Series A Preferred Stock ($1,000) by $0.1892.

Ranking; Dividends

The Company may not, directly or indirectly, incur any indebtedness or create a new class of equity that is expressly senior in right of payment to the Series A Preferred Stock without prior written consent of at least two-thirds of the outstanding Series A Preferred Stock holders.  The Series A Preferred Stock holders are not entitled to receive cash dividends. In the event that the Company declares a stock dividend or otherwise makes a distribution to the common stock holders, the terms of the Series A Preferred Stock will be adjusted proportionately so that the holder after such dividend or distribution will be entitled to receive the aggregate number and kind of shares, evidences, rights, options, warrants or securities which, the holder would have owned if the Series A Preferred Stock had been converted immediately prior to the time of the distribution.

Subsequent Equity Sales

In the event that the Company issues additional shares of common stock and/or any rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of common stock or otherwise entitling any person to acquire shares of Common Stock in connection with a financing pursuant to which the effective net price to the Company for such securities (the “Effective Price”) is less than 75% of the then conversion price, then subject to certain exceptions set forth in the Certificate of Designations, the conversion price will be reduced to the Effective Price.

Maximum Conversion

The Company will not effect any conversion of the Series A Preferred Stock if after giving effect to such conversion, the holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act, as amended) on an as-converted basis with the common stock in excess of 4.99% (the “Maximum Percentage”) of the number of shares of common stock outstanding immediately after giving effect to such conversion. A holder may increase the Maximum Percentage by providing written notice to the Company of its intention to exceed the Maximum Percentage at a time no earlier than 60 days after such notice.

Board and Observer Rights

For so long as any holder of Series A Preferred Stock beneficially owns at least 2,000,000 shares of Common Stock, such holder has the right to designate one representative, reasonably acceptable to the Company as a board observer, to the Company’s Board of Directors. In lieu of the right to designate an observer to the Board of Directors, the holder may designate one representative, reasonably acceptable to the Company, to serve on the Board of Directors.

Redemption; Mandatory Conversion

Upon at least 60 days prior written notice to the Company, on November 11, 2016, any holder of Series A Preferred Stock has a one-time right to require the Company to redeem all or some of its shares of Series A Preferred Stock for cash that is specifically generated from the sale of the Company’s equity securities. The redemption price per share is equal to the “stated value.”

After November 11, 2016, the Company has the right to convert any outstanding shares of Series A Preferred Stock into shares of common stock, subject to certain volume restrictions, if the average of the high and low trading price of the common stock for any 10 out of 20 consecutive trading days exceeds the then conversion price.

Liquidation Preference

In the event of a liquidation, dissolution or winding up of the Company, then the holders of the Series A Preferred Stock are entitled to receive out of the assets of the Company legally available for distribution, prior to and in preference to distributions to the holders of common stock and either in preference to or pari pasu with the holders of any other series of preferred stock that may be issued in the future, an amount equal to the “stated value” of the Series A Preferred Stock. The remaining assets of the Company will then be distributed to the holders of the Series A Preferred Stock and the holders of the common stock on an as converted basis.

Other Provisions

This section is a summary and may not describe every aspect of the common stock and Series A Preferred Stock that may be important to you. We urge you to read applicable Delaware law, our Certificate of Incorporation, including the Certificate of Designations, and By-laws, because they, and not this description, define your rights as a holder of common stock. See “How to Get More Information” for information on how to obtain copies of these documents.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

Overview

The primary operations of the Company involve the development, acquisition, licensing, and enforcement of patented technologies that are either owned or controlled by the Company.  The Company currently owns or controls 8 patented technologies. Our primary source of our revenue comes from the monetization of our patented technologies, including the settlement of patent infringement lawsuits. In the fiscal quarter ended October 31, 2014, the Company entered into 22 license and/or settlement agreements, and in the fiscal year ended October 31, 2014, the Company entered into 27 license and/or settlement agreements. All of our license and/or settlement agreements have provided for one time, lump sum payments to be received by the Company.

In August of 2014, the Company ended its relationship with Videocon Industries Limited (“Videocon”), terminating Videocon’s license to the Company’s patented Nano Field Emissions Display technology (the “Videocon Termination”).

On December 29, 2014, the Company and AU Optronics Corporation (“AUO”) entered into a Settlement Agreement (the “AUO Settlement Agreement”) and a Patent Assignment Agreement (the “AUO Patent Assignment Agreement”) pursuant to which the Company received an aggregate of $9,000,000 from AUO (the “AUO Settlement”).  The AUO Settlement Agreement and the AUO Patent Assignment Agreement were entered into to resolve a lawsuit filed by the Company against AUO in January of 2013, relating to joint development projects in connection with the Company’s ePaper® Electrophoretic Display, and Nano Field Emission Display (“nFED”) technologies.  As part of the AUO Settlement, the Company terminated AUO’s license to the Company’s patented Nano Field Emissions Display technology. A more detailed description of the AUO lawsuit and settlement can be found in the section entitled “AU Optronics Corporation Lawsuit and Settlement” below.

As a result of the Videocon Termination and the AUO Settlement, the Company’s Nano Field Emissions Display technology is now unencumbered and ready for continued development.

Patented Technologies

The Company’s business model is to generate revenue from the development and licensing of patented technologies. In certain instances, the Company may seek to collect royalties from the unauthorized manufacture, sale, and use of patented products and services. We currently own or control 8 patented technologies including: (i) Encrypted Cellular Communication; (ii) Internet Telephonic Gateway; (iii) J-Channel Window Frame Construction; (iv) Key Based Web Conferencing Encryption; (v) Micro Electro Mechanical Systems Display; (vi) Nano Field Emission Display; (vii) VPN Multicast Communications; and (viii) Enhanced Auction Technologies.

ITUS’s Patented Technologies

Encrypted Cellular Communications

The Encrypted Cellular Communications technology includes hardware and software used to encrypt cellular phone calls and other mobile communications.  With the increased use of mobile devices, and the increased concerns regarding privacy and the protection of personal information, we believe the demand for secure mobile communications is increasing for both businesses and consumers.

Internet Telephonic Gateway

The internet telephonic gateway technology includes the integration of telephonic participation in web-based audio/video conferences by creating a gateway between the Internet, and cellular or traditional landline telephones. The end result is that participants can join and participate in online, audio/video conferences via a cellular or conventional telephone. This internet telephonic gateway technology is commonly used for web based audio/video events with broad based audience participation such as earnings calls, webinars, and virtual town hall meetings.

J-Channel Window Frame Construction

The J-Channel Window Frame Construction technology includes vinyl windows with an integrated frame, known in the industry as a “J-Channel”. Such windows are commonly used in modular buildings, mobile homes, and conventional, new home construction, resulting in easier and faster window installation.

Key Based Web Conferencing Encryption

The Key Based Web Conferencing Encryption technology includes the generation and management of encryption keys.  This type of encryption technology is commonly used to encrypt web-based conferencing, email for regulatory compliance purposes, and personal information such as contracts.

Micro Electro Mechanical Systems Display

The Micro Electro Mechanical Systems Display technology includes vanadium dioxide coated pixels that electrically modulate light at extremely high speeds to form an image, as well as the use of electrostatic force to move pixel sized membranes that create a color image. These are emerging, low voltage, display technologies with numerous potential commercial applications.

Nano Field Emission Display

The Nano Field Emission Display technology includes a new type of flat panel display consisting of low voltage color phosphors, specially coated carbon nanotubes, nano materials to generate secondary electrons, and ionized noble gas, resulting in a bright, sharp, high contrast color image.  This emerging technology could result in a flat panel display utilizing less power, with better picture quality and lower manufacturing costs than is currently found in the flat panel display industry.

VPN Multicast Communications

The VPN Multicast Communications technology includes the multicast, internet delivery of streaming data, media, and other content to large numbers of recipients, within the confines of specialized virtual private networks (“VPN’s). Multicasting is a commonly used content delivery protocol that enables several recipients to simultaneous receive content from a single internet transmission, greatly reducing Internet bandwidth costs. When combined with specialized VPN’s, the content and communications are protected from unwanted disclosure and piracy. Applications for these live, VPN multicast communications include videoconferences, online training and e-learning classes, internet television, web-based corporate events and strategy sessions, and other live transmissions of sensitive or protected content.

Enhanced Auction Technologies

The Enhanced Auction Technologies includes tools for the enhanced presentation and cross selling used by some of the world’s leading auction sites. The enhanced presentation tools covered by these patents enable auction sellers to cross sell and upsell additional items to interested buyers, resulting in incremental sales and higher yields per transaction.

AU Optronics Lawsuit and Settlement

In May of 2011, the Company entered into an Exclusive License Agreement (the “EPD License Agreement”) and a License Agreement (the “Nano Display License Agreement”) with AUO (together the “AUO License Agreements”).  Under the EPD License Agreement, the Company provided AUO with an exclusive, non-transferable, worldwide license to its ePaper® Electrophoretic Display (“EPD”) patents and technology, in connection with AUO jointly developing EPD products with the Company.  Under the Nano Display License Agreement, the Company provided AUO with a non-exclusive, non-transferable, worldwide license to its Nano Field Emission Display patents and technology, in connection with AUO jointly developing nFED products with the Company.

On January 28, 2013, the Company terminated the AUO License Agreements due to numerous alleged material and continual breaches of the AUO License Agreements by AUO.  On January 28, 2013, the Company also filed a lawsuit in the United States District Court for the Northern District of California against AUO and E Ink Corporation in connection with the AUO License Agreements, alleging breach of contract, breach of the implied covenant of good faith and fair dealing, fraudulent inducement, unjust enrichment, unfair business practices, and other charges (the “AUO/E Ink Lawsuit”).  In June of 2013, the Company and AUO agreed to arbitrate the charges (the case against E Ink Corporation had been dismissed without prejudice) (the “AUO/E Ink Arbitration”).

Pursuant to the AUO Settlement Agreement entered into on December 29, 2014, AUO paid the Company $2,000,000 in U.S. currency, net of any Taiwanese withholding taxes. The Settlement Agreement further provides that:

•	the Company will dismiss the AUO/E Ink Lawsuit and AUO/E Ink Arbitration, with prejudice;

•	the AUO License Agreements are terminated;

•	AUO gives up all rights to the nFED Technology;

•

for a period of two years, the Company agrees not to initiate (whether on its own or through a third party) any patent infringement lawsuits against AUO or its affiliates alleging infringement by AUO’s or AUO’s affiliates products or services, for patents owned or controlled by the Company as of the date of the Settlement Agreement. Any potential damages for patent infringement will toll uninterrupted during this two year period. The prohibition does not apply to patents acquired by the Company after the date of the Settlement Agreement; and

•

each of AUO and the Company mutually released each other from all claims that either may have against the other in connection with the AUO License Agreements, including any claims relating to the ePaper® Electrophoretic Display and nFED patents and technologies.

 Pursuant to the AUO Patent Assignment Agreement entered into on December 29, 2014, AUO paid the Company $7,000,000 in U.S. currency, net of any Taiwanese withholding taxes in exchange for the Company’s ePaper® Electrophoretic Display patent portfolio for which AUO was previously the exclusive licensee, consisting of:

•	10 active U.S. patents and 1 U.S. pending patent application; and

•	103 expired and/or abandoned U.S. and foreign patents and/or patent applications.

Patent Acquisition and Monetization Activities

In April of 2013, the Company, through its wholly owned subsidiary, ITUS Patent Acquisition Corporation (“IPAC”), acquired the exclusive rights to license and enforce a patent portfolio relating to vinyl windows with integrated J-Channels, commonly used in modular buildings, mobile homes, and conventional, new home construction.  Additionally, in April 2013 IPAC  acquired rights to license and enforce a patent portfolio relating to loyalty awards programs commonly provided by airlines, credit card companies, hotels, retailers, casinos, and others (“Loyalty Conversion Systems”). In November 2013, IPAC acquired two patent portfolios in the area of unified communications relating to (i) the multicast delivery of streaming data, media, and other content, within the confines of specialized virtual private networks, and (ii) the integration of telephonic participation in web-based audio/video conferences by creating a gateway between the internet and cellular or traditional landline telephones.  In June 2014, IPAC acquired the exclusive rights to license and enforce a patent portfolio covering enhanced presentation and cross selling technologies used by some of the world’s leading auction sites. We have obtained and will continue to obtain the rights to develop and license additional technologies from third parties, and when necessary, will assist such parties in the further development of their patent portfolios through the filing of additional patent applications.

On May 6, 2014, the Company’s wholly owned subsidiary, Encrypted Cellular Communications Corporation, filed a patent infringement lawsuit against AT&T in connection with its patented Encrypted Cellular Communications technology. The lawsuit was filed in the United States District Court for the Northern District of Texas, Dallas Division.

On September 3, 2014, the United States District Court for the Eastern District of Texas invalidated two of our Loyalty Conversion Systems patents by ruling that they did not cover patentable subject matter, resulting in the dismissal of 7 of our Loyalty Conversion Systems’ lawsuits.  On October 18, 2014, the Company terminated its Loyalty Conversion Systems patent assertion campaign.

On September 8, 2014, the Company’s wholly owned subsidiary, Auction Acceleration Corporation, filed patent infringement lawsuits against Ebay, Vendio, and Auctiva, in connection with its Enhanced Auction Technologies patents. Vendio and Auctiva are part of Alibaba Group, one of the largest online and mobile commerce companies in the world. The patents cover presentation and cross selling technologies enabling auction sellers to cross-sell and upsell additional items to interested buyers, resulting in incremental sales, and higher yields per transaction. The lawsuits were filed in the United States District Court for the Northern District of California.

On September 18, 2014, the Company’s wholly owned subsidiary, Secure Web Conference Corporation, filed a patent infringement lawsuit in the U.S. District Court for the Eastern District of New York against Apple Inc., in connection with its patented Key Based Web Conferencing Encryption technology. The Company has already licensed the encryption patents to Logitech in connection with its LifeSize web conferencing service, and has a patent infringement lawsuit pending against Microsoft Corporation in connection with the SKYPE and Lync web conferencing services.

On October 2, 2014, the US District Court for the Eastern District of New York provided a claims construction ruling in Secure Web Conference Corporation's Key Based Web Conferencing Encryption technology patent infringement lawsuit against Microsoft Corporation in which the court construed several key patent claim terms in a manner adverse to Secure Web Conference Corporation. Secure Web Conference Corporation suspended its lawsuits against Apple and Citrix, as well as Encrypted Cellular Communications Corporation patent infringement lawsuit against AT&T, which also rely on the language construed by the Court. On January 22, 2015, the Company filed a notice of appeal with respect to the New York District Court's claim construction ruling.

On November 4, 2014, the Company’s wholly owned subsidiary, VPN Multicast Technologies, LLC, filed patent infringement lawsuits against AT&T, and Dimension Data LLC, in connection with its patented VPN Multicast Communications technology. The lawsuits were filed in the U.S. District Court for the Eastern District of Texas. The complaints allege infringement of United States Patent Number 8,477,778 entitled “Applying Multicast Protocols and VPN Tunneling Techniques to Achieve High Quality of Service for Real Time Media Transport Across IP Networks.”

The Company has engaged in and may continue to engage in patent infringement lawsuits in the ordinary course of its business operations.  All litigation involves a significant degree of uncertainty, and we give no assurances as to the outcome or duration of any lawsuit.

Licensing Activity

During the fiscal year ended October 31, 2014, the Company entered into 27 license and/or settlement agreements. We entered into license agreements with HWD Acquisition, Inc. in February 2014, PGT Industries, Inc. and MI Windows and Doors, LLC in March 2014, YKK AP America Inc. in April 2014, Jeld-Wen, Inc., Atrium Windows and Doors, Inc., Pella Corporation, Ply Gem Industries, Inc., Simonton Building Products, Inc. and Quaker Window Products Co. Inc. in September 2014, and Silver Line Building Products LLC, American Builders & Contractors Supply Co., Inc., Deceuninck North America, LLC, VEKA, Inc., L.B. Plastics, Inc., Chelsea Building Products, Inc., Moss Supply Company, Vinylmax, LLC, Wincore Window Company, LLC, Associated Materials, LLC, Comfort View Products, LLC, Croft, LLC, Magnolia Windows & Doors, LLC, MGM Industries, Inc., Sun Windows, Inc., and West Window Corporation in October 2014, all of the foregoing in connection with our patented J-Channel Window Frame Construction technology.  In April 2014, we entered into a license agreement with Logitech, Inc. in connection with our Key Based Web Conferencing Encryption technology.  Each of these agreements resulted in the Company receiving a one-time lump sum payment, the majority of the aforementioned license agreements were entered into in connection with the settlement of patent infringement lawsuits, which lawsuits have been dismissed.

Competition

The Company expects to encounter competition in the areas of development and acquisitions of patented technologies from both private and publicly traded companies. This includes competition from companies that are primarily engaged in patent enforcement that may be seeking to acquire the same patents and patent rights that we may seek to acquire.  Entities such as Acacia Research Corporation, Intellectual Ventures, Wi-LAN, MOSAID, Round Rock Research LLC, IPvalue Management Inc., Vringo Inc., Pendrell Corporation, and others derive all or a substantial portion of their revenue from Patent Assertion.

We also compete with venture capital firms, strategic corporate buyers and various industry leaders in connection with the development and acquisition of patented technologies and licensing opportunities.  Many of these competitors have more financial and human resources than our company.

Research and Development

We did not incur any research and development expenses during the fiscal years ended October 31, 2014 and 2013.

Employees

As of October 31, 2014, we had nine full-time employees.

Other

On September 2, 2014, the Company changed its name from CopyTele, Inc. to ITUS Corporation.  The name change was approved by the Company’s Board of Directors on May 28, 2014 and was subsequently approved by the Company’s stockholders at the Annual Meeting of Stockholders on August 8, 2014.

On October 11, 2013, our stockholders’ approved an amendment to our certificate of incorporation to increase the number of shares of common stock we are authorized to issue from 300 million to 600 million.

We were incorporated on November 5, 1982 under the laws of the State of Delaware.  From inception through end of fiscal year 2012, our primary operations involved licensing in connection with the development of patented technologies.  Since that date, our primary operations include the development, acquisition, licensing, and enforcement of patented technologies that are either owned or controlled by the Company or one of our wholly owned subsidiaries.  Our principal executive offices are located at 12100 Wilshire Boulevard, Suite 1275, Los Angeles, California 90025, our telephone number is 310-484-5200 and our Internet website address is www.ITUScorp.com.  We make available free of charge on or through our Internet website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC.  Alternatively, you may also access our reports at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10:00 a.m. and 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Description of Properties

We lease approximately 3,000 square feet of office space at 12100 Wilshire Boulevard, Los Angeles, California (our principal executive offices) from an unrelated party pursuant to a lease that expires March 30, 2016.  Our base rent is approximately $10,000 per month and the lease provides an escalation clause for increases in certain operating costs

Legal Proceedings

On December 29, 2014, we settled our lawsuit against AU Optronics Corporation which had been filed on January 28, 2013. For a more detailed description of the settlement with AU Optronics, see the section above entitled “AU Optronics Lawsuit and Settlement”.

Other than suits we bring to enforce our patent rights, which are an integral part of our business plan, we are not a party to any material pending legal proceedings other than that which arise in the ordinary course of business.  We believe that any liability that may ultimately result from the resolution of these matters will not, individually or in the aggregate, have a material adverse effect on our financial position or results of operations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the OTCQB market under the symbol “ITUS”. The high and low sales prices as reported by the OTCQB for each quarterly fiscal period during our fiscal years ended October 31, 2014 and 2013 have been as follows:

	Price Range
Period	High	Low
Fiscal Year Ended October 31, 2013:
First Quarter	$0.31	$0.11
Second Quarter	$0.28	$0.18
Third Quarter	$0.40	$0.20
Fourth Quarter	$0.23	$0.18
Fiscal Year Ended October 31, 2014:
First Quarter	$0.48	$0.16
Second Quarter	$0.40	$0.21
Third Quarter	$0.40	$0.22
Fourth Quarter	$0.27	$0.13
Fiscal Year Ended October 31, 2015:
First Quarter	$0.22	$0.09

As of March 11, 2015, we had approximately 1,045 stockholders of record of our common stock and the closing price of our common stock was $0.07 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

Dividend Policy

No cash dividends have been paid on our common stock since our inception.  We have no present intention to pay any cash dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

General

In reviewing Management’s Discussion and Analysis of Financial Condition and Results of Operations, you should refer to our Consolidated Financial Statements and the notes related thereto.

Results of Operations

Three months ended January 31, 2015 compared with three months ended January 31, 2014

Revenue from Settlement with AU Optronics Corporation

Revenue from the Settlement with AU Optronics Corporation was $9,000,000 for the three months ended January 31, 2015, compared to $-0- in the comparable prior year period.  On December 29, 2014, the Company and AU Optronics Corporation (“AUO”) entered into a Settlement Agreement (the “AUO Settlement Agreement”) and a Patent Assignment Agreement (the “AUO Patent Assignment Agreement”) pursuant to which the Company received an aggregate of $9,000,000 from AUO (the “AUO Settlement”).  The AUO Settlement Agreement and the AUO Patent Assignment Agreement were entered into to resolve a lawsuit filed by the Company against AUO in January of 2013, relating to joint development projects in connection with the Company’s ePaper® Electrophoretic Display, and Nano Field Emission Display (“nFED”) technologies.  As part of the AUO Settlement, the Company terminated AUO’s license to the Company’s patented Nano Field Emissions Display technology. A more detailed description of the AUO lawsuit and settlement can be found in Note 2 to the condensed consolidated financial statements.

 Revenue from Patent Assertion Activities

For the three months ended January 31, 2015, we recorded revenue from patent assertion activities of $135,000. The Company currently owns or controls 8 patented technologies. Our primary source of our revenue comes from the monetization of our patented technologies, including the settlement of patent infringement lawsuits. Our license agreements primarily provide for one-time, non-recurring, lump sum payments in exchange for non-exclusive retroactive and future licenses, or covenants not to sue.  Accordingly, the earning process from these licenses is completed and 100% of the revenue is recognized upon execution of the license agreements.  We did not enter into any license agreements during the three months ended January 31, 2014 and we did not record any revenue from patent assertion activities during that period.

Inventor Royalties and Contingent Legal Fees

Inventor royalties and contingent legal fees are attributable to our patent assertion activities, and are expensed in the period that the related revenues are recognized.  Inventor royalties and contingent legal fees were approximately $89,000 for the three months ended January 31, 2015.  We did not incur any inventor royalties or contingent legal fees during the three months ended January 31, 2014, as we recognized no patent assertion revenues during that period.  Inventor royalties and contingent legal fees, as a percentage of revenue from patent assertion activities, will vary between fiscal periods since the economic terms of patent agreements and contingent legal fee arrangements vary across the patent portfolios owned or controlled by our operating subsidiaries.

Litigation and Licensing Expenses

Litigation and licensing expenses increased by approximately $3,302,000 to approximately $3,335,000 in the three months ended January 31 2015, from approximately $33,000 in the comparable prior year period.  Litigation and licensing expenses in the current period were primarily related to the settlement with AUO.  Litigation and licensing expenses, other than contingent legal fees, are expensed in the period incurred.

Amortization of Patents

Amortization of patents was approximately $81,000 for the three months ended January 31, 2015, compared to approximately $70,000 in the comparable prior year period.  We capitalize patent and patent rights acquisition costs and amortize the cost over the estimated economic useful life.

Marketing, General and Administrative Expenses

Marketing, general and administrative expenses decreased by approximately $88,000 to approximately $1,773,000 in the three months ended January 31, 2015, from approximately $1,861,000 in the comparable prior-year period. The decrease in marketing, general and administrative expenses was principally due to a decrease in non-cash consultant stock option expense of approximately $306,000, a decrease in investor relations and public relations expense of approximately $115,000, which were partially offset by an increase in employee compensation and related costs, excluding stock option expense, of approximately $116,000, an increase in non-cash employee stock option expense of approximately $77,000 and an increase in legal and accounting fees of approximately $75,000.

Change in Value of Derivative Liability

Change in value of derivative liability was $-0- in the three months ended January 31, 2015, compared to a loss of approximately $1,320,000 in the comparable prior year period. The derivative liability in the prior year period was related to the Convertible Debentures due January 2015 and the Convertible Debentures due November 2016, and changed each reporting period based upon the market price of common stock and the time remaining to the maturity of the debentures. As of October 31, 2014, the Company no longer had any convertible debentures.

Interest Expense

Interest expense decreased by approximately $270,000 to approximately $109,000 for the three months ended January 31, 2015 from approximately $379,000 in the prior year period. Interest expense for the three months ended January 31, 2015 and 2014 includes approximately $-0- and $217,000, respectively, of amortization of debt discount on convertible debentures and approximately $109,000 and $86,000, respectively, of amortized interest on our patent acquisition obligation.

Interest Income

Interest income increased to approximately $5,000 in the three months ended January 31, 2015 compared to approximately $1,000 in the three months ended January 31, 2014 due to the increased amount of short-term investments during the current period.

Fiscal Year ended October 31, 2014 compared with Fiscal Year ended October 31, 2013

Revenue from Patent Assertion Activities

In fiscal year 2014, we recorded revenue from patent assertion activities of $2,480,000, from 27 license agreements in connection with our J-Channel Window Frame Construction and Key Based Web Conferencing Encryption patent portfolios.  In fiscal year 2013, we recorded revenue from patent assertion activities of approximately $389,000, from 4 license agreements in connection with our J-Channel Window Frame Construction and Loyalty Conversion Systems patent portfolios.  The license agreements provided for one-time, non-recurring, lump sum payments in exchange for non-exclusive retroactive and future licenses, or covenants not to sue.  Accordingly, the earning process from these licenses was complete and 100% of the revenue was recognized upon execution of the license agreements.

Display Technology Development and License Fees

Based on our assessment during fiscal 2014 that we have no further performance obligations under the AUO License Agreements, we recorded approximately $1,187,000 of display technology development and license fees revenue, representing the balance of the initial $3 million payment received from AUO in fiscal year 2011.  We did not record any display technology development and license fees during the fiscal year ended 2013. On December 29, 2014, we settled our lawsuit against AUO and received gross proceeds of $9 million.

Inventor Royalties and Contingent Legal Fees

Inventor royalties and contingent legal fees increased by approximately $1,205,000 in fiscal year 2014, to approximately $1,413,000, from approximately $208,000 in fiscal year 2013.  The increase was due to the increase in revenue from patent assertion activities.  Inventor royalties and contingent legal fees are expensed in the period that the related revenues are recognized.  The economic terms of patent agreements and contingent legal fee arrangements vary across the patent portfolios owned or controlled by our operating subsidiaries.

Amortization of Patents

Amortization of patents of approximately $314,000 in fiscal year 2014 is related to patent portfolios acquired in the first quarter of fiscal 2014. We capitalize patent and patent rights acquisition costs and amortize the cost over the estimated economic useful life.  We did not incur any patent amortization expense in fiscal year 2013.

                 Litigation and Licensing Expenses

Litigation and licensing expenses increased by approximately $466,000 in fiscal year 2014, to approximately $575,000 in fiscal year 2014, from approximately $109,000 in fiscal year 2013, resulting from the increase in our patent assertion activities and additional expenses related to the  AUO/E Ink Lawsuit initiated in January 2013.

Marketing, General and Administrative Expenses

Marketing, general and administrative expenses decreased by approximately $1,581,000 to approximately $6,409,000 in fiscal year 2014, from approximately $7,990,000 in fiscal 2013.  The decrease in marketing, general and administrative expenses was principally due to a decrease in legal and accounting fees of approximately $683,000, a decrease in employee stock option expense of approximately $565,000, a decrease in shareholder relations expense of approximately $307,000, a decrease in rent expense of approximately $251,000, offset by an increase in employee compensation and related costs, other than stock option expense, of approximately $357,000.  Legal and accounting fees in 2013 included nonrecurring costs related to the Company’s restructuring, which commenced in the fourth quarter of the fiscal year 2012. The decrease in rent expenses reflects the reduction in facilities requirements as a result of the Company’s restructuring.  The increase in employee compensation was primarily attributable to employee bonuses and an increase in staffing.

As of October 31, 2014, there was unrecognized compensation cost related to non-vested share-based compensation arrangements for stock options granted to employees and directors of approximately $3,129,000, which will be recognized in future periods upon vesting of the stock options.  In addition, as of October 31, 2014, there was unrecognized consulting expense related to non-vested share-based compensation arrangements for stock options granted to consultants with a fair value of approximately $964,000, which may be recognized in future periods upon vesting of the stock options.

Loss on Extinguishment of Debt

Loss on extinguishment of debt in fiscal year 2014 of approximately $2,699,000 consisted of approximately $483,000 related to the conversion of $1,240,000 principal amount of Convertible Debentures due January 2015 into shares of our common stock and the prepayment of $200,000 principal amount of Convertible Debentures due January 2015, and approximately $2,216,000 related to the conversion of $3,500,000 principal amount of Convertible Debentures due November 2016 into shares of our common stock and preferred stock.

Loss on extinguishment of debt of approximately $344,000 in fiscal year 2013 related to the conversion of $325,000 principal amount of Convertible Debentures due January 2015 into shares of our common stock.

Interest Expense

Interest expense increased by approximately $154,000 to approximately $1,264,000 in fiscal year 2014, from approximately $1,110,000 in fiscal 2013.  Interest expense in fiscal years 2014 and 2013 includes approximately $642,000 and $294,000, respectively, of amortization of debt discount and deferred financing costs on convertible debentures, approximately $386,000 and $-0-, respectively, of amortized interest on our patent acquisition obligation and approximately $174,000 and $-0-, respectively, of accrued interest on the Convertible Debenture due November 2016 and approximately $62,000 and $99,000, respectively, of common stock issued to pay interest on the Convertible Debentures due January 2016 and the Convertible Debentures due September 2016.  During fiscal year 2013, the Convertible Debentures due September 2016 were converted into shares of common stock.  The conversion of these debentures resulted in a charge to interest expense of approximately $717,000 during fiscal year 2013.  There was no charge to interest expense related to the conversion of debentures in the current fiscal period.

Change in Fair Value of Derivative Liability

The change in value of derivative liability was a loss in the fiscal year 2014 of approximately $593,000, compared to a gain in fiscal year 2013 of approximately $475,000.  The derivative liability is related to the Convertible Debentures due January 2015 and the Convertible Debentures due November 2016, and is changed each reporting period based upon the market price of common stock and the time remaining to the maturity of the debentures. As of October 31, 2014, the Company no longer has any convertible debentures.

Dividend Income

Dividend income of approximately $48,000 received in the fiscal year 2014 was related to the Videocon GDR’s. There was no dividend income received in the fiscal year 2013.

Interest Income

Interest income increased to approximately $9,000 in fiscal year 2014 compared to approximately $-0- the fiscal year 2013, due to the increase of short-term investments during the current period.

Liquidity and Capital Resources

Our primary sources of liquidity are cash, cash equivalents and short term investments on hand generated from our operating activities and proceeds from previous financing.

Based on currently available information as of March 9, 2015, we believe that our existing cash, cash equivalents, short-term investments, accounts receivable and expected cash flows from patent licensing and enforcement, and other potential sources of cash flows will be sufficient to enable us to continue our business activities for at least 12 months.  However, our projections of future cash needs and cash flows may differ from actual results.  If current cash on hand, cash equivalents, short-term investments, accounts receivable and cash that may be generated from our business operations are insufficient to satisfy our liquidity requirements, we may seek to sell equity securities or obtain loans from various financial institutions where possible.  The sale of additional equity securities or convertible debt could result in dilution to our stockholders.  We can give no assurance that we will generate sufficient cash flows in the future (through licensing and enforcement of patents, or otherwise) to satisfy our liquidity requirements or sustain future operations, or that other sources of funding, such as sales of equity or debt, would be available, if needed, on favorable terms or at all.  If we cannot obtain such funding if needed or if we cannot sufficiently reduce operating expenses, we would need to curtail or cease some or all of our operations.

During the three months ended January 31, 2015, cash generated in operating activities was approximately $4,653,000. Cash used in investing activities was approximately $205,000, which resulted from the purchase of certificates of deposit totaling $650,000 and the purchase of property and equipment of approximately $55,000, which was partially offset by the proceeds on maturity of certificates of deposit totaling $500,000. We did not have any financing activities during the three months ended January 31, 2015.  As a result, our cash, cash equivalents, and short-term investments at January 31, 2015 increased approximately $4,599,000 to approximately $10,460,000 from approximately $5,861,000 at the end of fiscal year 2014.

Accounts receivable at January 31, 2015 of $45,000 are scheduled for collection in the second quarter of fiscal 2015.  Approximately $75,000 of royalties and contingent legal fees payable at January 31, 2015 are scheduled to be paid in the second quarter of fiscal 2015.

During fiscal year 2014, cash used in operating activities was approximately $2,379,000.  Cash used in investing activities was approximately $2,507,000, which principally resulted from the purchase of certificates of deposit totaling $5,200,000 which was partially offset by the proceeds on maturity of certificates of deposit totaling $2,700,000.  Our cash provided by financing activities was approximately $7,349,000, which resulted from the net proceeds from the sale of 16,000,000 shares of the company’s common stock for approximately $3,673,000, the sale of convertible debentures in a private placement for $3,500,000, the proceeds from exercise of warrants to purchase common stock of approximately $300,000, and the proceeds from exercise of stock options of approximately $76,000 offset by the payment to redeem convertible debentures of $200,000.   As a result, our cash, cash equivalents, and short-term investments at October 31, 2014 increased approximately $4,963,000 to approximately $5,861,000 from approximately $898,000 at the end of fiscal year 2013.

Accounts receivable at October 31, 2014 of $400,000 were collected in the first quarter of fiscal 2015.  Approximately $136,000 of royalties and contingent legal fees payable at October 31, 2014 of approximately $297,000, are scheduled to be paid in the first quarter of fiscal 2015. On December 29, 2014, we settled our lawsuit against AUO and received gross proceeds of $9 million.

In April 2013, the Company entered into the Stock Purchase Agreement with Aspire Capital, which provides that Aspire Capital is committed to purchase up to an aggregate of $10 million of shares of the Company’s common stock over the two-year term of the agreement.  In order to sell shares under the Stock Purchase Agreement, the Company was required to have a registration statement covering the shares issued to Aspire Capital declared effective by the SEC.  Such registration statement was declared effective by the SEC in June 2013 and a post-effective amendment was declared effective by the SEC in February 2014.  Under the Stock Purchase Agreement there are two ways that the Company can elect to sell shares of common stock to Aspire Capital.  On any business day the Company can select: (1) through a regular purchase of up to 200,000 shares (but not to exceed $200,000) at a known price based on the market price of the Company’s common stock prior to the time of each sale, and (2) through a volume-weighted average price, or VWAP, purchase of a number of shares up to 30% of the volume traded on the purchase date at a price equal to the lesser of (i) the closing sale price on the purchase date or (ii) 95% of the VWAP for such purchase date.  The Company can only require a VWAP purchase if the closing sale price for our Common Stock on the notice day for the VWAP purchase is higher than $0.50.  The number of shares covered by and the timing of, each purchase notice are determined by the Company at its sole discretion.  The Company cannot execute any sales under the Stock Purchase Agreement when the closing for our common stock is less than $0.15.  Aspire Capital has no right to require any sales from us, but is obligated to make purchases as directed in accordance with the Stock Purchase Agreement.  During fiscal year 2013, the Company sold 5,380,000 shares of our common stock to Aspire Capital for approximately $1,092,000.   No shares of our common stock were sold to Aspire Capital during fiscal year 2014.

On July 15, 2014, the Company, raised $4,000,000 of gross proceeds via a Registered Direct Offering of its common stock to certain investors. The Company sold an aggregate of 16,000,000 shares of common stock and Investor Warrants to purchase an aggregate of 8,000,000 shares of common stock. The purchase price of the common stock was $0.25 per share. The Investor Warrants are exercisable immediately as of the date of issuance at an exercise price of $0.40 per share and expire five years from the date of issuance. The exercise price of the Investor Warrants is subject to customary adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  Under certain circumstances, the Company has the right to call for cancellation all or any portion of each Investor Warrant for which a notice of exercise has not yet been delivered for consideration equal to $.001 per share.  The Registered Direct Offering was effected as a takedown off the Company’s the Registration Statement on Form S-3, which became effective on April 25, 2014, pursuant to a prospectus supplement filed with the SEC.

Off-Balance Sheet Arrangements

We have no variable interest entities or other off-balance sheet obligation arrangements.

Critical Accounting Policies

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.  In preparing these financial statements, we make assumptions, judgments and estimates that can have a significant impact on amounts reported in our consolidated financial statements. We base our assumptions, judgments and estimates on historical experience and various other factors that we believe to be reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions. On a regular basis, we evaluate our assumptions, judgments and estimates and make changes accordingly.

We believe that, of the significant accounting policies discussed in Note 3  to our consolidated financial statements, the following accounting policies require our most difficult, subjective or complex judgments:

·         Revenue Recognition;

·         Investment Securities;

·         Stock-Based Compensation; and

·         Convertible Debentures

Revenue Recognition

Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed pursuant to the terms of the arrangement, (iii) amounts are fixed or determinable, and (iv) the collectability of amounts is reasonably assured.

Patent Monetization and Patent Assertion

In general, revenue arrangements provide for the payment of contractually determined fees in consideration for the grant of certain intellectual property rights for patented technologies owned or controlled by our operating subsidiaries.  These rights typically include some combination of the following:  (i) the grant of a non-exclusive, retroactive and future license to manufacture and/or sell products covered by patented technologies owned or controlled by our operating subsidiaries, (ii) a covenant-not-to-sue, (iii) the release of the licensee from certain claims, and (iv) the dismissal of any pending litigation.  The intellectual property rights granted are perpetual in nature, extending until the expiration of the related patents.  Pursuant to the terms of these agreements, our operating subsidiaries have no further obligation with respect to the grant of the non-exclusive retroactive and future licenses, covenants-not-to-sue, releases, and other deliverables, including no express or implied obligation on our operating subsidiaries’ part to maintain or upgrade the technology, or provide future support or services.  Generally, the agreements provide for the grant of the licenses, covenants-not-to-sue, releases, and other significant deliverables upon execution of the agreement.  As such, the earnings process is complete and revenue is recognized upon the execution of the agreement, when collectability is reasonably assured, and when all other revenue recognition criteria have been met.

Display Technology Development and License Fees

We assessed the revenue guidance of Accounting Standards Codification (“ASC”) 605-25 “Multiple-Element Arrangements” (“ASC 605-25”) to determine whether multiple deliverables in our arrangements with AUO represent separate units of accounting.  Under the AUO License Agreements, we received initial development and license fees of $3 million, of aggregate development and license fees of up to $10 million.  The additional $7 million in development and license fees were to be payable upon completion of certain conditions for the respective technologies.  We determined that the transfer of the licensed patents and technology and the effort involved in completion of the conditions for the respective technologies represent a single unit of accounting for each technology.  Accordingly, using a proportional performance method, during the third quarter of fiscal year 2011 we began recognizing the $3 million initial development and license fees over the estimated periods that we expected to complete the conditions for the respective technologies. Each of the license agreements also provided for the basis for royalty payments on future production, if any, by AUO to the Company, which we have determined represent separate units of accounting.  We did not recognize any portion of the $7 million of additional development and license fees or any royalty income under the AUO License Agreements. Development and license fee payments received from AUO which are in excess of the amounts recognized as revenue (approximately $1,187,000 as of October 31, 2013) are recorded as non-refundable deferred revenue on the October 31, 2013 consolidated balance sheet.

As a result of the AUO/E Ink Lawsuit described above, we did not record any display technology development and license fee revenue during the period from the fourth quarter of fiscal 2012 through the second quarter of this fiscal year due to uncertainty as to our remaining performance obligations, if any. Based on our assessment performed for the third quarter of fiscal 2014, we determined that we have no further performance obligations under the AUO License Agreements and accordingly we recognized display technology development and license fee revenue of approximately $1,187,000, representing the balance of the initial $3 million payment received from AUO.

On December 29, 2014, we settled our lawsuit against AUO and received gross proceeds of $9 million.

Investment Securities

We classify our investment securities as available-for-sale.  Available-for-sale securities are recorded at fair value.  Unrealized gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a component of accumulated other comprehensive income (loss) until realized.  Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.  Dividend and interest income are recognized when earned.

We monitor the value of our investments for indicators of impairment, including changes in market conditions and the operating results of the underlying investment that may result in the inability to recover the carrying value of the investment. In evaluating our investment in Videocon GDR’s at October 31, 2013, we determined that based on both the duration and continuing magnitude of the market price decline compared to the carrying cost basis of approximately $5,382,000, and the uncertainty of its recovery we recorded a write-down of the investment of approximately of $1,185,000 and established a new cost basis of approximately $4,197,000.   On August 29, 2014, the Company ended its relationship with Videocon Industries Limited and exchanged its 1,495,845 Videocon GDR’s for 20,000,000 shares of Company common stock. Accordingly, on August 29, 2014, we recorded a further write-down of approximately $63,000 to reflect our investment in Videocon GDR’s at fair value.

Stock-Based Compensation

We account for stock options granted to employees and directors using the accounting guidance in ASC 718.  We recognize compensation expense for stock option awards over the requisite or implied service period of the grant.  We recorded stock-based compensation expense, related to stock options granted to employees and directors, of approximately $2,128,000 and $2,693,000 during the years ended October 31, 2014 and 2013, respectively.  We account for stock options granted to consultants using the accounting guidance under ASC 505-50.  We recognized stock-based compensation expense for stock options granted to non-employee consultants during the years ended October 31, 2014 and 2013, of approximately $1,022,000 and $1,105,000, respectively.

Determining the appropriate fair value model and calculating the fair value of stock-based awards requires judgment, including estimating stock price volatility, forfeiture rates and expected term.  If factors change and we employ different assumptions in the application of ASC 718 and ASC 505-50 in future periods, the compensation expense that we record may differ significantly from what we have recorded in the current period.  See Note 2 to the condensed consolidated financial statements for additional information.

Convertible Instruments

The Company accounts for hybrid contracts that feature conversion options in accordance with applicable generally accepted accounting principles (“GAAP”).  ASC  815 “Derivatives and Hedging Activities,” (“ASC 815”) requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

The Company accounts for convertible instruments, when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, in accordance with ASC 470-20 “Debt with Conversion and Other Options” (“ASC 470-20”). Under ASC 470-20 the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. The Company accounts for convertible instruments (when the Company has determined that the embedded conversion options should be bifurcated from their host instruments) in accordance with ASC 815.  Under ASC 815, a portion of the proceeds received upon the issuance of the hybrid contract are allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in results of operations.

Effect of Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers.  This amendment updates addressing revenue from contracts with customers, which clarifies existing accounting literature relating to how and when a company recognizes revenue. Under the standard, a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services.  The amendments for this standard update are effective for interim and annual reporting periods beginning after December 15, 2016, and are to be applied retrospectively or the cumulative effect as of the date of adoption, with early application not permitted.  We are currently evaluating the impact ASU 2014-09 will have on our consolidated financial statements and related disclosures.

In June 2014, the FASB issued Accounting Standards Update 2014-12 (“ASU 2014-12”), Compensation – Stock Compensation.  This amendment requires that a performance target that affects vesting and could be achieved after the requisite service period shall be treated as a performance condition. Adoption of this standard is required for annual periods beginning after December 15, 2015. Early adoption is permitted. We are currently evaluating the impact ASU 2014-12 will have on our consolidated financial statements and related disclosures.

In August 2014, the FASB issued Accounting Standards Update 2014-15 (“ASU 2014-15”), which requires management to assess an entity’s ability to continue as a going concern every reporting period including interim periods, and to provide related footnote disclosure in certain circumstances. Adoption of this standard is required for annual periods beginning after December 15, 2016 and are to be applied retrospectively or the cumulative effect as of the date of adoption. Early adoption is permitted. We are currently evaluating the impact ASU 2014-15 will have on our consolidated financial statements and related disclosures.

MANAGEMENT

The following table sets forth certain information with respect to all of our directors and executive officers as of the date of this prospectus:

Name	Position with the Company and Principal Occupation	Age	Director and/or Executive Officer Since
Lewis H. Titterton Jr.	Chairman of the Board	70	2010
Robert A. Berman	Director, President and Chief Executive Officer	51	2012
Henry P. Herms	Chief Financial Officer and Vice President – Finance	69	2000
Dr. Amit Kumar	Director, Strategic Advisor	50	2012
Bruce F. Johnson	Director	72	2012
Dr. Andrea Belz	Director	42	2014
Dale Fox	Director	48	2014

We believe that our Board represents a desirable mix of backgrounds, skills, and experiences. The principal occupation and business experience during the last five years for our executive officers and directors and some of the specific experiences, qualifications, attributes or skills that led to the conclusion that each person should serve as one of our directors in light of our business and structure is as follows:

Lewis H. Titterton, 70, Chairman of the Board. Mr. Titterton has served as a director since August 16, 2010, the Chairman of the Board since July 20, 2012 and interim Chief Executive Officer from August 21, 2012 until September 19, 2012.  Mr. Titterton is currently also Chairman of the Board of NYMED, Inc., a diversified health services company.  His background is in high technology with an emphasis on health care and he has been with NYMED, Inc. since 1989.  Mr. Titterton founded MedE America, Inc. in 1986 and was Chief Executive Officer of Management and Planning Services, Inc. from 1978 to 1986.  Mr. Titterton also served as one of our Directors from July 1999 to January 2003.  He holds a M.B.A. from the State University of New York at Albany, and a B.A. degree from Cornell University.

Robert A. Berman, 51, Director, President and Chief Executive Officer. Mr. Berman has served as our President and Chief Executive Officer since September 19, 2012 and was elected to our Board on November 30, 2012. Mr. Berman has experience in a broad variety of areas including finance, acquisitions, marketing, and the development, licensing, and monetization of intellectual property.  He was recently the CEO of IP Dispute Resolution Corporation (“IPDR”), a consulting company focused on patent monetization, from March 2007 to September 2012. Prior to IPDR, Mr. Berman was the Chief Operating Officer and General Counsel of Acacia Research Corporation from 2000 to March 2007.   Mr. Berman holds a J.D. from the Northwestern University School of Law and a B.S. in Entrepreneurial Management from the Wharton School of the University of Pennsylvania.

Henry P. Herms, 69, Chief Financial Officer and Vice President – Finance. Mr. Herms has served as our Chief Financial Officer and Vice President – Finance since November 2000 and as one of our Directors since August 2001. Mr. Herms was also our Chief Financial Officer from 1982 to 1987. He is also a former audit manager and CPA with the firm of Arthur Andersen LLP. He holds a B.B.A. degree from Adelphi University. Mr. Herms has a deep understanding of the financial aspects of our business. He also has substantial experience as a public accountant, which is important to the Board’s ability to review our consolidated financial statements, assess potential financings and strategies and otherwise supervise and evaluate our business decisions.

Dr. Amit Kumar, 50, Director, Strategic Advisor. Dr. Kumar has served on our Board since November 30, 2012 and has been a strategic advisor to the Company since September 19, 2012.  Dr. Kumar has been CEO of Geo Fossil Fuels LLC, an energy company, since December 2010.  From September 2001 to June 2010, Dr. Kumar was President and CEO of CombiMatrix Corporation, a NASDAQ listed biotechnology company and also served as director from September 2000 to June 2012.  Dr. Kumar was Vice President of Life Sciences of Acacia Research Corp., a publicly traded patent monetization company, from July 2000 to August 2007 and also served as a director from January 2003 to August 2007.   Dr. Kumar has served as Chairman of the board of directors of Ascent Solar Technologies, Inc., a publicly-held solar energy company, since June 2007, and as a director of Aeolus Pharmaceuticals, Inc. since June 2004.  Dr. Kumar holds an A.B. in Chemistry from Occidental College and Ph.D. from Caltech and completed his post-doctoral training at Harvard University.

Bruce F. Johnson, 72, Director. Mr. Johnson has served on our Board since August 29, 2012.  Mr. Johnson has been a commodity trader on the Chicago Mercantile Exchange for over 40 years. He has served as a member of the board of directors of CME Group Inc. since 1998. He had previously served as President, Director and part-owner of Packers Trading Company, a former futures commissions merchant/clearing firm at the CME from 1969 to 2003. He also serves on the board of directors of the Chicago Crime Commission. Mr. Johnson holds a B.S. in Marketing from Bradley University and a J.D. from John Marshall Law School.

Dr. Andrea Belz, 42, Director. Dr. Belz is an advisor in technology commercialization, specializing in start-up and emerging companies whose core businesses frequently involve the licensing of patented technologies. A faculty member at the University of Southern California (USC) since 2012, Dr. Belz currently holds faculty appointments in the Marshall School of Business, Viterbi School of Engineering, and the Iovine/Young Academy.  In 2014, Dr. Belz became founding Director of Innovation Node- Los Angeles, a collaboration between USC, California Institute of Technology, and University of California - Los Angeles funded by the National Science Foundation and focused on university entrepreneurship.  Since 2002, her consulting practice has helped initiate spin-up and spinout efforts at some of the world’s leading sources of patented technologies, including Caltech, NASA’s Jet Propulsion Laboratory, BP, Occidental Petroleum, Avery Dennison,  and UCLA.   From 2010-2014, Dr. Belz served as the Chairperson of the Los Angeles Chapter of the Licensing Executives Society, an organization for intellectual property professionals with chapters throughout the United States and Canada, serving as a national trainer for courses on best practices in licensing. Dr. Belz has been an Executive Committee Board Member at Caltech spinoff Ondax (privately held) since 2013. Dr. Belz holds a PhD in physics from the California Institute of Technology, an MBA in finance from the Pepperdine University Graziadio School of Business, and a BS in physics from the University of Maryland at College Park.

Dale Fox, 48, Director. Mr. Fox is an entrepreneur and innovator who has launched many companies. He is currently the CEO of Tribogenics, a start-up company he co-founded in 2010 that develops portable, powerful X-ray devices based, in part, upon a technology conceived and licensed from the University of California, Los Angeles.  Mr. Fox has raised numerous rounds of capital for many types of companies, including venture capital, strategic investments, and other financings.  Mr. Fox has built executive and advisory teams. He received a Bachelor of Business Administration degree from Southern Methodist University’s Cox School of Business. Since 2009, Mr. Fox has taught at the Founders Institute where he teaches classes on start-ups and continues to mentor young entrepreneurs.

Except for Dr. Kumar and Mr. Johnson, none of our current directors or executive officers has served as a director of another public company within the past five years.

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; (5) being subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding relating to an alleged violation of the federal or state securities, commodities, banking or insurance laws or regulations or any settlement thereof or involvement in mail or wire fraud in connection with any business entity not subsequently reversed, suspended or vacated and (6) being subject of, or a party to, any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Board of Directors and Corporate Governance

General

Our Board oversees the activities of our management in the handling of the business and affairs of our Company. As part of the Board’s oversight responsibility, it monitors developments in the area of corporate governance, including new SEC requirements, and periodically reviews and amends, as appropriate, our governance policies and procedures.

We are not currently subject to the listing requirements of any national securities exchange or inter-dealer quotation system which require that our Board be comprised of a majority of “independent” directors. Messrs. Titterton, Johnson and Fox and Dr. Belz meet the definition of “independent” as defined by the SEC.

Except for the period between August 21, 2012 and November 29, 2012, we have not had, and do not currently have, a separately-designated standing audit, nominating or compensation committee because we believed that, given the size of our Company, separate committees were unnecessary. The Board assumes the functions regularly held by an audit committee, compensation committee and stock option committee. Specifically, the Board oversees management’s conduct of our financial reporting process, including the selection of our independent auditors and the review of the financial reports and other financial information provided by us to any governmental or regulatory body, the public or other users thereof, our systems of internal accounting and financial controls, and the annual independent audit of our financial statements. Additionally, the Board has full authority for determination of executive and director compensation.  The Board’s processes and procedures for the consideration and determination of executive and director compensation for fiscal year 2013 are described under the heading “Compensation Discussion and Analysis.” Further, the Board administers stock option plans.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we currently have a different person serving in each such role — Mr. Titterton is our Chairman of the Board and Mr. Berman is our President and Chief Executive Officer. The decision whether to combine or separate these positions depends on what our Board deems to be in the long term interest of stockholders in light of prevailing circumstances. Mr. Titterton has served as our Chairman since July 20, 2012. Mr. Berman has served as our Chief Executive Officer since September 19, 2012. This arrangement has allowed our Chairman to lead the Board, while our Chief Executive Officer has focused primarily on managing the daily operations of the Company. The separation of duties provides strong leadership for the Board while allowing the Chief Executive Officer to be the leader of the Company, focusing on its employees and operations.

Our Board currently consists of six directors.  The Board has not appointed a lead independent director.  Due to the size of the Board, the independent directors are able to closely monitor the activities of our Company.  In addition, the independent directors are able to meet independently with the Company’s independent registered public accounting firm without management to discuss the Company’s financial statements and related audits.  Therefore, the Board has determined that a lead independent director is not necessary at this time.  To the extent the composition of the Board changes and/or grows in the future, the Board may reevaluate the need for a lead independent director.

Management is responsible for the day-to-day management of risks the Company faces, while the Board as a whole has ultimate responsibility for the Company’s oversight of risk management. Our Board takes an enterprise-wide approach to risk oversight, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is not only understanding the risks a Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. As a critical part of this risk management oversight role, our Board encourages full and open communication between management and the Board. Our Board regularly reviews material strategic, operational, financial, compensation and compliance risks with management. In addition our management team regularly reports to the full Board regarding their areas of responsibility and a component of these reports is risk within the area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risk is conducted as needed or as requested by our Board.

On May 28, 2014, the Board approved the creation of an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board has not yet filled the vacancies in each of these committees.

Code of Ethics

            We have adopted a formal code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  We will provide a copy of our code of ethics to any person without charge, upon request.  For a copy of our code of ethics write to Secretary, ITUS Corporation, 12100 Wilshire Boulevard, Suite 1275, Los Angeles, California.

Transactions with Related Persons

On January 25, 2013, we completed a private placement of $1,765,000 principal amount of 8% Convertible Debentures due 2015 and warrants to purchase 5,882,745 shares of Common Stock.  We had the option to pay any interest on the debentures in Common Stock based on the average of the closing prices of our Common Stock for the 10 trading days immediately preceding the interest payment date.  During June and July 2013, $325,000 principal amount of these debentures were converted into 2,166,775 shares of Common Stock.  During 2014, an aggregate of $1,240,000 principal amount of these debentures were converted into 8,267,080 shares of Common Stock.  The principal amount outstanding of these debentures of $200,000 was paid in full during April 2014. Robert A. Berman, the Company’s President, Chief Executive Officer and a director, Dr. Amit Kumar, a consultant and director of the Company, and Bruce Johnson, a director of the Company, purchased $50,000, $100,000, and $100,000, respectively, of securities in this offering. Mr. Berman, Dr. Kumar and Mr. Johnson received 333,350 shares, 666,700 shares and 666,700 shares, respectively, upon conversion of the debentures and 21,495 shares, 42,991 shares and 42,991 shares, respectively, in payment of interest on the debentures.  Jeffery Titterton and Christopher Titterton, the adult sons of Lewis H. Titterton, our Chairman of the Board, purchased $25,000 and $25,000, respectively, of securities in this offering.  Jeffery Titterton and Christopher Titterton have received166,675 shares and 166,675 shares, respectively, upon conversion of the debentures and 10,748 shares and 8,451 shares, respectively, in payment of interest on the debentures.

As more fully described in “Executive Compensation - Employment Agreements,” on September 19, 2012, we entered into an employment with Robert A. Berman, the Company’s President, Chief Executive Officer and a director, and concurrently issued to Mr. Berman options to purchase 16,000,000 shares of the Company’s common stock.

On September 19, 2012, the Company entered into a Consulting Agreement with Dr. Amit Kumar (the "Kumar Agreement"), a director of the Company, pursuant to which Dr. Kumar agreed to provide business consulting services for an annual consulting fee of $120,000 (Dr. Kumar's fee was initially deferred until a Cash Milestone (as defined above) was achieved and certain of Dr. Kumar's deferred compensation remains accrued but unpaid). In connection with the Kumar Agreement, the Company granted Dr. Kumar options to purchase 16,000,000 shares of the Company's common stock, with an exercise price equal $0.2175. Dr. Kumar has also earned a $50,000 bonus pursuant to the Kumar Agreement. The Kumar Agreement was amended on November 8, 2013 to modify the vesting schedule of any unvested options. If Dr. Kumar's services are terminated by the Company or he terminates his services for any reason or no reason, the Company will be obligated to pay to Dr. Kumar only any earned compensation and/or bonus due under the Kumar Agreement and any unpaid reasonable and necessary expenses, due to him through the date of termination.  All such payments will be made in a lump sum immediately following termination.

On July 15, 2014, the Company sold 16,000,000 shares of its common stock and warrants to purchase 8,000,000 shares of its common stock in a registered direct offering for gross proceeds of $4,000,000. Lewis H. Titterton, the Chairman of the Board of the Company, Dr. Amit Kumar, a consultant and director of the Company, and Tisha Stender, the former Chief Operating Officer and Legal Counsel of the Company, purchased $25,000, $25,000, and $200,000, respectively, of securities in this offering. Specifically, Mr. Titterton received 100,000 shares and 50,000 warrants, Dr. Kumar received 100,000 shares and 50,000 warrants and Ms. Stender received 800,000 shares and 400,000 warrants in this offering.

Related Person Transaction Approval Policy

While we have no written policy regarding approval of transactions between us and a related person, our Board, as matter of appropriate corporate governance, reviews and approves all such transactions, to the extent required by applicable rules and regulations.  Generally, management would present to the Board for approval at the next regularly scheduled Board meeting any related person transactions proposed to be entered into by us.  The Board may approve the transaction if it is deemed to be in the best interests of our stockholders and the Company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

The following table sets forth certain information for the fiscal years ended October 31, 2014, 2013 and 2012, with respect to compensation awarded to, earned by or paid to our current Chief Executive Officer, our Chief Operating Officer and Legal Counsel and our Chief Financial Officer (the “Named Executive Officers”).  No other executive officer received total compensation in excess of $100,000 during fiscal year 2014.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total Compensation ($)
Robert A. Berman (1) Chief Executive Officer and Director	2014 2013 2012	$300,000 $290,000 $ 32,223	$200,000 $ 50,000 $ -	$ 254,480 $ - $2,882,667	$ 8,320 $ - $ -	$ 762,800 $ 340,000 $2,914,890
TishaStender Chief Operating Officer and Legal Counsel (4)	2014	$ 78,200	$ -	$ 850,200	$ -	$ 928,840
Henry P. Herms Chief Financial Officer, Vice President- Finance and Director	2014 2013 2012	$168,000 $150,000 $150,000	$ - $ - $ -	$ 92,455 $ - $ 69,219	$ - $ 15,033 $ 15,033	$ 260,455 $ 166,665 $ 234,252

(1)   A portion of Robert A. Berman’s salary and bonus, which has been earned and accrued, has been deferred.

(2)  Amounts in the Option Awards column represent the aggregate grant date fair value of stock option awards made during the fiscal years ended October 31, 2014, 2013 and 2012 for each Named Executive Officer in accordance with Accounting Standards Codification (“ASC”) 718 and also reflects the amendment of certain options on November 8, 2013 and the repricing of certain options on September 5, 2012. A discussion of assumptions used in valuation of option awards may be found in Note 3 to our Consolidated Financial Statements for fiscal year ended October 31, 2014, included elsewhere in this prospectus.

(3)  Amounts in the All Other Compensation column reflect, for each Named Executive Officer, the sum of the incremental cost to us of all perquisites and personal benefits, which consisted solely of life insurance premiums for the fiscal year ended October 31, 2014 and auto allowance and related expenses for fiscal years ended October 31, 2013 and 2012.

(4) As of January 30, 2015, Ms. Stender is no longer employed by the Company.

Employment Agreements

Employment Agreement with Robert Berman

On September 19, 2012, the Company entered into an Employment Agreement with Mr. Berman (the “Berman Agreement”) to serve as President and Chief Executive Officer of the Company.  Pursuant to the Berman Agreement, Mr. Berman was to receive an annual base salary of $290,000, provided, however that payment of his salary was to be deferred until the Cash Milestone (as described below) was achieved.  In February 2013, the Board elected to commence paying Mr. Berman his salary effective February 1, 2013, but his deferred salary, which has been earned and accrued, has not yet been paid.  In August 2013, the Cash Milestone was achieved.

In addition to his base salary, Mr. Berman was entitled to a cash bonus of $50,000, if the Company generates aggregate cash payments in excess of a specified amount (the “Cash Milestone”) prior to September 19, 2013.  The Cash Milestone bonus, which has been earned and accrued, has not yet been paid.  Mr. Berman was also entitled to two additional cash bonuses of $50,000 if the average trading price of the Company’s Common Stock exceeds two separate price targets (the “Stock Price Targets”) prior to September 19, 2013, which Stock Price Targets were not achieved prior to September 19, 2013.

The Company also granted Mr. Berman options to purchase 16,000,000 shares of the Company’s Common Stock, with an exercise price equal $0.2175 (the average of the high and the low sales price of the Common Stock on the trading day immediately preceding the approval of such options by the Board). Half of the options vest in 36 equal monthly installments commencing on October 31, 2012, provided that if the Berman Agreement is terminated or constructively terminated by the Company without cause (as defined below), an additional 12 months of vesting will be accelerated and such accelerated options will become immediately exercisable. The balance of the options vest in three equal installments upon achievement of the Cash Milestone (which Cash Milestone has been achieved) and the Stock Price Targets (without regard to the 12 month period). The vesting conditions of the Stock Price Target options have been amended as described below. The options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan (as defined below).

If Mr. Berman’s employment is terminated by the Company or he terminates his employment for any reason or no reason, the Company shall be obligated to pay to Mr. Berman only any earned compensation and/or bonus due under the Berman Agreement, any unpaid reasonable and necessary expenses, and any accrued and unpaid benefits due to him in accordance with the terms and conditions of the Company’s benefit plans and policies including any accrued but unpaid vacation up to the cap of 20 days through the date of termination.  All such payments shall be made in a lump sum immediately following termination as required by law.

“Cause” means (i) commission of or entrance of a plea of guilty or nolo contendere to a felony; (ii) conviction for engaging or having engaged in fraud, breach of fiduciary duty, a crime of moral turpitude, dishonesty, or other acts of willful misconduct or gross negligence in connection with the business affairs of the Company or its affiliates; (iii) a conviction for theft, embezzlement, or other intentional misappropriation of funds by employee from the Company or its affiliates; (iv) a conviction in connection with the willful engaging by employee in conduct which is demonstrably and materially injurious to the Company or its affiliates, monetarily or otherwise.

Employment Agreement with Tisha Stender

On July 8, 2014, the Company entered into an Employment Agreement with Ms. Stender (the “Stender Agreement”) to serve as Chief Operating Officer and Legal Counsel of the Company.  Pursuant to the Stender Agreement, Ms. Stender is to receive an annual base salary of $277,000 (effective August 4, 2014). In addition to her base salary, Ms. Stender is entitled to receive one or more cash bonuses at the reasonable discretion of Mr. Berman.

The Company also granted Ms. Stender options to purchase 4,000,000 shares of the Company’s common stock, with an exercise price equal $0.25 per share (the average of the high and the low sales price of the common stock on the trading day immediately preceding the approval of such options by the Board).  Half of the options vest in 36 equal monthly installments commencing on August 31, 2014.  The balance of the options vest in two equal installments upon achievement of the certain Company milestones. As of January 30, 2015, Ms. Stender no longer works for the Company.

Amendment to Employment and Stock Option Agreements

Robert A. Berman’s employment agreement includes the grant of certain stock options.  On November 8, 2013, in light of the cost and expense of valuing the unvested portion of the options on a quarterly basis for financial reporting purposes, the Board approved an amendment to the Stock Price Target stock options awarded on September 19, 2012 (the “Option Awards”) to Mr. Berman.  The amendment modifies the Option Awards’ vesting conditions to provide that the unvested portion of the stock options will vest in 23 consecutive monthly installments, commencing on November 30, 2013 through September 30, 2015.  Prior to the amendment, the Option Awards had provided that the stock options would vest if certain milestone targets were met.  All the other terms and conditions of the Option Awards remain unchanged.

Stock Options

The following table sets forth certain information with respect to unexercised stock options held by the Named Executive Officers outstanding on October 31, 2014:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un -Exercisable	Option Exercise Price ($)(8)	Option Expiration Date
Robert A. Berman	5,555,558(1) 2,666,667(2) 2,782,609(3) 305,550(4)	2,444,442(1) 2,550,724(3) 694,450(4)	$0.2175 $0.2175 $0.2175 $0.2000	9/19/2022 9/19/2022 9/19/2022 11/8/2023
Henry P. Herms	100,000 100,000 50,000 50,000 75,000 100,000 100,000 208,337(5) 168,050(4)	91,663(5) 381,950(4)	$0.650 $0.520 $0.145 $0.700 $0.145 $0.145 $0.370 $0.235 $0.200	2/17/2015 10/30/2015 5/31/2016 11/20/2016 11/11/2017 10/7/2019 6/01/2021 9/19/2022 11/8/2018
TishaStender	166,685(6)	1,833,315(6) 2,000,000(7)	$0.25 $0.25	7/16/2024 7/16/2024

(1)   Options vest and became exercisable in 36 consecutive monthly installments, beginning October 31, 2012 and continuing through September 30, 2015.

(2)   Options vested upon achievement of the Cash Milestone.

(3)   Options were to vest in two equal installments upon achievement of the Stock Price Targets. On November 8, 2013, the vesting conditions were modified by the Board to provide that the unvested portion of the stock options will vest in 23 consecutive monthly installments, commencing on November 30, 2013 through September 30, 2015.

(4)   Options vest and became exercisable in 36 consecutive monthly installments, beginning December 31, 2013 and continuing through November 30, 2016.

(5)   Options vest and became exercisable in 36 consecutive monthly installments, beginning October 31, 2012 and continuing through September 30, 2015.

(6)  Options vest and became exercisable in 36 consecutive monthly installments, beginning August 31, 2014 and continuing through July 3, 2017.

(7)  Options vest in two equal installments upon achievement of certain Company milestones.

(8)  On February 5, 2015, certain issued and outstanding stock options for all of the officers, directors and employees of the Company were re-priced to $0.1030 per share.

The following table sets forth certain information with respect to grants of stock options to the Named Executive Officers during fiscal year 2014:

GRANTS OF PLAN BASED AWARDS TABLE
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh) (4)	Grant Date Fair Value ($) (1)
Robert A. Berman	11/8/2013	1,000,000	$0.20	$168,100
Henry P. herms	11/8/2013	550,000	$0.20	$92,455
TishaStender	7/16/2014	4,000,000(2)	$0.25(3)	$850,200

(1)     Represent the grant date fair value of stock option awards in accordance with Accounting Standards Codification (“ASC”) 718.

(2)     Reflects options granted to Ms. Stender under the Stender Agreement.

(3)     The exercise price was determined by calculating the average of the high and the low sales price of the common stock on the trading day immediately preceding the approval of such options by the Board.

(4)     On February 5, 2015, certain issued and outstanding stock options for all of the officers, directors and employees of the Company were re-priced to $0.1030 per share

The following table summarizes the exercise of stock options during fiscal 2014 by Named Executives:

OPTION EXERCISES AND STOCK VESTED TABLE
	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Henry P. Herms	75,000	$2,482

                (1)         The value realized on exercise is calculated based on the difference between the exercise price of the options and the market price of the stock at the time of exercise.

Potential Payments upon Termination or Change in Control

Robert A. Berman

As more fully described in “Employment Agreement with Robert Berman,” if Mr. Berman is terminated without cause, an additional 12 months of vesting of his options will be accelerated and such accelerated options will become immediately exercisable.  The intrinsic value of such options would be $-0-, which was calculated by multiplying (a) 2,444,442 options (being the number of options granted to him on September 19, 2012 that would be accelerated) (b) an amount equal to the excess of (x) our closing share price on October 31, 2014 of $0.20 and (y) the options’ exercise price of $0.2175 per share.

Options granted Mr. Berman on November 8, 2013 provide for the vesting of the unvested portion of his options to be accelerated and such accelerated options to become immediately exercisable if Mr. Berman is terminated without cause. The intrinsic value of such options would be $-0-, which was calculated by multiplying (a) 694,450 options (being the number of options granted to him on November 8, 2013 that would be accelerated) (b) an amount equal to the excess of (x) our closing share price on October 31, 2014 of $0.20 and (y) the options’ exercise price of $0.20 per share.

In addition to the acceleration of the options, if Mr. Berman’s employment is terminated by the Company or he terminates his employment for any reason or no reason, the Company shall be obligated to pay to Mr. Berman only any earned compensation and/or bonus due under the Berman Agreement, any unpaid reasonable and necessary expenses, and any accrued and unpaid benefits due to him in accordance with the terms and conditions of the Company’s benefit plans and policies including any accrued but unpaid vacation up to the cap of 20 days through the date of termination (which accrued and unpaid benefits would have a maximum value of $23,077).

Henry P. Herms

Mr. Herms’ outstanding unvested stock option awards granted under the 2010 Share Incentive Plan would immediately vest and become exercisable upon a change in control as defined below.  The intrinsic value of Mr. Herms’ outstanding options granted on September 19, 2012 would be $-0-, which was calculated by multiplying (a) 91,663 options (being the unvested portion of options granted to him on September 19, 2012 that he held on October 31, 2014) by (b) an amount equal to the excess of (x) our closing share price on October 31, 2014 of $0.20 and (y) the options’ exercise price of $0.235 per share. The intrinsic value of Mr. Herms’ outstanding options granted on November 8, 2013 would be $-0-, which was calculated by multiplying (a) 381,950 options (being the unvested portion of options granted to him on November 8, 2014 that he held on October 31, 2014) by (b) an amount equal to the excess of (x) our closing share price on October 31, 2014 of $0.20 and (y) the options’ exercise price of $0.235 per share.

Under the 2010 Share Incentive Plan, “change in control” means:

•         Change in Ownership: A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, excluding the acquisition of additional stock by a person or more than one person acting as a group who is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company.

•         Change in Effective Control: A change in effective control of the Company occurs on the date that either:

o   Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

o   A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, that this paragraph will apply only to the Company if no other corporation is a majority stockholder.

  Change in Ownership of Substantial Assets: A change in the ownership of a substantial portion of the Company's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired  during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

It is the intent that this definition be construed consistent with the definition of “Change of Control” as defined under Code Section 409A and the applicable treasury regulations, as amended from time to time.

Director’s Compensation

There is no present arrangement for cash compensation of directors for services in that capacity.  Consistent with the non-employee director compensation approved on March 28, 2013 for calendar year 2013, on November 8, 2013, the Board approved an amendment to the 2010 Share Incentive Plan to provide that on January 1st of each year commencing on January 1, 2014, each non-employee director (a “Director Participant”) of the Company at that time shall automatically be granted a 10 year nonqualified stock option to purchase 300,000 shares of Common Stock (or 400,000 in the case of the Chairman of the Board to the extent he qualifies as a Director Participant), with an exercise price equal to the closing price on the date of grant, that will vest in four equal quarterly installments in the year of grant.  In addition, each person who is a Director Participant and joins the Board after January 1 of any year, shall be granted on the date such person joins the Board, a nonqualified stock option to purchase 300,000 shares of Common Stock (or 400,000 in the case of the Chairman of the Board) pro-rated based upon the number of calendar quarters remaining in the calendar year in which such person joins the Board (rounded up for partial quarters).

Our employee director, Robert A. Berman and former employee director Henry P. Herms, did not receive any additional compensation for services provided as a director during fiscal year 2014.  The following table sets forth compensation of Lewis H. Titterton, Bruce F. Johnson, Dr. Andrea Belz and Dale Fox, our non-employee directors and Kent B. Williams, our former non-employee director, for fiscal year 2014:

DIRECTORS COMPENSATION
Name	Option Awards ($) (1)	Bonus ($)	All Other Compensation ($)
Lewis H. Titterton	$567,580	-	-
Bruce F. Johnson	$ 47,460	-	-
Kent B. Williams	$118,590	-	-
Dr. Andrea Belz	$30,482	-	-
Dale Fox	$30,482	-	-
Dr. Amit Kumar (2)	-	-	-

(1)    Amounts in the Option Awards column represent the aggregate grant date fair value of stock option awards made during the fiscal year ended October 31, 2014, in accordance with ASC 718.  A discussion of assumptions used in valuation of option awards may be found in Note 3 to our Consolidated Financial Statements for fiscal year ended October 31, 2014, included elsewhere in this prospectus.  At October 31, 2014, Lewis H. Titterton, Brice F. Johnson, Dr. Andrea Belz and Dale Fox held unexercised stock options to purchase 5,610,000, 720,000, 150,000 and 150,000 shares respectively, of our Common Stock.

(2)    Dr. Kumar did not receive any compensation for his services as a director.  However, Dr. Kumar did receive compensation for his services as a consultant.  For more information about Dr. Kumar’s consultancy arrangements, see the section entitled “Transactions with Related Persons” below.

Beneficial Ownership of Principal Stockholders, Officers and Directors

The following table sets forth information regarding the beneficial ownership of our common stock as of March 11, 2015, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of commons stock; each of our named executive officers and directors; and all of our executive officers and directors as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)(5)	Percent of Class (6)
Lewis H. Titterton Jr. 900 Walt Whitman Road Melville, NY 11747	14,620,698	6.55%
Robert A. Berman 900 Walt Whitman Road Melville, NY 11747	14,896,988	6.39%
Dr. Amit Kumar 900 Walt Whitman Road Melville, NY 11747	15,974,679	6.84%
Bruce F. Johnson 900 Walt Whitman Road Melville, NY 11747	8,675,615	3.94%
Henry P. Herms 900 Walt Whitman Road Melville, NY 11747	1,546,178	*
Dr. Andrea Belz 900 Walt Whitman Road Melville, NY 11747	225,000	*
Dale Fox 900 Walt Whitman Road Melville, NY 11747	225,000	*
All Directors and Executive Officers as a Group (7 persons)	56,164,158	22.06%

*	Less than 1%.

(1)        A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security or has the right to obtain such voting power and/or investment power within sixty (60) days.  Except as otherwise noted, each designated beneficial owner in this proxy statement has sole voting power and investment power with respect to the shares of Common Stock beneficially owned by such person.

(2)        Includes 1,976,673 shares, 472,218 shares, 472,218 shares, 495,000 shares, 993,053 shares, 225,000 shares, 225,000 shares and 4,859,162 shares which Lewis H. Titterton Jr., Robert A. Berman, Dr. Amit Kumar, Bruce F. Johnson, Henry P. Herms, Dr. Andrea Belz, Dale Fox and all directors and executive officers as a group, respectively, have the right to acquire within 60 days upon exercise of options granted pursuant to the 2003 Share Incentive Plan and/or the 2010 Share Incentive Plan.

(3)        Includes 166,650 shares, 333,300 shares, 333,300 shares and 833,250 shares that Robert A. Berman, Dr. Amit Kumar, Bruce F. Johnson and all directors and executive officers as a group, respectively, have the right to acquire within 60 days upon exercise of warrants purchased by them in the private placement on January 25, 2013.

(4)           Includes 50,000 shares, 50,000 shares, and 100,000 shares that Lewis H. Titterton Jr., Dr. Amit Kumar, and all directors and executive officers as a group, respectively, have the right to acquire within 60 days upon exercise of warrants purchased by them in the registered direct offering on July 15, 2014.

(5)        Includes 2,150,000 shares, 13,729,470 shares, 13,729,470 shares, 300,000 shares and 29,908,940 shares which Lewis H. Titterton Jr., Robert A. Berman, Dr. Amit Kumar, Bruce F. Johnson and all directors and executive officers as a group, respectively, respectively, have the right to acquire within 60 days pursuant to option agreements with the Company.

(6) Based on 218,932,190 shares of Common Stock outstanding as of March 11, 2015.

Equity Compensation Plan Information

The following is information as of October 31, 2014 about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all equity compensation plans in effect as of that date, including our 2003 Share Incentive Plan and our 2010 Share Incentive Plan.  See Note 7 to Consolidated Financial Statements for more information on these plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights (8)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)
Equity compensation plans not approved by security holders (1)(2)(3)(4)(5)(6)(7)	75,063,770	$0.3040	11,400,000

(1)     On April 23, 2003 the Board adopted the 2003 Share Incentive Plan.  Officers, key employees and non-employee directors of, and consultants to, the Company or any of its subsidiaries and affiliates are eligible to participate in the 2003 Share Incentive Plan.  The 2003 Share Incentive Plan provides for the grant of stock options, stock appreciation rights, stock awards, performance awards and stock units (the “2003 Benefits”).  The maximum number of shares of common stock available for issuance under the 2003 Share Incentive Plan initially was 15,000,000 shares. On October 8, 2004, February 9, 2006, August 22, 2007 and December 3, 2008, the 2003 Share Incentive Plan was amended by our Board to increase the maximum number of shares of common stock that may be granted to 30,000,000 shares, 45,000,000 shares, 55,000,000 shares and 70,000,000 shares, respectively.  The 2003 Share Incentive Plan was administered by the Stock Option Committee through June 2004, from June 2004 through July 2010 by the Board, from July 2010 through August 2012, by the Stock Option Committee, from August 2012 through November 2012, by the Executive Committee of the Board and since November 2012 by the Board, which determines the option price, term and provisions of the Benefits.  The 2003 Share Incentive Plan contains provisions for equitable adjustment of the 2003 Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, spinoff, combination of shares, exchange of shares, dividends in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company.  The 2003 Share Incentive Plan terminated with respect to additional grants on April 21, 2013.

(2)      On July 14, 2010 the Board adopted the 2010 Share Incentive Plan.  Officers, key employees and non-employee directors of, and consultants to, the Company or any of its subsidiaries and affiliates are eligible to participate in the 2010 Share Incentive Plan.  The 2010 Share Incentive Plan provides for the grant of stock options, stock appreciation rights, stock awards, and performance awards and stock units (the “2010 Benefits”).  The maximum number of shares of common stock available for issuance under the 2010 Share  Incentive Plan was initially 15,000,000 shares.   On July 6, 2011 and August 29, 2012, the 2010 Share Incentive Plan was amended by our Board to increase the maximum number of shares of common stock that may be granted to 27,000,000 and 30,000,000 shares, respectively.  On November 8, 2013, the Board approved an amendment to provide that effective and following November 8, 2013, the maximum aggregate number of shares available for issuance will be 20,000,000 shares.  Additionally, commencing on the first business day in 2014 and on the first business day of each calendar year thereafter, the maximum aggregate number of shares available for issuance shall be replenished such that, as of such first business day, the maximum aggregate number of shares available for issuance shall be 20,000,000 shares. Current and future non-employees directors are automatically granted a 10 year nonqualified stock option to purchase 300,000 shares of Common Stock (or 400,000 in the case of the Chairman of the Board) on January 1st of each year that will vest in four equal quarterly installments.  The 2010 Share Incentive Plan was administered by the Stock Option Committee through August 2012, by the Stock Option Committee, from August 2012 through November 2012, by the Executive Committee of the Board and since November 2012 by the Board of Directors, which determines the option price, term and provisions of each option.  The 2010 Share Incentive Plan terminates which respect to additional grants on July 14, 2020.  The Board may amend, suspend or terminate the 2010 Share Incentive Plan at any time.

(3)     On September 19, 2012, the Company granted to Robert A. Berman, Dr. Amit Kumar and John Roop options to purchase 16,000,000 shares, 16,000,000 shares, and 8,000,000 shares, respectively, of the Company’s common stock, with an exercise price equal $0.2175 (the average of the high and the low sales price of the common stock on the trading day immediately preceding the approval of such options by the Board).   Half of the options granted to each of them vest in 36 equal monthly installments commencing on October 31, 2012, provided that if such person is terminated or constructively terminated by the Company without cause (as defined in the applicable employment or consulting agreement with the Company), an additional 12 months of vesting will be accelerated and such accelerated options will become immediately exercisable.  The balance of the options vest in three equal installments if the Company generates aggregate cash payments in excess of a specified amount (the “Cash Milestone”), which Cash Milestone has been achieved, and if the average trading price of the Company’s common stock for a period of 15 trading days exceeds two separate price targets (the “Stock Price Targets”). On November 8, 2013, in light of the cost and expense of valuing the unvested portion of the options on a quarterly basis for financial reporting purposes, the Board approved an amendment to the Stock Price Target stock options modifying the vesting conditions to provide that the unvested portion of the stock options will vest in 23 consecutive monthly installments, commencing on November 30, 2013 through September 30, 2015.  The options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.

(4)     On September 19, 2012, the Board approved a grant to Lewis H. Titterton of a stock option to purchase 750,000 shares of Company common stock in compensation for his service as interim Chief Executive Officer of the Company and as compensation for his prior service as a Director of the Company and also approved a grant to Kent Williams of a stock option to purchase 750,000 shares of Company common stock in compensation for his service in bringing on the Company’s new management team.  All of these stock options have an exercise price of $0.2225 (the average of the high and low sales price on September 21, 2012), vest in 3 equal annual installments of 250,000 commencing on September 21, 2012 and have an expiration date of September 19, 2022.  The options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.

(5)     On November 30, 2012, the Board approved a grant to Kent B. Williams of a stock option to purchase 1,000,000 shares of Company common stock in compensation for his service in recruiting the Company’s new management team.  These options have an exercise price of $0.211 (the average of the high and low sales price on date of grant) and vest 333,334 shares upon grant and 333,333 shares in two annual installments commencing November 30, 2013.  The options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.

(6)     On February 15, 2013, the Board approved a grant to Lewis H. Titterton of a stock option to purchase 1,000,000 shares of Company common stock in compensation for his service as Chairman of the Board.  These stock options have an exercise price of $0.235 (the average of the high and low sales price on date of grant) and vest 333,334 shares upon grant and 333,333 shares in two annual installments commencing February 15, 2014.  The options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.

(7)     On March 28, 2013, the Board approved a grant to Lewis H. Titterton, Bruce F. Johnson and Kent B. Williams of a stock option to purchase 400,000 shares, 300,000 shares and 300,000 shares, respectively, of Company common stock as additional compensation as outside directors.  Each of these stock options has an exercise price of $0.195 (the average of the high and low sales price on date of grant) and vest in four equal quarterly installments.   The options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.

(8)     On February 5, 2015, certain issued and outstanding stock options for all of the officers, directors and employees of the Company were re-priced to $0.1030 per share.

EXPERTS

The consolidated financial statements of ITUS Corporation and subsidiaries as of October 31, 2013 and 2014, and for each of the years in the two-year period ended October 31, 2014, have been included in the registration statement in reliance upon the report of Haskell & White LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common stock being offered pursuant to this registration statement have been passed upon for us by Ellenoff Grossman & Schole LLP located at 1345 Avenue of the Americas, New York, NY 10105.

DISCLOSURE OF COMMISSION POSITION OF

 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified to the fullest extent permitted under Delaware law. We may also purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity, and such a policy may be obtained by us in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, which registers certain of our shares of common stock for public resale.  This prospectus, which is part of such registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is  www.sec.gov.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

ITUS CORPORATION

59,174,443 Shares of

Common Stock

PROSPECTUS

                    , 2015

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
(a) Consolidated Financial Statements of ITUS Corporation
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets as of October 31, 2014 and 2013	F-2
Consolidated Statements of Operations and Comprehensive Loss for the years ended October 31, 2014 and 2013	F-3
Consolidated Statements of Shareholders’ Equity (Deficiency) for the years ended October 31, 2014 and 2013	F-4
Consolidated Statements of Cash Flows for the years ended October 31, 2014 and 2013	F-5
Notes to Consolidated Financial Statements	F-6 – F-43
(b) Unaudited Condensed Consolidated Financial Statements of ITUS Corporation
Condensed Consolidated Balance Sheets as of January 31, 2015 (Unaudited) and October 31, 2014	F-44
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited) for the three months ended January 31, 2015 and 2014	F-45
Condensed Consolidated Statement of Shareholders’ Equity (Unaudited) for the three months ended January 31, 2015	F-46
Condensed Consolidated Statements of Cash Flows (Unaudited) for the three months ended January 31, 2015 and 2014	F-47
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-48 – F-60

Additional information required by schedules called for under Regulation S-X is either not applicable or is included in the financial statements or notes thereto.

ITUS CORPORATION AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

ITUS Corporation

We have audited the accompanying consolidated balance sheets of ITUS Corporation (the “Company”) as of October 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity (deficiency), and cash flows for each of the years ended October 31, 2014 and 2013. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of October 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for each of the years ended October 31, 2014 and 2013, in conformity with accounting principles generally accepted in the United States.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California
January 29, 2015

ITUS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	October 31, 2014	October 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$3,361,246	$898,172
Short–term investments in certificates of deposit	2,500,000	-
Accounts receivable	400,000	175,000
Prepaid expenses and other current assets	60,577	160,646
Total current assets	6,321,823	1,233,818
Investment in Videocon Industries Limited global depository receipts, at fair value (Note 4)	-	4,197,341
Patents, net of accumulated amortization of $314,453 in 2014	2,721,658	-
Property and equipment, net of accumulated depreciation of $48,842 and $45,654, respectively	11,875	8,379
Total assets	$9,055,356	$5,439,538
LIABILITIES AND SHAREHOLDERS’ EQUITY, (DEFICIENCY)
Current liabilities:
Accounts payable and accrued expenses	$1,249,426	$1,276,470
Royalties and contingent legal fees payable	560,076	207,743
Derivative liability, at fair value	-	540,000
Deferred revenue, nonrefundable development and license fees	-	1,187,320
Total current liabilities	1,809,502	3,211,533
Patent acquisition obligation (Note 8)	3,236,281	-
Convertible debentures due January 2015, net of discount of $891,402 (Note 6)	-	548,598
Loan payable by CopyTele International Ltd. to former affiliate, secured by Videocon Industries Limited global depository receipts (Note1)	-	5,000,000
Total liabilities	5,045,783	8,760,131
Commitments and contingencies (Notes 8 and 9)	-

Shareholders’ equity (deficiency):
Preferred stock, par value $100 per share; 496,500 and 500,000 shares authorized; no shares issued or outstanding, respectively	-	-
Series A convertible preferred stock, par value $100 per share; 3,500 and 0 shares issued and outstanding, respectively	350,000	-
Common stock, par value $.01 per share; 600,000,000 shares authorized; 219,692,190 and 209,276,745 shares issued and outstanding, respectively	2,196,922	2,092,767
Additional paid-in capital	146,232,373	134,750,048
Loan receivable from former affiliate (Note 1)	-	(5,000,000)
Accumulated deficit	(144,769,722)	(135,163,408)
Total shareholders’ equity (deficiency)	4,009,573	(3,320,593)
Total liabilities and shareholders’ equity (deficiency)	$9,055,356	$5,439,538

The accompanying notes are an integral part of these statements.

ITUS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the years ended October 31,
	2014	2013
Revenue:
Revenue from patent assertion activities	$2,480,000	$388,850
Amortization of display technology development and license fees received from AU Optronics Corp. in fiscal year 2011	1,187,320	-
Total revenue	3,667,320	388,850
Operating costs and expenses:
Inventor royalties and contingent legal fees	1,412,661	207,743
Litigation and licensing expenses	575,413	108,915
Amortization of patents	314,453	-
Marketing, general and administrative expenses (including non-cash stock option compensation expense of $3,149,799 and $3,798,139, respectively)	6,408,861	7,989,846
Total operating costs and expenses	8,711,388	8,306,504
Loss from operations	(5,044,068)	(7,917,654)
Impairment in value of Videocon Industries Limited global depository receipts	(62,825)	(1,184,710)
Change in value of derivative liability	(592,945)	475,189
Loss on extinguishment of debt (Note 6)	(2,699,022)	(343,517)
Interest expense	(1,263,617)	(1,109,519)
Dividend income	47,568	-
Interest income	8,595	125
Loss before income taxes	(9,606,314)	(10,080,086)
Provision for income taxes (Note 9)	-	-
Net loss	$(9,606,314)	$(10,080,086)
Net loss per share:
Basic and diluted	$(.04)	$(.05)
Weighted average common shares outstanding:
Basic and diluted	217,771,673	196,645,962
Other comprehensive income:
Reversal of unrealized loss as of October 31, 2012, on investment in Videocon Industries Limited global depository receipts	$-	$653,684
Comprehensive loss	$(9,606,314)	$(9,426,402)

The accompanying notes are an integral part of these statements.

ITUS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIENCY)

FOR THE YEARS ENDED OCTOBER 31, 2014 and 2013

						Loan Receivable From former affiliate		Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity (Deficiency)
					Additional Paid-in Capital
	Preferred Stock		Common Stock				Accumulated Deficit
	Shares	Par Value	Shares	Par Value

BALANCE, October 31, 2012	-	$-	184,979,037	$1,849,790	$127,693,160	$(5,000,000)	$(125,083,322)	$(653,684)	$(1,194,056)
Stock option compensation to employees	-	-	-	-	2,693,121	-	-	-	2,693,121
Stock option compensation to consultants	-	-	-	-	1,105,018	-	-	-	1,105,018
Common stock issued upon exercise of stock options	-	-	146,000	1,460	24,150	-	-	-	25,610
Common stock issued to consultants	-	-	1,345,000	13,450	291,235	-	-	-	304,685
Common stock issued upon conversion of convertible debentures due September 2016 and January 2015	-	-	10,318,945	103,189	1,250,175	-	-	-	1,353,364
Common stock issued in lieu of interest on convertible debentures	-	-	480,270	4,803	93,936	-	-	-	98,739
Sale of common stock to Aspire Capital Fund, LLC net of expense	-	-	5,380,000	53,800	996,605	-	-	-	1,050,405
Common stock issued to Aspire Capital Fund LLC, as consideration	-	-	3,500,000	35,000	(35,000)	-	-	-	-
Warrants issued in connection with issuance of convertible debentures	-	-	-	-	221,985	-	-	-	221,985
Common stock issued upon exercise of warrants	-	-	2,927,493	29,275	351,525	-	-	-	380,800
Common stock issued to acquire patent license	-	-	200,000	2,000	40,000	-	-	-	42,000
Proceeds on sale of common stock held by ZQX Advisors, LLC	-	-	-	-	24,138	-	-	-	24,138
Reversal of unrealized loss as of October 31, 2012 on investment in Videocon Industries Limited global depository receipts	-	-	-	-	-	-	-	653,684	653,684
Net loss	-	-	-	-	-	-	(10,080,086)	-	(10,080,086)
BALANCE, October 31, 2013	-	-	209,276,745	2,092,767	134,750,048	(5,000,000)	(135,163,408)	-	(3,320,593)
Stock option compensation to employees	-	-	-	-	2,127,719	-	-	-	2,127,719
Stock option compensation to consultants	-	-	-	-	1,022,080	-	-	-	1,022,080
Common stock issued upon exercise of stock options	-	-	515,000	5,150	70,725	-	-	-	75,875
Common stock issued to consultants	-	-	310,000	3,100	81,598	-	-	-	84,698
Common stock issued upon conversion of convertible debentures due January 2015	-	-	8,267,080	82,671	2,652,678	-	-	-	2,735,349
Common stock and preferred stock issued upon conversion of convertible debentures due November 2016	3,500	350,000	2,520,000	25,200	4,854,441	-	-	-	5,229,641
Common stock issued in lieu of interest on convertible debentures	-	-	263,415	2,634	59,144	-	-	-	61,778
Sale of common stock, net of expenses	-	-	16,000,000	160,000	3,513,135	-	-	-	3,673,135
Acquisition of common stock in exchange for investment in Videocon Industries Limited global depository receipts	-	-	-	-	(4,134,516)	-	-	-	(4,134,516)
Retire common stock acquired in exchange for investment in Videocon Industries Limited global depository receipts	-	-	(20,000,000)	(200,000)	200,000	-	-	-	-
Warrants issued in connection with issuance of convertible debentures	-	-	-	-	513,112	-	-	-	513,112
Common stock issued upon exercise of warrants	-	-	1,339 950	13,400	286,609	-	-	-	300,009
Common stock issued to acquire patent license	-	-	1,200,000	12,000	235,600	-	-	-	247,600
Satisfaction of loan receivable from former affiliate	-	-	-	-	-	5,000,000	-	-	5,000,000
Net loss	-	-	-	-	-	-	(9,606,314)	-	(9,606,314)
BALANCE, October 31, 2014	3,500	$350,000	219,692,190	$2,196,922	$146,232,373	$-	$(144,769,722)	$-	$4,009,573

The accompanying notes are an integral part of this statement.

ITUS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended October 31,
	2014	2013
Reconciliation of net loss to net cash used in operating activities:
Net loss	$(9,606,314)	$(10,080,086)
Stock option compensation to employees	2,127,719	2,693,121
Stock option compensation to consultants	1,022,080	1,105,018
Common stock issued to consultants	84,698	304,685
Change in value of derivative liability	592,945	(475,189)
Loss on extinguishment of debt	2,699,022	343,517
Accrued interest reversed on conversion of convertible debenture	173,833	-
Amortization of convertible debenture discount charge to interest expense	634,267	991,180
Impairment in value of investment in Videocon Industries Limited GDR’s	62,825	1,184,710
Amortization of patents	314,453	-
Amortized interest on patent acquisition obligations charged to interest expense	385,770	-
Common stock issued to pay interest on convertible debentures	61,778	98,739
Common stock issued to acquire patent license	16,400	42,000
Other	38,225	9,753
Change in operating assets and liabilities:
Accounts receivable	(225,000)	(175,000)
Prepaid expenses and other current assets	100,069	(78,320)
Accounts payable and accrued expenses	(27,044)	641,331
Royalties and contingent legal fees payable	352,333	207,743
Deferred revenue	(1,187,320)	-
Net cash used in operating activities	(2,379,261)	(3,186,798)

Cash flows from investing activities:
Disbursements to acquire short-term investments in certificates of deposit	(5,200,000)	(250,000)
Proceeds from maturities of short-term investments in certificates of deposit	2,700,000	750,000
Other	(6,684)	(676)
Net cash (used in) provided by investing activities	(2,506,684)	499,324

Cash flows from financing activities:
Proceeds from issuance of convertible debentures	3,500,000	1,765,000
Proceeds from sale of common stock, net of expense	3,673,135	1,050,405
Proceeds from exercise of warrants to purchase common stock	300,009	380,800
Proceeds from exercise of employee stock options	75,875	25,610
Proceeds received on sale of common stock held by ZQX Advisors, LLC	-	24,138
Payments to redeem convertible securities	(200,000)	-
Net cash provided by financing activities	7,349,019	3,245,953

Net increase in cash and cash equivalents	2,463,074	558,479
Cash and cash equivalents at beginning of year	898,172	339,693
Cash and cash equivalents at end of year	$3,361,246	$898,172

Supplemental disclosure of non-cash investing and financing activities:
Non-cash patent acquisition	$3,036,011	$-
Common stock issued to acquire patent license	$185,600	$42,000
Common stock issued upon conversion of debentures	$2,735,349	$1,353,364
Fair value of debenture embedded conversion feature, at issuance	$1,570,000	$1,180,000
Relative fair value of convertible debenture warrant, at issuance	$513,112	$214,819
Non-cash acquisition of 20,000,000 shares of common stock	$4,134,516	$-

Common stock and preferred stock issued upon conversion of convertible debentures due November 2016	$5,229,641	$-
Cancellation of loan receivable from former affiliate	$(5,000,000)	$-
Cancellation of loan payable to former affiliate	$5,000,000	$-

The accompanying notes are an integral part of these statements.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.         BUSINESS AND FUNDING

Description of Business

As used herein, “we,” “us,” “our,” the “Company” or “ITUS” means ITUS Corporation and its wholly-owned subsidiaries. The primary operations of the Company involve the development, acquisition, licensing, and enforcement of patented technologies that are either owned or controlled by the Company.  The Company currently owns or controls 8 patented technologies. Our primary source of our revenue comes from the monetization of our patented technologies, including the settlement of patent infringement lawsuits. In the fiscal years ended October 31, 2014 and 2013, the Company entered into 27 and 4, respectively, license and/or settlement agreements. All of our license and/or settlement agreements provided for one time, lump sum payments.

In August of 2014, the Company ended its relationship with Videocon Industries Limited (“Videocon”), terminating Videocon’s license to the Company’s patented Nano Field Emissions Display technology (the “Videocon Termination”).  See “Unwinding of Business Relationship and Interest with Videocon” below.

On December 29, 2014, the Company and AU Optronics Corporation (“AUO”) entered into a Settlement Agreement and a Patent Assignment Agreement pursuant to which the Company received an aggregate of $9,000,000 from AUO (the “AUO Settlement”).  The agreements were entered into to resolve a lawsuit filed by the Company against AUO in January of 2013, relating to joint development projects in connection with the Company’s ePaper® Electrophoretic Display, and Nano Field Emission Display (“nFED”) technologies.  As part of the AUO Settlement, the Company terminated AUO’s license to the Company’s patented Nano Field Emissions Display technology. A more detailed description of the AUO lawsuit and settlement can be found in Note 2 “Subsequent Event – AUO Lawsuit and Settlement” below.

As a result of the Videocon Termination and the AUO Settlement, the Company’s Nano Field Emissions Display technology is now unencumbered and ready for continued development.

In April of 2013, the Company, through its wholly owned subsidiary, ITUS Patent Acquisition Corporation (“IPAC”), acquired the exclusive rights to license and enforce a patent portfolio relating to vinyl windows with integrated J-Channels, commonly used in modular buildings, mobile homes, and conventional, new home construction.  Additionally, in April 2013 IPAC  acquired rights to license and enforce a patent portfolio relating to loyalty awards programs commonly provided by airlines, credit card companies, hotels, retailers, casinos, and others (“Loyalty Conversion Systems”). In November 2013, IPAC acquired two patent portfolios in the area of unified communications relating to (i) the multicast delivery of streaming data, media, and other content, within the confines of specialized virtual private networks, and (ii) the integration of telephonic participation in web-based audio/video conferences by creating a gateway between the internet and cellular or traditional landline telephones.  In June 2014, IPAC acquired the exclusive rights to license and enforce a patent portfolio covering enhanced presentation and cross selling technologies used by some of the world’s leading auction sites. We have obtained and will continue to obtain the rights to develop and license additional technologies from third parties, and when necessary, will assist such parties in the further development of their patent portfolios through the filing of additional patent applications.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s business model is to generate revenue from the development and licensing of patented technologies. In certain instances, the Company may seek to collect royalties from the unauthorized manufacture, sale, and use of patented products and services. We currently own or control 8 patented technologies including: (i) Encrypted Cellular Communication; (ii) Internet Telephonic Gateway; (iii) J-Channel Window Frame Construction; (iv) Key Based Web Conferencing Encryption; (v) Micro Electro Mechanical Systems Display; (vi) Nano Field Emission Display; (vii) VPN Multicast Communications; and (vii) Enhanced Auction Technologies.

On May 1, 2013, CTI’s wholly owned subsidiary, Secure Web Conference Corporation, initiated a patent infringement lawsuit in the United States District Court for the Eastern District of New York against Microsoft Corporation, with respect to encryption technology utilized by Microsoft’s SKYPE video conferencing service.  On July 8, 2013, Secure Web Conference Corporation initiated similar lawsuits in the United States District Court for the Eastern District of New York against Citrix Systems and Logitech International.

On August 7, 2013, CTI’s wholly owned subsidiary, J-Channel Industries Corporation, filed 8 separate patent infringement lawsuits in the United States District Court for the Eastern District of Tennessee, against Lowe’s Companies, Clayton Homes, Pella Corporation, Jeld-Wen, Atrium Windows and Doors, Ply Gem Industries, RGF Industries, Tafco Corporation, Kinro Manufacturing, and Elixir Industries, all in connection with our patented J-Channel Window Frame Construction technology.

On August 20, 2013, CTI’s wholly owned subsidiary, LoyaltyConversion System Corporation, filed 10 separate patent infringement lawsuits in the United States District Court for the Eastern District of Texas, against Alaska Airlines, American Airlines, Delta Airlines, Frontier Airlines, Hawaiian Airlines, JetBlue Airways, Southwest Airlines, Spirit Airlines, United Airlines, and U.S. Airways, all in connection with our Loyalty Conversion Systems patent portfolio.

On October 9, 2013, CTI’s wholly owned subsidiary, J-Channel Industries Corporation, filed 19 patent infringement lawsuits in the Federal District Court for the Eastern District of Tennessee, in connection with its patented J-Channel Window Frame Construction technology. Defendants in the lawsuits consist of retailers and window manufacturers, including: Home Depot U.S.A., Inc.; Anderson Corporation; American Builders & Contractors Supply Co., Inc. (ABC Supply); Comfort View Products, LLC; Croft, LLC; Moss Supply Company; Wincore Window Company LLC; Vinylmax, LLC; Simonton Building Products, Inc.; HWD Acquisition, Inc. (Hurd Windows); Magnolia Windows and Doors, LLC; MGM Industries, Inc., MI Windows and Doors LLC; PGT Industries, Inc.; Quaker Window Products Co.; Sun Windows, Inc.; Weather Shield Manufacturing, Inc.; West Window Corporation; Woodgrain Millwork, Inc.; and YKK-AP American Inc.

On May 6, 2014, the Company’s wholly owned subsidiary, Encrypted Cellular Communications Corporation, filed a patent infringement lawsuit against AT&T in connection with its patented Encrypted Cellular Communications technology. The lawsuit was filed in the United States District Court for the Northern District of Texas, Dallas Division.

On September 3, 2014, the United States District Court for the Eastern District of Texas invalidated two of our Loyalty Conversion Systems patents by ruling that they did not cover patentable subject matter, resulting in the dismissal of 7 of our Loyalty Conversion Systems’ lawsuits.  On October 18, 2014, the Company terminated its Loyalty Conversion Systems patent assertion campaign.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On September 8, 2014, the Company’s wholly owned subsidiary, Auction Acceleration Corporation, filed patent infringement lawsuits against Ebay, Vendio, and Auctiva, in connection with its Enhanced Auction Technologies patents. Vendio and Auctiva are part of Alibaba Group, one of the largest online and mobile commerce companies in the world. The patents cover presentation and cross selling technologies enabling auction sellers to cross-sell and upsell additional items to interested buyers, resulting in incremental sales, and higher yields per transaction. The lawsuits were filed in the United States District Court for the Northern District of California.

On September 18, 2014, the Company’s wholly owned subsidiary, Secure Web Conference Corporation, filed a patent infringement lawsuit in the U.S. District Court for the Eastern District of New York against Apple Inc., in connection with its patented Key Based Web Conferencing Encryption technology. The Company has already licensed the encryption patents to Logitech in connection with its LifeSize web conferencing service, and has a patent infringement lawsuit pending against Microsoft Corporation in connection with the SKYPE and Lync web conferencing services.

On October 2, 2014, the US District Court for the Eastern District of New York provided a claims construction ruling in SecureWeb Conference Corporation’s Key Based Web Conferencing Encryption technology patent infringement lawsuit against Microsoft Corporation that was unfavorable to Secure Web Conference Corporation. Secure Web Conference Corporation is evaluating its options for appeal to the Federal Circuit, and in the interim, will suspend lawsuits against Apple and Citrix, as well as Encrypted Cellular Communications Corporation patentinfringement lawsuit against AT&T, which also rely on the language construed by the Court. On January 22, 2015, the company filed a notice of appeal with respect to the New York District Court's claim construction ruling.

On November 4, 2014, the Company’s wholly owned subsidiary, VPN Multicast Technologies, LLC, filed patent infringement lawsuits against AT&T, and Dimension Data LLC, in connection with its patented VPN Multicast Communications technology. The lawsuits were filed in the U.S. District Court for the Eastern District of Texas. The complaints allege infringement of United States Patent Number 8,477,778 entitled “Applying Multicast Protocols and VPN Tunneling Techniques to Achieve High Quality of Service for Real Time Media Transport Across IP Networks.”

The Company has engaged in and may continue to engage in patent infringement lawsuits in the ordinary course of its business operations.  All litigation involves a significant degree of uncertainty, and we give no assurances as to the outcome or duration of any lawsuit.

On September 2, 2014, the Company changed its name from CopyTele, Inc. to ITUS Corporation.  The name change was approved by the Company’s Board of Directors on May 28, 2014 and was subsequently approved by the Company’s stockholders at the Annual Meeting of Stockholders on August 8, 2014.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Unwinding of Business Relationship and Interests with Videocon

On August 29, 2014, the Company and CopyTele International Ltd., a wholly-owned subsidiary of the Company (the “Subsidiary”), terminated their business relationship (the “Business Relationship”) with Videocon Industries Limited (“Videocon”) and Mars Overseas Limited, an affiliate of Videocon (“Mars” and together with the Company, the Subsidiary and Videocon, the “Parties”).  The Business Relationship began in November 2007 and related to a proposed joint development effort between the Company and Videocon to develop a certain Nano Field Emission Display technology (the “Technology”). In connection with the proposed joint venture, (i) the Company granted a non-transferable, worldwide license to Videocon for the Technology (the “License”), (ii) the Subsidiary made a $5 million dollar loan to Mars (the “Subsidiary Loan”), (iii) Mars made an identical $5 million dollar loan to the Subsidiary (the “Mars Loan” and together with the Subsidiary Loan, the “Loans”), (iv) the Company sold to Mars 20 million shares of the Company’s common stock (the “Shares”) and (v) Global EPC Ventures Limited sold to the Company 1,495,845 global depository receipts of Videocon (the “GDRs”). The Shares and GDRs were subsequently used to secure the Loans.

Because Videocon was unable to continue with its joint development responsibilities, the Technology was not jointly developed by the Parties. Accordingly, the Company and Videocon agreed to terminate the Business Relationship. In order to terminate the Business Relationship, the Parties entered into several agreements whereby: (i) the License was terminated, (ii) both of the Loans were canceled and (iii) the Shares and GDRs were exchanged for each other (collectively, the “Termination Transactions”). The result of these Termination Transactions was to undo the initial transactions between the Parties that set forth the Business Relationship. Aside from this business relationship there is no other material relationship between the Parties.  In accounting for the unwinding of this business relationship, the Company offset the two loans and then recorded its repurchased shares of common stock at the then current fair value of the GDRs and then retired and cancelled those shares.

Funding

During the second quarter of fiscal 2013, the entire principal amount of the Convertible Debentures due September 12, 2016, issued in September 2012, of $750,000 was converted into 8,152,170 shares of common stock.  For further details of this transaction see Note 6, “Convertible Debentures” herein.

In January 2013, we received aggregate gross proceeds of $1,765,000 from the issuance of Convertible Debentures due January 25, 2015, in a private placement.  During the third quarter of fiscal 2013, $325,000 of the principal amount of these debentures were converted into 2,166,775 shares of our common stock.  During the second quarter of fiscal 2014, $1,240,000 of the principal amount of these debentures were converted into 8,267,080 of shares of our common stock, and the remaining $200,000 of convertible debt was repaid in cash. For further details of this transaction see Note 6 “Convertible Debentures” herein.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On April 23, 2013, we entered into a common stock purchase agreement (the “Stock Purchase Agreement”) with Aspire Capital Fund LLC (“Aspire Capital”), which provides that Aspire Capital is committed to purchase up to an aggregate of $10 million of shares of our common stock over the two-year term of the agreement.  In consideration for entering into the Stock Purchase Agreement, concurrently with the execution of the agreement, we issued to Aspire Capital 3,500,000 shares of our common stock with a fair value of $700,000 as a commitment fee.  Upon execution of the Stock Purchase Agreement, Aspire Capital purchased 2,500,000 shares for $500,000.  In order to sell any additional shares under the Stock Purchase Agreement, we were required to have a registration statement covering the shares issued to Aspire Capital declared effective by the Securities and Exchange Commission (the “SEC”).  Such registration statement was declared effective by the SEC in June 2013. During the third and fourth quarters of fiscal year 2013 we sold an additional 2,880,000 shares of our common stock to Aspire Capital for approximately $592,000. The number of shares covered by, and the timing of, each purchase notice are determined by us, at our sole discretion.  The Company cannot execute any sales under the Stock Purchase Agreement when the closing price of our common stock is less than $0.15 per share.  Aspire Capital has no right to require any sales from us, but is obligated to make purchases as directed in accordance with the Stock Purchase Agreement.  The Stock Purchase Agreement may be terminated by us at any time, at our discretion, without any cost or penalty.  We incurred expenses of approximately $42,000 in connection with the execution of the Stock Purchase Agreement in addition to the 3,500,000 shares of our common stock we issued as a commitment fee.

In November 2013, the Company completed a private placement with a single institutional investor, pursuant to which the Company issued a $3,500,000 principal amount 6% convertible debenture due November 11, 2016. On September 9, 2014, the Company and the holder of the Convertible Debenture agreed to a transaction resulting in the conversion of the principal and accrued interest of the Convertible Debenture into 18,498,943 shares of the Company’s common stock, and the concurrent conversion of 15,978,943 of such shares of common stock into 3,500 shares of Series A Convertible Preferred Stock. For further details of this transaction see Note 6 “Convertible Debentures” herein.

In July 2014, the Company completed the sale of 16,000,000 shares of its common stock at the offering price of $0.25 per share. The net proceeds from this sale totaled approximately $3,673,000.  See Note 6, “Sale of Common Stock” for additional information regarding this transaction.

         During the year ended October 31, 2014, cash used in operating activities was approximately $2,379,000.  Cash used in investing activities was approximately $2,507,000, which principally resulted from the purchase of certificates of deposit totaling $5,200,000 which was partially offset by the proceeds on maturity of certificates of deposit totaling $2,700,000.  Our cash provided by financing activities was approximately $7,349,000, which resulted from the net proceeds from the sale of 16,000,000 shares of the Company’s common stock for approximately $3,673,000, the sale of convertible debentures in a private placement for $3,500,000, the proceeds from exercise of warrants to purchase common stock of approximately $300,000, and the proceeds from exercise of stock options of approximately $76,000 offset by the payment to redeem convertible debentures of $200,000.   As a result, our cash, cash equivalents, and short-term investments at October 31, 2014 increased approximately $4,963,000 to approximately $5,861,000 from approximately $898,000 at the end of fiscal year 2013.

Based on currently available information as of January 29, 2015, we believe that our existing cash, cash equivalents, short-term investments, accounts receivable and expected cash flows from patent licensing and enforcement, and other potential sources of cash flows will be sufficient to enable us to continue our business activities for at least 12 months.  However, our projections of future cash needs and cash flows may differ from actual results. If current cash on hand, cash equivalents, short term investments, accounts receivable and cash that may be generated from our business operations are insufficient to satisfy our liquidity requirements, we may seek to sell equity securities or obtain loans from various financial institutions where possible.  The sale of additional equity securities or convertible debt could result in dilution to our stockholders. We can give no assurance that we will generate sufficient cash flows in the future (through licensing and enforcement of patents, or otherwise) to satisfy our liquidity requirements or sustain future operations, or that other sources of funding, such as sales of equity or debt, would be available, if needed, on favorable terms or at all.  If we cannot obtain such funding if needed or if we cannot sufficiently reduce operating expenses, we would need to curtail or cease some or all of our operations.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.         SUBSEQUENT EVENT – AUO LAWSUIT AND SETTLEMENT

On December 29, 2014, the Company and AUO entered into a Settlement Agreement (the “Settlement Agreement”) and a Patent Assignment Agreement (the “Patent Assignment Agreement” and together with the Settlement Agreement, the “Agreements”) pursuant to which the Company received an aggregate of $9,000,000 from AUO. The Agreements were entered into to resolve a lawsuit filed by the Company against AUO, relating to the Company’s patented ePaper® Electrophoretic Display, and Nano Field Emission Display (“nFED”) technologies.

Background

In May 2011, the Company entered into an Exclusive License Agreement (the “EPD License Agreement”) and a License Agreement (the “Nano Display License Agreement”) with AUO (together the “AUO License Agreements”).  Under the EPD License Agreement, the Company provided AUO with an exclusive, non-transferable, worldwide license to its ePaper® Electrophoretic Display (“EPD”) patents and technology, in connection with AUO jointly developing EPD products with the Company.  Under the Nano Display License Agreement, the Company provided AUO with a non-exclusive, non-transferable, worldwide license to its Nano Field Emission Display patents and technology, in connection with AUO jointly developing nFED products with the Company.

On January 28, 2013, the Company terminated the AUO License Agreements due to numerous alleged material and continual breaches of the agreements by AUO.  On January 28, 2013, the Company also filed a lawsuit in the United States District Court for the Northern District of California against AUO and E Ink Corporation in connection with the AUO License Agreements, alleging breach of contract, breach of the implied covenant of good faith and fair dealing, fraudulent inducement, unjust enrichment, unfair business practices, and other charges (the “AUO/E Ink Lawsuit”).  In June 2013, the Company and AUO agreed to arbitrate the charges (the case against E Ink Corporation had been dismissed without prejudice) (the “AUO/E Ink Arbitration”).

The Agreements

Pursuant to the Settlement Agreement, AUO paid the Company $2,000,000 in U.S. currency, net of any Taiwanese withholding taxes. The Settlement Agreement further provides that:

•         theCompany will dismiss the AUO/E Ink Lawsuit and AUO/E Ink Arbitration, with prejudice;

•         theAUO License Agreements are terminated;

•         AUO gives up all rights to the nFED Technology;

•         for a period of two years, the Company agrees not to initiate (whether on its own or through a third party) any patent infringement lawsuits against AUO or its affiliates alleging infringement by AUO’s or AUO’s affiliates products or services, for patents owned or controlled by the Company as of the date of the Settlement Agreement. Any potential damages for patent infringement will toll uninterrupted during this two year period. The prohibition does not apply to patents acquired by the Company after the date of the Settlement Agreement; and

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

•         each of AUO and the Company mutually released each other from all claims that either may have against the other in connection with the AUO License Agreements, including any claims relating to the ePaper® Electrophoretic Display and nFED patents and technologies.

 Pursuant to the Patent Assignment Agreement, AUO paid the Company $7,000,000 in U.S. currency, net of any Taiwanese withholding taxes in exchange for the Company’s ePaper® Electrophoretic Display patent portfolio for which AUO was previously the exclusive licensee, consisting of:

•         10 active U.S. patents and 1 U.S. pending patent application; and

•         103 expired and/or abandoned U.S. and foreign patents and/or patent applications.

In connection with the lawsuit and settlement, the Company incurred a total of approximately $3,604,000 of contingent legal fees and litigation costs, of which $3,500,000 was paid subsequent to October 31, 2014.

  The following pro forma condensed consolidated balance sheet as of October 31, 2014, recognizes the effects of the AUO Settlement as if it occurred on October 31, 2014. Accordingly, net cash balances increased by $5,500,000 liabilities were decreased by $202,000 and the accumulated deficit was reduced by $5,702,000.

Pro Forma Condensed Consolidated Balance Sheet

October 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$8,861,246
Short-term investments in certificates of deposit	2,500,000
Accounts receivable	400,000
Prepaid expense and other current assets	60,577
Total current assets	11,821,823
Patent, net of accumulated depreciation of $314,453	2,721,658
Property and equipment, net	11,875
Total assets	$14,555,356

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,047,466
Royalties and contingent legal fees	560,076
Total current liabilities	1,607,542
Patent acquisition obligation	3,236,281
Total liabilities	4,843,823
Shareholders’ equity:
Preferred stock, par value $100 per share	-
Series A preferred stock, par value $100 per share	350,000
Common stock, par value $.01 per share	2,196,922
Additional paid-in capital	146,232,373
Accumulated deficit	(139,067,762)
Total shareholder’s equity	9,711,533
Total liabilities and shareholders’ equity	$14,555,356

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of ITUS Corporation and its wholly owned subsidiaries.  All intercompany transactions have been eliminated.

 Revenue Recognition

Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed pursuant to the terms of the arrangement, (iii) amounts are fixed or determinable, and (iv) the collectability of amounts is reasonably assured.

Patent Monetization and Patent Assertion

In general, revenue arrangements provide for the payment of contractually determined fees in consideration for the grant of certain intellectual property rights for patented technologies owned or controlled by our operating subsidiaries.  These rights typically include some combination of the following:  (i) the grant of a non-exclusive, retroactive and future license to manufacture and/or sell products covered by patented technologies owned or controlled by our operating subsidiaries, (ii) a covenant-not-to-sue, (iii) the release of the licensee from certain claims, and (iv) the dismissal of any pending litigation.  The intellectual property rights granted are perpetual in nature, extending until the expiration of the related patents.  Pursuant to the terms of these agreements, our operating subsidiaries have no further obligation with respect to the grant of the non-exclusive retroactive and future licenses, covenants-not-to-sue, releases, and other deliverables, including no express or implied obligation on our operating subsidiaries’ part to maintain or upgrade the technology, or provide future support or services.  Generally, the agreements provide for the grant of the licenses, covenants-not-to-sue, releases, and other significant deliverables upon execution of the agreement and do not require future performance by ITUS.  As such, the earnings process is complete and revenue is recognized upon the execution of the agreement, when collectability is reasonably assured, and when all other revenue recognition criteria have been met.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Display Technology Development and License Fees

We assessed the revenue guidance of Accounting Standards Codification (“ASC”) 605-25 “Multiple-Element Arrangements” (“ASC 605-25”) to determine whether multiple deliverables in our arrangements with AUO represent separate units of accounting.  Under the AUO License Agreements, we received initial development and license fees of $3 million, of aggregate development and license fees of up to $10 million.  The additional $7 million in development and license fees were to be payable upon completion of certain conditions for the respective technologies.  We determined that the transfer of the licensed patents and technology and the effort involved in completion of the conditions for the respective technologies represent a single unit of accounting for each technology.  Accordingly, using a proportional performance method, during the third quarter of fiscal year 2011 we began recognizing the $3 million initial development and license fees over the estimated periods that we expected to complete the conditions for the respective technologies. Each of the license agreements also provided for the basis for royalty payments on future production, if any, by AUO to the Company, which we have determined represent separate units of accounting.  We did not recognize any portion of the $7 million of additional development and license fees or any royalty income under the AUO License Agreements. Development and license fee payments received from AUO which are in excess of the amounts recognized as revenue (approximately $1,187,000 as of October 31, 2013) are recorded as non-refundable deferred revenue on the October 31, 2013 consolidated balance sheet.

As a result of the AUO/E Ink Lawsuit described above we did not record any display technology development and license fee revenue during the period from the fourth quarter of fiscal 2012 through the second quarter of this fiscal year due to uncertainty as to our remaining performance obligations, if any.  Based on our assessment performed for the third quarter of fiscal 2014, we determined that we have no further performance obligations under the AUO License Agreements and accordingly we recognized display technology development and license fee revenue of approximately $1,187,000, representing the balance of the initial $3 million payment received from AUO.

On December 29, 2014, we settled our lawsuit against AUO and received gross proceeds of $9 million (Note 2).

Inventor Royalties and Contingent Legal Fees

Inventor royalties and contingent legal fees are expensed in the consolidated statements of operations in the period that the related revenues are recognized.

Fair Value Measurements

ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”)defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.  In accordance with ASC 820, we have categorized our financial assets and liabilities, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy as set forth below.  If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Financial assets and liabilities recorded in the accompanying consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1 - Financial instruments whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market which we have the ability to access at the measurement date.

Level 2 - Financial instruments whose values are based on quoted market prices in markets where trading occurs infrequently or whose values are based on quoted prices of instruments with similar attributes in active markets.

Level 3 – Financial instruments whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.  These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the instrument.

The following table presents the hierarchy for our financial assets measured at fair value on a recurring basis as of October 31, 2014:

	Level 1	Level 2	Level 3	Total

Money market funds – Cash and cash equivalents	$155,964	$-	$-	$155,964
Certificates of deposit - Short term investments	$-	2,500,000	-	2,500,000
Total financial assets	$155,964	$2,500,000	$-	$2,655,964

The following table presents the hierarchy for our financial assets measured at fair value on a recurring basis as of October 31, 2013:

	Level 1	Level 2	Level 3	Total
Money market funds – Cash and cash equivalents	$303,670	$-	$-	$303,670
Videocon Industries Limited global depository receipts	4,197,341	-	-	4,197,341
Total financial assets	$4,501,011	$-	$-	$4,501,011

The following table presents the hierarchy for our financial liabilities measured at fair value on the transaction date and then amortized, as of October 31, 2014:

	Level 1	Level 2	Level 3	Total

Patent acquisition obligation	-	-	3,236,281	3,236,281

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the hierarchy for our financial liabilities measured at fair value on a recurring basis as of October 31, 2013:

	Level 1	Level 2	Level 3	Total

Derivative liability	$-	$-	$540,000	$540,000

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

For the two years ended October 31, 2014
Derivative liability:
Balance October 31, 2012	$-
Fair value of bifurcated conversion feature issued	1,180,000
Change in value of bifurcated conversion feature	(475,189)
Reduction of bifurcated conversion feature upon conversion of debentures	(164,811)
Balance October 31, 2013	540,000

Fair value of bifurcated conversion feature issued	1,570,000
Change in value of bifurcated conversion feature	592,945
Reduction of bifurcated conversion feature upon conversion of debentures	(2,702,945)
Balance October 31, 2014	$-

Patent acquisition obligation:
Balance October 31, 2013	$-
Initial fair value, discounted to present value	2,850,511
Amortized interest on patent obligation	385,770
Balance October 31, 2014	$3,236,281

The bifurcated conversion feature is accounted for as a derivative liability and is measured at fair value using a Monte Carlo simulation model and is classified within Level 3 of the valuation hierarchy.

The significant assumptions and valuation methods that the Company used to determine fair value and the change in fair value of the Company’s derivative financial instrument are discussed in Note 6, “Convertible Debentures”. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Principal Financial Officer with support from the Company’s consultants.

In accordance with the provisions of ASC 815, the Company presents the bifurcated conversion feature liability at fair value in its consolidated balance sheet, with the corresponding changes in fair value, if any, recorded in the Company’s consolidated statements of operations for the applicable reporting periods.  As disclosed in Note 6, the Company computed the fair value of the derivative liability at the date of issuance and the reporting date of October 31, 2013 using the Monte Carlo simulation model.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company developed the assumptions that were used as follows: The stock price on the valuation date of the Company’s common stock was derived from the trading history of the Company’s common stock.  The stock premium for liquidity was computed as the premium required to adjust for the effect of the additional time that it would be expected to take for the market to absorb the converted shares and warrant exercises, given the Company’s current trading volume.  The term represents the remaining contractual term of the derivative; the volatility rate was developed based on analysis of the Company’s historical volatility; the risk free interest rate was obtained from publicly available US Treasury yield curve rates; the dividend yield is zero because the Company has not paid dividends and does not expect to pay dividends in the foreseeable future.

Our non-financial assets that are measured on a non-recurring basis include our property and equipment which are measured using fair value techniques whenever events or changes in circumstances indicate a condition of impairment exists.  The estimated fair value of accounts payable and accrued expenses approximates their individual carrying amounts due to the short term nature of these measurements.  It is impractical to determine the fair value of the loan receivable and loan payable to the related party given the nature of these loans.  The convertible debentures have been reported net of the discount for the beneficial conversion features and related warrants.  Cash and cash equivalents are stated at carrying value which approximates fair value.

Cash and Cash Equivalents

Cash equivalents consistsof highly liquid, short term investments with original maturities of three months or less when purchased.

Short-term Investments

At October 31, 2014, we had certificates of deposit with maturities greater than 90 days when acquired of $2,500,000 that were classified as short-term investments and reported at fair value.   At October 31, 2013, we did not have any short-term investments.

Patents

Our only identifiable intangible assets are patents and patent rights.  We capitalize patent and patent rights acquisition costs and amortize the cost over the estimated economic useful life.  Patent acquisition costs capitalized during the years ended October 31, 2014 and 2013, was approximately $3,036,000 and $-0-, respectively.  We recorded patent amortization expense of approximately $314,000 and $-0- during the years ended October 31, 2014 and 2013, respectively.

Investment Securities

We classify our investment securities as available-for-sale.  Available-for-sale securities are recorded at fair value.  Unrealized gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a component of accumulated other comprehensive income (loss) until realized.  Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.  Dividend and interest income are recognized when earned.

We monitor the value of our investments for indicators of impairment, including changes in market conditions and the operating results of the underlying investment that may result in the inability to recover the carrying value of the investment.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Convertible Instruments

The Company accounts for hybrid contracts that feature conversion options in accordance with applicable generally accepted accounting principles (“GAAP”).  ASC  815 “Derivatives and Hedging Activities,” (“ASC 815”) requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

The Company accounts for convertible instruments, when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, in accordance with ASC 470-20 “Debt with Conversion and Other Options” (“ASC 470-20”). Under ASC 470-20 the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. The Company accounts for convertible instruments (when the Company has determined that the embedded conversion options should be bifurcated from their host instruments) in accordance with ASC 815.  Under ASC 815, a portion of the proceeds received upon the issuance of the hybrid contract are allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in results of operations.

The conversion features of the convertible debentures issued in January 2013 and November 2013 qualified as an embedded derivative instruments and were bifurcated from the host convertible debentures. Accordingly, these instruments have been classified as a derivative liabilities in the accompanying consolidated balance sheet.  Derivative liabilities are initially recorded at fair value and are then re-valued at each reporting date, with changes in fair value recognized in earnings during the reporting period.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Common Stock Purchase Warrants

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provides a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock as defined in ASC 815-40 "Contracts in Entity's Own Equity". The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).  The Company assesses classification of common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities or equity is required.

Income Taxes

We recognize deferred tax assets and liabilities for the estimated future tax effects of events that have been recognized in our financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.  A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Stock-Based Compensation

We maintain stock equity incentive plans under which we may grant non-qualified stock options, incentive stock options, stock appreciation rights, stock awards, performance and performance-based awards, or stock units to employees, non-employee directors and consultants.

Stock Option Compensation Expense

We account for stock options granted to employees and directors using the accounting guidance in ASC 718 “Stock Compensation” (“ASC 718”).  In accordance with ASC 718, we estimate the fair value of service based options and performance based options on the date of grant, using the Black-Scholes pricing model.  For options vesting if the trading price of the Company’s common stock exceeds two separate price targets, we use a Monte Carlo Simulation in estimating the fair value at grant date. We recognize compensation expense for stock option awards over the requisite or implied service period of the grant.  With respect to performance based awards, compensation expense is recognized when the performance target is deemed probable.  We recorded stock-based compensation expense, related to stock options granted to employees and directors, of approximately $2,128,000 and $2,693,000, during the years ended October 31, 2014 and 2013, respectively.

Included in stock-based compensation cost for employees and directors during the years ended October 31, 2014 and 2013 was approximately $1,426,000 and $2,314,000, respectively, related to the amortization of compensation cost for stock options granted in prior periods but not yet vested.  As of October 31, 2014, there was unrecognized compensation cost related to non-vested stock options granted to employees and directors, related to service based options of approximately $2,482,000 which will be recognized over a weighted-average period of 1.6 years and related to performance based options of approximately $647,000, which will be recognized when achievement is considered probable.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

We account for stock options granted to consultants using the accounting guidance included in ASC 505-50 “Equity-Based Payments to Non-Employees” (“ASC 505-50”). In accordance with ASC 505-50, we estimate the fair value of service based stock options and performance based options at each reporting period, using the Black-Scholes pricing model.  For options vesting if the trading price of the Company’s common stock exceeds price targets we estimate the fair value at each reporting period using a Monte Carlo Simulation.  We recognize compensation expense for service based stock options and options subject to market conditions over the requisite or implied service period of the grant.  For performance based awards, compensation expense is recognized when the performance target is achieved.

We recorded consulting expense, related to stock options granted to consultants, during the years ended October 31, 2014 and 2013 of approximately $1,022,000 and $1,105,000, respectively. Stock-based consulting expense for the years ended October 31, 2014 and 2013 includes approximately $964,000 and $1,105,000, respectively, related to the amortization of compensation cost for stock options granted in prior periods but vested in the current period. As of October 31, 2014, there was unrecognized consulting expense related to non-vested stock options granted to consultants, related to service based options of approximately $964,000, which will be recognized over a weighted-average period of 1.1 years.

Fair Value Determination

We use the Black-Scholes pricing model in estimating the fair value of stock options which vest over a specific period of time or upon achieving performance targets. To determine the weighted average fair value of stock options on the date of grant, employees and directors are included in a single group.  The fair value of stock options granted to consultants is determined on an individual basis.  The stock options we granted during the year ended October 31, 2014 consisted of awards with 10-year terms that vest over one year, options with 10-year terms that vest over 36 months, options with 5-year terms which vest immediately and options with 10-year terms which vest upon achievement of performance milestones.  The stock options we granted during the year ended October 31, 2013 consisted of awards of options with 5-year terms, which vest over one year and options with 10-year terms which vest in three annual installments commencing on the date of grant or over a nine month period.

The following weighted average assumptions were used in estimating the fair value of stock options granted during the years ended October 31, 2014 and 2013

	For the Year Ended October 31,

	2014	2013
Weighted average fair value at grant date	$ 0.23	$ 0.17
Valuation assumptions:
Expected life ( years)	5.80	5.26
Expected volatility	115.3%	116.5%
Risk-free interest rate	1.82%	.73%
Expected dividend yield	0	0

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The expected term of stock options represents the weighted average period the stock options are expected to remain outstanding.  We use the simplified method to determine expected term.  The simplified method was adopted since we do not believe that historical experience is representative of future performance because of the impact of the changes in our operations and the change in terms from historical options which vested immediately to terms including vesting periods of up to three years.  Under the Black-Scholes pricing model, we estimated the expected volatility of our shares of common stock based upon the historical volatility of our share price over a period of time equal to the expected term of the options.  We estimated the risk-free interest rate based on the implied yield available on the applicable grant date of a U.S. Treasury note with a term equal to the expected term of the underlying grants.  We made the dividend yield assumption based on our history of not paying dividends and our expectation not to pay dividends in the future.

Under ASC 718, the amount of stock-based compensation expense recognized is based on the portion of the awards that are ultimately expected to vest.  Accordingly, if deemed necessary, we reduce the fair value of the stock option awards for expected forfeitures, which are forfeitures of the unvested portion of surrendered options.  Based on our historical experience and future expectations, we have not reduced the amount of stock-based compensation expenses for anticipated forfeitures.

We will reconsider use of the Black-Scholes pricing model if additional information becomes available in the future that indicates another model would be more appropriate.  If factors change and we employ different assumptions in the application of ASC 718 in future periods, the compensation expense that we record under ASC 718 may differ significantly from what we have recorded in the current period.

Net Loss Per Share of Common Stock

In accordance with ASC 260, “Earnings Per Share”, basic net loss per common share (“Basic EPS”) is computed by dividing net loss by the weighted average number of common shares outstanding.  Diluted net loss per common share (“Diluted EPS”) is computed by dividing net loss by the weighted average number of common shares and dilutive common share equivalents and convertible securities then outstanding.  Diluted EPS for all years presented is the same as Basic EPS, as the inclusion of the effect of common share equivalents then outstanding would be anti-dilutive.  For this reason, excluded from the calculation of Diluted EPS for the years ended October 31, 2014 and 2013, were options to purchase 75,063,770 and 63,122,845 shares, respectively, warrants to purchase 26,123,281 shares and 9,878,759 shares, respectively, preferred stock convertible into18,498,943 shares and -0- shares and debentures convertible into -0- shares and 9,604,820 shares, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Estimates and assumptions are used for, but not limited to, determining stock-based compensation, asset impairment evaluations, tax assets and liabilities, license fee revenue, the allowance for doubtful accounts, depreciation lives and other contingencies. Actual results could differ from those estimates.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Effect of Recently Issued Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers.  This amendment updates addressing revenue from contracts with customers, which clarifies existing accounting literature relating to how and when a company recognizes revenue. Under the standard, a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services.  The amendments for this standard update are effective for interim and annual reporting periods beginning after December 15, 2016, and are to be applied retrospectively or the cumulative effect as of the date of adoption, with early application not permitted.  We are currently evaluating the impact ASU 2014-09 will have on our consolidated financial statements and related disclosures.

In June 2014, the FASB issued Accounting Standards Update 2014-12 (“ASU 2014-12”), Compensation – Stock Compensation.  This amendment requires that a performance target that affects vesting and could be achieved after the requisite service period shall be treated as a performance condition. Adoption of this standard is required for annual periods beginning after December 15, 2015. Early adoption is permitted. We are currently evaluating the impact ASU 2014-12 will have on our consolidated financial statements and related disclosures.

In August 2014, the FASB issued Accounting Standards Update 2014-15 (“ASU 2014-15”), this amendment requires management to assess an entity’s ability to continue as a going concern every reporting period including interim periods, and to provide related footnote disclosure in certain circumstances. Adoption of this standard is required for annual periods beginning after December 15, 2016 and are to be applied retrospectively or the cumulative effect as of the date of adoption. Early adoption is permitted. We are currently evaluating the impact ASU 2014-15 will have on our consolidated financial statements and related disclosures.

Concentration of Credit Risks

Financial instruments that potentially subject us to concentrations of credit risk are cash equivalents, short-term investments and accounts receivable.  Cash equivalents are primarily highly rated money market funds. Short-term investments are certificates of deposit within federally insured limits. Management reviews our accounts receivable and other receivables for potential doubtful accounts and maintains an allowance for estimated uncollectible amounts. Our policy is to write-off uncollectable amounts at the time it is determined that collection will not occur.

Four licensees individually accounted for 22%, 16%, 14% and 10%, respectively, of revenues from patent assertion activities. One licensee accounted for 90% of revenue during fiscal year 2013. Fifteen licensees accounted for 100% of accounts receivable at October 31, 2014 and one licensee accounted for 100% of accounts receivable at October 31, 2013.

4.         INVESTMENTS

Short-term Investments

At October 31, 2014 and October 31, 2013, we had of certificates of deposit totaling $2,500,000 and $-0-, respectively.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Investment in Videocon

Our investment in Videocon is classified as an "available-for-sale security" and reported at fair value, with unrealized gains and losses excluded from operations and reported as component of accumulated other comprehensive income (loss) in shareholders’ equity.  The original cost basis of $16,200,000 was determined using the specific identification method.  The fair value of the Videocon GDRs is based on the price on the Luxembourg Stock Exchange, which price is based on the underlying price of Videocon’s equity shares which are traded on stock exchanges in India with prices quoted in rupees.

ASC 320 “Investments-Debt and Equity Securities” (“ASC 320”) and SEC guidance on other than temporary impairments of certain investments in equity securities requires an evaluation to determine if the decline in fair value of an investment is either temporary or other than temporary.  Unless evidence exists to support a realizable value equal to or greater than the carrying cost of the investment, an other than temporary impairment should be recorded.  At each reporting period we assess our investment in Videocon to determine if a decline that is other than temporary has occurred.  In evaluating our investment in Videocon at October 31, 2013, we determined that based on both the duration and the continuing magnitude of the market price decline compared to the carrying cost basis of approximately $5,382,000, and the uncertainty of its recovery, a write-down of the investment of approximately $1,185,000 should be recorded as of October 31, 2013, and a new cost basis of approximately $4,197,000 should be established.  On August 29, 2014, we exchanged the Videocon GDRs for 20,000,000 shares of our common stock, see Note 1 “Business and Funding – Description of Business – Unwinding of Business Relationship and Interest with Videocon”.  The investment was written down by approximately $63,000 to its fair value of approximately $4,135,000 prior to the disposition on August 29, 2014.  As of October 31, 2014, we have recorded other than temporary impairments in our investment in Videocon GDRs of approximately $12,065,000.

The fair value of the Videocon GDRs on the date of disposition, reversal of unrealized loss and the other than temporary impairment for the years ended October 31, 2014 and 2013 are as follows:

Investment in Videocon
Fair Value as of October 31, 2012	$4,728,367
Reversal of unrealized loss as of October 31,2012	653,684
Other than temporary impairment	(1,184,710)
Fair Value as of October 31, 2013	4,197,341
Other than temporary impairment	(62,825)
Fair value of Videocon GDRs on date of disposition	(4,134,516)
Fair Value as of October 31, 2014	$-0-

Investment in ZQX Advisors, LLC

In August 2009, we entered into an Engagement Agreement with ZQX Advisors, LLC (“ZQX”) to assist us in seeking business opportunities and licenses for our electrophoretic display technology.  Concurrently with entering into the Engagement Agreement, we acquired a 19.5% ownership interest in ZQX.  On January 21, 2013, we terminated the Engagement Agreement with ZQX, but currently retain our 19.5% interest in ZQX. We have classified our interest in ZQX of approximately $48,000 as a reduction of additional paid-in capital within shareholders’ deficiency since this investment in ZQX consists entirely of our equity securities.  During the year ended October 31, 2013, we received approximately $24,000 representing our share of the proceeds from the sale of our common stock by ZQX.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.         ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued liabilities consist of the following as of:

	October 31,
	2014	2013
Accounts payable	$540,179	$527,208
Payroll and related expenses	372,753	345,484
Accrued litigation expense, consulting and other professional fees	320,493	248,730
Accrued other	16,001	155,048
	$1,249,426	$1,276,470

6.           CONVERTIBLE DEBENTURES

Convertible Debenture due September 2016

In September 2012, the Company received aggregate gross proceeds of $750,000 from the issuance of 8% convertible debentures due September 12, 2016 in a private placement, of which $300,000 was sold to the Company’s current Chairman and then Chief Executive Officer and one other director of the Company.  The debentures paid interest quarterly and were convertible into shares of our common stock at a conversion price of $0.092 per share on or before September 12, 2016.  The Company recorded a discount to the carrying amount of the debentures of approximately $717,000 related to the debentures’ beneficial conversion feature.  The Company was permitted to prepay the debentures at any time without penalty upon 30 days prior notice.  The Company also had the option to pay interest on the debentures in common stock.  During the second quarter of fiscal 2013, the entire $750,000 principal amount of these debentures were converted into 8,152,170 shares of common stock and an additional 100,725 shares were issued in payment of approximately $9,300 of accrued interest through the conversion date.  The conversion of the debentures resulted in a charge to interest expense of approximately $717,000 during the second quarter of fiscal 2013.

Convertible Debenture due January 2015

In January 2013, the Company received aggregate gross proceeds of $1,765,000 from the issuance of 8% convertible debentures due January 25, 2015 (“Convertible Debenture due January 2015”), of which $250,000 was received from our current President, Chief Executive Officer and director, and two other directors of the Company. The debentures paid interest quarterly and were convertible into shares of our common stock at a conversion price of $0.15 per share on or before January 25, 2015. The embedded conversion feature had certain weighted average anti-dilution protection provisions which would be triggered if the Company issues its common stock, or certain common stock equivalents, (as defined) at a price below $0.15 per share.  The Company had the option to pay any interest on the debentures in common stock based on the average of the closing prices of  our common stock for the 10 trading days immediately preceding the interest payment date. The Company also had the option to pay any interest on the debentures with additional debentures.  The Company had the right to prepay the debentures at any time without penalty upon 30 days prior notice but only if the sales price of the common stock is at least $.30 for 20 trading days in any 30-day trading period ending no more than 15 days before the Company’s prepayment notice.  In conjunction with the issuance of the debentures, the Company issued warrants (the “Convertible Debenture Warrant”) to purchase 5,882,745 shares of its common stock.  Each warrant grants the holder the right to purchase one share of the Company’s common stock at the purchase price of $0.30 per share on or before January 25, 2016. The Convertible Debenture Warrant may be exercised on a cashless basis only if there is not an effective registration statement covering such shares.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company determined, based upon authoritative guidance, that the conversion feature embedded within the Convertible Debenture due January 2015 should be valued separately and bifurcated from the host instrument and accounted for as a free-standing derivative liability and that the Convertible Debenture Warrant should also be valued and accounted for separately as an equity instrument.

The Company determined the fair value of each of the three elements included within the Convertible Debenture due January 2015.  The debenture portion (without the conversion feature) bearing interest at 8% was determined to be a debt instrument with a fair value of $1,490,000.  The embedded conversion feature was determined to be a derivative liability with a fair value of $1,180,000.  The Convertible Debenture Warrant was determined to be an equity instrument with a fair value of $370,000.  The Company determined the fair value of each of these instruments based upon the assumptions and methodologies as discussed below.

Since the Convertible Debenture Warrant was determined to be an equity instrument, the Company first computed the relative fair value of the Convertible Debenture due January 2015 (including the value of its conversion feature) with a fair value of $2,670,000 and the Convertible Debenture Warrant with a fair value of $370,000.   Accordingly, the relative fair value of the Convertible Debenture Warrant and the Convertible Debenture due January 2015 (including the value of its conversion feature) was determined to be $214,819 and $1,550,181, respectively.  Then, from the relative fair value of the Convertible Debenture due January 2015, the Company deducted in full the fair value of the embedded conversion feature of $1,180,000.   The discount of $1,394,819 applied to the face value of the Convertible Debenture due January 2015 consists of the sum of the relative fair value of the Convertible Debenture Warrant of $214,819 and the full value of the bifurcated conversion option derivative liability of $1,180,000.  The Convertible Debenture due January 2015 was recorded at a net value of $370,181, representing its face value of $1,765,000, less aggregate discounts for the derivative liability and warrant of $1,394,819, as summarized in the table below.

Face value of Convertible Debenture due January 2015		$1,765,000
Fair value of embedded conversion feature	$1,180,000
Relative fair value of Convertible Debenture Warrant	214,819
Discount	$1,394,819	(1,394,819)
Proceeds attributable to the Convertible Debenture due January 2015		$370,181

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accordingly, the Company accounted for the full amount of the discount as an offset to the Convertible Debenture due January 2015, amortizable under the effective interest method over the term of the debenture.

The Company calculated the fair value of the embedded conversion feature of the Convertible Debenture due January 2015 using a Monte Carlo simulation, with the observable assumptions as provided in the table below. The significant unobservable inputs used in the fair value measurement of the reporting entity’s embedded conversion feature are expected stock prices, levels of trading and liquidity of the Company stock, probability of default of the host instrument, and loss severity in the event of such default. Significant increases in the expected stock prices and expected liquidity would result in a significantly higher fair value measurement. Significant increases in either the probability or severity of default of the host instrument would result in a significantly lower fair value measurement.

As of January 25, 2013

Stock price on valuation date	$0.21
Conversion price	$0.15
Stock premium for liquidity	57%
Term (years)	2.00
Expected volatility	110%
Weighted average risk-free interest rate	0.3%
Trials	100,000
Aggregate fair value	$1,180,000

The Company calculated the fair value of the Convertible Debenture Warrant issued on January 25, 2013 using the Black-Scholes option pricing model with the following assumptions:

As of January 25, 2013

Stock price on valuation date	$0.21
Exercise price	$0.30
Stock premium for liquidity	38%
Term (years)	3.00
Warrant exercise trigger price	41%
Expected volatility	95%
Weighted average risk-free interest rate	0.4%
Number of warrants	5,882,745
Aggregate fair value	$370 ,000

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company determined the fair value of the Convertible Debenture due January 2015 by preparing an analysis of discounted cash flows, using a discount rate of 18.6%, which the Company deemed appropriate given the Company’s current risk scenarios.

In connection with the Convertible Debenture due January 2015, the Company provided compensation to the placement agent consisting of a cash fee of $41,400 and a warrant for the purchase of 276,014 shares of the Company’s common stock (“Placement Agent Warrant”).  The terms of the Placement Agent Warrant are identical to the terms of the Convertible Debenture Warrant, and using Black-Scholes, upon issuance, was determined to have a fair value of $17,360. Assumptions for the valuation of the Placement Agent Warrant were identical to those provided above for the Convertible Debenture Warrant.  In addition, issuance costs included legal fees of approximately $25,000.

The sum of the issuance costs was $83,760, and this cost was allocated as provided below:

Attributable to:	Accounting Treatment	Amount
The embedded conversion feature (derivative)	Expensed as incurred	$55,999
The 8% Convertible Debenture Warrant	Charged to additional paid-in capital	10,194

The 8% Convertible Debenture	Recorded as deferred issuance costs and amortized under the interest method over the term of the 8% Convertible Debenture	17,567
Total		$83,760

             In connection with the issuance of the Convertible Debenture due January 2015, on April 24, 2013, the Company prepared and filed a registration statement registering for resale the shares of its common stock which may be issued upon the conversion of the debenture consistent with the terms and conditions of the registration rights agreement the Company entered into with the holders of the registrable shares listed above. The registration statement was declared effective by the SEC on June 19, 2013.

The Company has agreed to maintain the effectiveness of the registration statement through the earlier of three years from the date of the issuance of the Convertible Debenture due January 2015 or until Rule 144 of the Securities Act is available to the holders to allow them to sell all of their registrable securities thereunder.

The derivative liability related to the embedded conversion feature was revalued at each reporting period as well as on the date of all conversions, as discussed, below.

As of October 31, 2013, the Company determined the fair value of the derivative liability to be $540,000, and accordingly, during the year ended October 31, 2013, the Company recorded a gain on the change in the fair value of the derivative liability of approximately $475,000.  As of October 31, 2014, the Company determined the fair value of the derivative liability to be $-0-, as the full value of the Convertible Debenture due January 2015 was converted and/or repaid in full during the year ended October 31, 2014 and accordingly, during the year ended October 31, 2014, the Company recorded a loss on the change in the fair value of the derivative of approximately $1,131,000.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of October 31, 2013, the Company calculated the fair value of the embedded conversion feature of the Convertible Debenture due January 2015 using a Monte Carlo simulation, with the observable assumptions as provided in the table below.  The significant unobservable inputs used in the fair value measurement of the reporting entity’s embedded conversion feature are expected stock prices, levels of trading and liquidity of the Company stock, probability of default of the host instrument, and loss severity in the event of such default.  Significant increases in the expected stock prices and expected liquidity would result in a significantly higher fair value measurement.  Significant increases in either the probability or severity of default of the host instrument would result in a significantly lower fair value measurement.

As of October 31, 2013

Stock price on valuation date	$0.195
Conversion price	0.15
Stock premium for liquidity	42%
Term (years)	1.25
Expected volatility	115%
Weighted average risk-free interest rate	0.3%
Trials	100,000
Aggregate fair value	$540,000

 The fair value of the derivative liability associated with the conversions and repayments of the Convertible Debenture due January 2015 was approximately $1,671,000 immediately prior to the conversions and repayments.

As of April 30, 2014, the Convertible Debenture due January 2015 was extinguished in full.  However, the Company needed to determine the fair value of the derivative liability for the embedded conversion feature immediately prior to the conversion, in order to determine the change in the fair value of the derivative for the period. The Company determined to measure the derivative immediately prior to the conversion at its intrinsic value, since this method most fairly measured the value of the derivative liability. The intrinsic value computation is provided below.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of April 30, 2014

Stock price used for valuation	$0.34
6,667 shares issued per $1,000 face value
Aggregate intrinsic value of the $1,150,000 of principal outstanding on April 30, 2014, immediately prior to conversion and repayment	$1,456,797

The amortization of debt discount related to the Convertible Debenture due January 2015 was approximately $233,000 and $273,000, for the years ended October 31, 2014 and 2013, respectively.

            During the year ended October 31, 2013, holders of $325,000 and $5,878 of principal and interest, respectively, of the Convertible Debenture due January 2015, converted their holdings into an aggregate of 2,166,775 and 20,125 shares of Common Stock.  During the year ended October 31, 2014, holders of $1,240,000 and $9,000 of principal and interest, respectively, of the Convertible Debenture due January 2015, converted their holdings into an aggregate of 8,267,080 and 29,633 shares of common stock and holders of $200,000 of principal of the Convertible Debenture due January 2015 consented to prepayment (without conversion) of obligations to them under the instrument’s prepayment provisions. During the years ended October 31, 2014 and 2013, in connection with these conversions and prepayments, the Company recorded losses on extinguishment of debt in the amounts of $482,915 and $343,517, respectively.  These losses represent the excess of the fair value of Common Stock on the date of conversion over the net book value of the debt on the date of conversion.  Since the conversion feature on the Convertible Debenture due January 2015 was determined to be a derivative liability, the net book value includes both the value of the debt, net of discount, and the portion of the derivative liability related to its conversion feature.

The loss on extinguishment of debt was calculated as follows:

	Year Ended October 31, 2014	Year Ended October 31, 2013

Face value of debt converted	$1,440,000	$325,000
Less: discount	(658,232)	(229,964)
Plus: fair value of derivative liability	1,670,704	164,811
Net book value of debt converted	$2,452,472	$259,847
Fair value of common stock issued	2,935,387	603,364
Loss on extinguishment of debt	$(482,915)	$(343,517)

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Convertible Debenture due November 2016

 In November 2013, the Company received aggregate gross proceeds of $3,500,000 from the issuance of 6% convertible debentures due November 11, 2016 (“Convertible Debenture due November 2016”). The debentures paid interest annually and were convertible into shares of our common stock at a conversion price of $0.1892 per share on or before November 11, 2016.  The embedded conversion feature had certain weighted average anti-dilution protection provisions which would be triggered if the Company issues its common stock, or certain common stock equivalents, (as defined) at a price below $0.142 per share.  The Company had the option to pay any interest on the debentures in common stock based on 90% of the volume weighted average closing sales price of our common stock for the 30 trading days immediately preceding the interest payment date.  In conjunction with the issuance of the debentures, the Company issued warrants (the “Convertible Debenture Warrant”) to purchase 9,249,472 shares of its common stock.  Each warrant granted the holder the right to purchase one share of the Company’s common stock at an initial fixed purchase price of $0.3784 per share (see discussion below of amendment to warrant exercise price) on or before November 11, 2016.  The Convertible Debenture Warrant may be exercised on a cashless basis only if there is not an effective registration statement covering such shares.

  The Company determined, based upon authoritative guidance, that the conversion feature embedded within the Convertible Debenture due November 2016 should be valued separately and bifurcated from the host instrument and accounted for as a free-standing derivative liability and that the Convertible Debenture Warrant should also be valued and accounted for separately as an equity instrument.

The Company determined the fair value of each of the three elements included within the Convertible Debenture due November 2016. The debenture portion (without the conversion feature) bearing interest at 6% was determined to be a debt instrument with a fair value of $2,710,000.  The embedded conversion feature was determined to be a derivative liability with a fair value of $1,570,000. The Convertible Debenture Warrant was determined to be an equity instrument with a fair value of $740,000. The Company determined the fair value of each of these instruments based upon the assumptions and methodologies as discussed below.

Since the Convertible Debenture Warrant was determined to be an equity instrument, the Company first computed the relative fair value of the Convertible Debenture due November 2016 (including the value of its conversion feature) with a fair value of $4,280,000 and the Convertible Debenture Warrant with a fair value of $740,000.   Accordingly, the relative fair value of the Convertible Debenture Warrant and the Convertible Debenture due November 2016 (including the value of its conversion feature) was determined to be $515,936 and $2,984,064, respectively.  Then, from the relative fair value of the Convertible Debenture due November 2016, the Company deducted in full the fair value of the embedded conversion feature of $1,570,000. The discount of $2,085,936 applied to the face value of the Convertible Debenture due November 2016 consists of the sum of the relative fair value of the Convertible Debenture Warrant of $515,936 and the full value of the bifurcated conversion option derivative liability of $1,570,000.  The Convertible Debenture due November 2016 was recorded at a net value of $1,414,064, representing its face value of $3,500,000, less aggregate discounts for the derivative liability and warrant of $2,085,936, as summarized in the table below.

Face value of Convertible Debenture due November 2016		$3,500,000
Fair value of embedded conversion feature	$1,570,000
Relative fair value of Convertible Debenture Warrant	515,936
Discount	$2,085,936	(2,085,936)
Proceeds attributable to the Convertible Debenture due November 2016		$1,414,064

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accordingly, the Company accounted for the full amount of the discount as an offset to the Convertible Debenture due November 2016, amortizable under the effective interest method over the term of the debenture.

The Company calculated the fair value of the embedded conversion feature of the Convertible Debenture due November 2016 using a Monte Carlo simulation, with the observable assumptions as provided in the table below. The significant unobservable inputs used in the fair value measurement of the reporting entity’s embedded conversion feature are expected stock prices, levels of trading and liquidity of the Company stock, probability of default of the host instrument, and loss severity in the event of such default. Significant increases in the expected stock prices and expected liquidity would result in a significantly higher fair value measurement. Significant increases in either the probability or severity of default of the host instrument would result in a significantly lower fair value measurement.

As of November 11, 2013

Stock price on valuation date	$0.20
Conversion price	$0.189
Discount for lack of marketability	35.5%
Term (years)	3.00
Expected volatility	102.8%
Weighted average risk-free interest rate	0.62%
Trials	100,000
Aggregate fair value	$1,570,000

 The Company calculated the fair value of the Convertible Debenture Warrant issued on November 11, 2013 using a Black Scholes Model, with the observable assumptions as provided in the table below. The significant unobservable inputs used in the fair value measurement of the reporting entity’s warrant value are expected stock prices, levels of trading and liquidity of the Company stock, probability of default of the host instrument, and loss severity in the event of such default. Significant increases in the expected stock prices and expected liquidity would result in a significantly higher fair value measurement. Significant increases in either the probability or severity of default of the host instrument would result in a significantly lower fair value measurement:

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of November 11, 2013

Stock price on valuation date	$0.20
Exercise price	$0.378
Discount for lack of marketability	22%
Term (years)	3.00

Expected volatility	102.8%
Weighted average risk-free interest rate	0.6%
Number of warrants	9,249,472
Aggregate fair value	$740,000

The Company determined the fair value of the Convertible Debenture due November 2016 by preparing an analysis of discounted cash flows, using a discount rate of 16.0%, which the Company deemed appropriate given the Company’s current risk scenarios.

In connection with the issuance of the Convertible Debenture due November 2016, the Company incurred legal costs which were allocated as provided below:

Attributable to:	Accounting Treatment	Amount

The embedded conversion feature (derivative)	Expensed as incurred	$8,593
The 8% Convertible Debenture Warrant	Charged to additional paid-in capital	2,824

The 8% Convertible Debenture	Recorded as deferred issuance costs and amortized under the interest method over the term of the 8% Convertible Debenture	7,739
Total		$19,156

            In connection with the issuance of the Convertible Debenture due November 2016, on February 7, 2014, the Company prepared and filed a registration statement registering for resale the shares of its common stock which may be issued upon the conversion of the debenture and exercise of the warrant consistent with the terms and conditions of the debenture agreement the Company entered into with the holders of the registrable shares listed above.

            The Company has agreed to maintain the effectiveness of the registration statement through the earlier of three years from the date of the issuance of the Convertible Debenture due November 2016 or until Rule 144 of the Securities Act is available to the holders to allow them to sell all of their registrable securities thereunder.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On September 9, 2014, holders of $3,500,000 and approximately $173,000 of principal and interest, respectively, of the Convertible Debenture due November 2016, converted their holdings into an aggregate of 18,498,943 shares of common stock the (“Conversion Common Stock”).   In addition, the Company exchanged and reissued the warrant for the purchase of 9,249,472 shares of common stock, and upon the reissuance, lowered the exercise price to $0.31 per share.   There was no change to the term of the warrant.

Immediately after the conversion, the holders exchanged 15,978,943 shares of the Conversion Common Stock into 3,500 shares of Series A Convertible Preferred Stock. Shortly thereafter, the Company retired and cancelled the 15,978,943 shares of common stock received in the exchange.

In connection with this conversion, the Company recorded a loss on conversion/exchange of approximately $2,216,000, as summarized below. This loss represents the excess of the fair value of the common stock issued, net of the shares of common stock exchanged for the issuance of 3,500 shares of Series A Convertible Preferred Stock, plus the fair value of the Series A Convertible Preferred Stock, on the date of the conversion, over the net book value of the debt on the date of conversion. Since the conversion feature on the Convertible Debenture due November 2016 was determined to be a derivative liability, the net book value includes the value of the debt, net of debt discount and deferred issuance costs, plus accrued interest and the derivative liability related to the conversion feature (after being marked to market) on the conversion date, and the change in the fair value of the warrant on the date of the conversion. Because the conversion rate of the Series A Convertible Preferred Stock of $ 0.1892 per share was less than the Company's closing stock price on the date of this transaction, the Company determined that the Series A Convertible Preferred Stock contained a beneficial conversion feature. The beneficial conversion feature was recorded in additional paid- in-capital as a result of the Company's accumulated deficit.

The loss on extinguishment of debt was determined as follows:

Securities extinguished:
Face value of convertible debenture converted	$3,500,000
Less: debt discount	(1,684,801)
Less: deferred issuance costs	(7,739)
Plus: accrued interest	173,833
Plus: fair value of derivative liability	1,032,241
Plus: fair value of warrant exchanged in connection with the conversion	805,000
Net book value of converted debenture, accrued interest, derivative liability and warrant exchanged	3,818,534

Securities issued in conversion/exchange:
Fair value of 2,520,000 shares of common stock issued, net (18,498,943 shares of Conversion Common Stock issued, less 15,978,943 shares exchanged for 3,500 shares of Series A Convertible Preferred Stock)	617,400
Fair value of 3,500 shares of Series A Convertible Preferred Stock (based on a stated value per share of $1,000 and a conversion rate of $0.1892)	4,532,241
Fair value of warrant issued September 9, 2014	885,000
Subtotal of securities issued in conversion/exchange	6,034,641
(Loss) on conversion/exchange	$(2,216,107)

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On September 9, 2014, the Convertible Debenture due November 2016 was extinguished in full.  The Company needed to determine the fair value of the derivative liability for the embedded conversion feature immediately prior to the conversion, in order to determine the change in the fair value of the derivative for the period. The Company determined to measure the derivative immediately prior to the conversion at its intrinsic value, since this method most fairly measured the value of the derivative liability. The intrinsic value computation is provided below.

On September 9, 2014

Stock price used for valuation	$0.245
5,285 shares issued per $1,000 of face value
Aggregate gross intrinsic value of the $3,500,000 of principal outstanding on September 8, 2014, immediately prior to conversion	4,532,241
Less the face value of the convertible debenture	(3,500,000)
Intrinsic value of the derivative conversion feature	$1,032,241

The derivative liability related to the embedded conversion feature was revalued at each reporting period as well as on the date of all conversions. The value of the derivative liability associated with the conversion of the Convertible Debenture due November 2016 during the year ended October 31, 2014 was approximately $1,032,000. As of October 31, 2014, the Company determined the fair value of the derivative liability to be $-0-, as the full value of the Convertible Debenture due November 2016 was converted in full during the year ended October 31, 2014. During the year ended October 31, 2014 and 2013, the Company recorded losses on the change in fair value of the derivative liability of approximately $538,000 and $0, respectively.

The Company calculated the fair value of the embedded conversion feature of the Convertible Debenture due November 2016 using a Monte Carlo simulation. The significant unobservable inputs used in the fair value measurement of the reporting entity’s embedded conversion feature are expected stock prices, levels of trading and liquidity of the Company stock, probability of default of the host instrument, and loss severity in the event of such default. Significant increases in the expected stock prices and expected liquidity would result in a significantly higher fair value measurement. Significant increases in either the probability or severity of default of the host instrument would result in a significantly lower fair value measurement.

The amortization of debt discount related to the Convertible Debenture due November 2016 for the years ended October 31, 2014 and 2013 was approximately $401,000 and $0, respectively.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.         SHAREHOLDERS’ EQUITY

Common Stock

In November 2012, our shareholders approved an amendment to our certificate of incorporation to increase the authorized number of shares of common stock from 240,000,000 to 300,000,000, and in October 2013, our shareholders approved an amendment to our certificate of incorporation to increase the authorized number of shares of common stock from 300,000,000 to 600,000,000.

Common Stock Issuances

We account for stock awards granted to consultants based on their grant date fair value.  During the years ended October 31, 2014 and 2013, we issued 310,000 shares and 1,345,000 shares, respectively, of common stock to consultants for services rendered, including pursuant to the 2010 Share Plan.  We recorded consulting expense for the years ended October 31, 2014 and 2013 of approximately $85,000 and $305,000, respectively, for shares of common stock issued to consultants.

Stock Option Plans

As of October 31, 2014, we have two stock option plans: the 2003 Share Plan and the 2010 Share Plan which were adopted by our Board of Directors on April 21, 2003 and July 14, 2010, respectively.

          The 2003 Share Plan provides for the grant of nonqualified stock options, stock appreciation rights, stock awards, performance awards and stock units to key employees and consultants.  The maximum number of shares of common stock available for issuance under the 2003 Share Plan is 70,000,000 shares. The 2003 Share Plan was administered by the Stock Option Committee through June 2004, from June 2004 through July 2010, by the Board of Directors, from July 2010 through August 2012, by the Stock Option Committee, from August 2012 through November 2012, by the Executive Committee of the Board of Directors and since November 2012, by the Board of Directors, which determines the option price, term and provisions of each option.  The exercise price with respect to all of the options granted under the 2003 Share Plan since its inception was equal to the fair market value of the underlying common stock at the grant date. In accordance with the provisions of the 2003 Share Plan, the plan terminated with respect to the grant of future options on April 21, 2013.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information regarding the 2003 Share Plan for the two years ended October 31, 2014 is as follows:

		Current Weighted Average Exercise Price Per Share
			Aggregate Intrinsic Value
	Shares

Options Outstanding at October 31, 2012	16,350,045	$0.72
Exercised	(130,000)	$0.18
Forfeited	(581,200)	$0.74

Options Outstanding and Exercisable at October 31, 2013	15,638,845	$0.72
Exercised	(435,000)	$0.145
Forfeited	(2,854,075)	$0.79
Options Outstanding and Exercisable at October 31, 2014	12,349,770	$0.72	$72,000

The following table summarizes information about stock options outstanding and exercisable under the 2003 Share Plan as of October 31, 2014:

		Weighted Average Remaining Contractual Life (in years)
			Weighted Average Exercise Price
Range of Exercise Prices	Number Outstanding

$0.07 - $0.37	1,275,000	3.00	$0.15
$0.43 - $0.70	4,624,770	1.20	$0.62
$0.74 - $0.92	5,450,000	2.10	$0.86
$1.04 - $1.46	1,000,000	2.80	$1.17

The 2010 Share Plan provides for the grant of nonqualified stock options, stock appreciation rights, stock awards, performance awards and stock units to key employees and consultants.  The maximum number of shares of common stock available for issuance under the 2010 Share Plan was initially 15,000,000 shares. On July 6, 2011, the 2010 Share Plan was amended by our Board of Directors to increase the maximum number of shares of common stock that may be granted to 27,000,000 shares, on August 29, 2012, the maximum number of shares was further increased to 30,000,000 shares.  On November 8, 2013, the Board of Directors approved an amendment to provide that effective November 8, 2013, the maximum aggregate number of shares available for issuance will be 20,000,000 shares and that on the first business day in 2014 and on the first business day of each calendar year thereafter the maximum aggregate number of shares available for issuance shall be replenished such that 20,000,000 shares will be available for issuance. Accordingly, during the nine months ended July 31, 2014, the number of shares in the 2010 Share Plan was increased by 25,634,980 shares to 55,634,980 shares.  In addition, on November 8, 2013, the 2010 Share Plan was amended to provide that on January 2nd of each year commencing on January 2, 2014, each non-employee director of the Company at that time shall automatically be granted a 10 year stock option to purchase 300,000 shares of common stock (400,000 for the Chairman) that will vest in four equal quarterly installments. The 2010 Share Plan was administered by the Stock Option Committee through August 2012, from August 2012 through November 2012, by the Executive Committee of the Board of Directors and since November 2012, by the Board of Directors, which determines the option price, term and provisions of each option. The exercise price with respect to all of the options granted under the 2010 Share Plan was equal to the fair market value of the underlying common stock at the grant date.  As of October 31, 2014, the 2010 Share Plan had 11,400,000 shares available for future grants.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information regarding the 2010 Share Plan as of October 31, 2014 is as follows:

		Weighted Average Exercise Price Per Share
	Shares		Aggregate Intrinsic Value

Options Outstanding at October 31, 2012	2,820,000	$0.25
Granted	180,000	$0.20
Exercised	(16,000)	$0.16
Options Outstanding at October 31, 2013	2,984,000	$0.245
Granted	15,310,000	$0.23
Exercised	(80,000)	$0.16
Options Outstanding at October 31, 2014	18,214,000	$0.23	$25,910
Options Exercisable at October 31, 2014	6,543,445	$0.23	$23,410

The following table summarizes information about stock options outstanding under the 2010 Share Plan as of October 31, 2014:

	Options Outstanding			Options Exercisable
Weighted Average Remaining Contractual Life (in years)
Weighted Average Remaining Contractual Life (in years)
			Weighted Average Exercise Price			Weighted Average Exercise Price
Range of Exercise Prices	Number Outstanding			Number Exercisable

$0.12 - $0.37	18,214,000	8.55	$0.23	6,543,445	7.04	$0.23

`

In addition to options granted under the 2003 Share Plan and the 2010 Share Plan, in September 2012, the Board of Directors approved the grant of stock options to purchase 41,500,000 shares and, during the year ended October 31, 2013, the Board of Directors approved the grant of stock options to purchase 3,000,000 shares.

Of the stock options granted in September 2012, nonqualified options to purchase 40,000,000 shares were issued to our new executive team, consisting of 16,000,000 stock options issued to our new President and Chief Executive Officer, 8,000,000 stock options issued to our new Senior Vice President of Engineering and 16,000,000 stock options issued to a new strategic advisor to the Company who is also a Director.  These stock options have an exercise price of $0.2175 (the average of the high and the low sales price of the common stock on the trading day immediately preceding the approval of such options by the Board of Directors) and have a term of ten years.  Half of these stock options vest in 36 equal monthly installments commencing on October 31, 2012, provided that if the grantees are terminated by the Company without cause, an additional 12 months of vesting will be accelerated and such accelerated options will become immediately exercisable. The balance of the stock options will vest in three equal installments upon achievement of a cash milestone, which was satisfied in the fourth quarter of fiscal 2013, and two stock price targets, which were not achieved in fiscal 2013.  In November 2013, in light of the cost and expense of revaluing the unvested portion of the performance-based stock options on a quarterly basis for financial reporting purposes, the Board of Directors approved an amendment to the performance-based stock options awarded on September 19, 2012 to the President and Chief Executive Officer, Senior Vice President of Engineering and the strategic advisor. The amendment modifies the option award’s vesting conditions to provide that the unvested portion of the stock options vest in 23 consecutive monthly installments commencing November 30, 2013.  The fair value of these options was recalculated to reflect the change to service based options as of November 8, 2013 and the unrecognized compensation amount was adjusted to reflect the increase in fair value.  As of October 31, 2014, the outstanding options to purchase 40,000,000 shares had an intrinsic value of $-0-.  As of October 31, 2014, 27,512,077 of these stock options were exercisable with an aggregate intrinsic value of approximately $-0-.  These stock options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The remaining nonqualified stockoptions granted in September 2012 to purchase 1,500,000 shares consisted of grants of 750,000 stock options to our Chairman in compensation for his service as interim Chief Executive Officer of the Company and as compensation for his prior service as a director, and 750,000 stock options to a director in compensation for his service in recruiting the Company’s new management team.  These stock options have an exercise price of $0.2225 (the average of the high and low sales price on September 21, 2012) and an intrinsic value as of October 31, 2014 of approximately    $-0-.  The options vest in 3 equal annual installments of 250,000 commencing on September 21, 2012 and have a term of ten years.   As of October 31, 2014, 1,500,000 options were exercisable with an aggregate intrinsic value of approximately $-0-.  These stock options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.

During the year ended October 31, 2013, nonqualified stock options to purchase 3,000,000 shares were granted to our outside directors for service rendered to our Company.  Of these options,

(a)  In November 2012, nonqualified stock options to purchase 1,000,000 shares were issued to one of our directors as additional compensation for service in recruiting the Company’s new management team. These options have an exercise price of $0.211 (the average of the high and low sales price on date of grant) and vest 333,334 shares upon grant and 333,333 shares in two annual installments commencing November 30, 2013.

(b) In February 2013, nonqualified stock options to purchase 1,000,000 shares were issued to the Chairman of the Board.  These stock options have an exercise price of $0.235 (the average of the high and low sales price on date of grant) and vest 333,334 shares upon grant and 333,333 shares in two annual installments commencing February 15, 2014.

(c) In March 2013, nonqualified stock options to purchase an aggregate of 1,000,000 shares were granted to the Company’s three outside directors.  Each of these stock options has an exercise price of $0.195 (the average of the high and low sales price on date of grant) and vest in four equal quarterly installments commencing March 31, 2013.

As of October 31, 2014, the options to purchase 3,000,000 shares had an intrinsic value of approximately $5,000 and the portion exercisable of 2,333,334 shares had an intrinsic value of approximately $5,000.  These options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes information about the above stock options outstanding that were not granted under the 2003 Share Plan or the 2010 Share Plan as of October 31, 2014:

	Options Outstanding			Options Exercisable
Weighted Average Remaining Contractual Life (in years)
Weighted Average Remaining Contractual Life (in years)
			Weighted Average Exercise Price			Weighted Average Exercise Price
Range of Exercise Prices	Number Outstanding			Number Exercisable

$0.195-$0.235	44,500,000	7.91	$0.22	31,345,411	7.91	$0.22

Preferred Stock

In May 1986, our shareholders authorized 500,000 shares of preferred stock with a par value of $100 per share.  The shares of preferred stock may be issued in series at the direction of the Board of Directors, and the relative rights, preferences and limitations of such shares will all be determined by the Board of Directors.  As of October 31, 2014 and 2013, there was no preferred stock issued and outstanding.

Series A Convertible Preferred Stock

On September 9, 2014, the Company designated 3,500 shares of the preferred stock as Series A Convertible Preferred Stock, par value $100 per share, in accordance with the Certificate of Designation of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on September 9, 2014 (the “Series A Convertible Preferred Stock”).  On September 9, 2014, 3,500 shares of Series A Convertible Preferred Stock were issued in connection with the conversion of the Convertible Debenture due November 2016, as discussed further, in Note 6, “Convertible Debentures” herein.

Ranking

The Series A Convertible Preferred Stock ranks senior to the Company’s common stock, to all series of any other classes of equity which may be issued and to any indebtedness, unless the Company has obtained the prior written consent of the Series A Convertible Preferred Stock holder.

Optional Conversion

Holders of the Series A Convertible Preferred Stock may at any time convert their shares of Series A Convertible Preferred Stock into such number of shares of the Company’s common stock in such an amount equal to (a) the stated value (initially $1,000) of the shares of Series A Convertible Preferred Stock being converted (the “Stated Value”), divided by the conversion price (initially $0.1892) ( the “Series A Conversion Price”), multiplied by (b) the number of shares of Series A Preferred Stock being converted.  In the event the Series A Convertible Preferred Stock is converted in part, the Company shall deliver a new certificate of like tenor in the amount equal to the remaining balance of the Series A Convertible Preferred Stock after giving effect to such partial conversion.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The holder shall not have the right to convert any portion of the Series A Convertible Preferred Stock if after giving effect to such conversion, the holder, together with any affiliate thereof, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion.

The embedded conversion option has certain anti-dilution protection provisions which would be triggered if the Company issues its common stock, or certain common stock equivalents, (as defined) at a price below $0.142 per share.

            Mandatory Conversion

At any time after November 11, 2016, if and only if the average of the high and low trading prices of the Company’s common stock for any 10 out of 20 consecutive trading days (the “Measurement Period,”) exceeds the then Series A Conversion Price, as adjusted, the Company may convert any then outstanding shares of Series A Convertible Preferred Stock into shares of common stock (a “Mandatory Conversion”), provided, however, that any such Mandatory Conversion shall not require a holder to convert a number of shares of Series A Convertible Preferred Stock into an amount of Common Stock that would exceed 50% of the daily average trading volume of the common stock during the Measurement Period. Following November 11, 2016 and subject to the price and volume limitations set forth above, the Company may require such number of successive Mandatory Conversions as are necessary to convert all then outstanding Series A Convertible Preferred Stock.

Redemption

At any time on or after November 11, 2016 (the “Redemption Date”), and upon at least 60 days prior written notice to the Company (a “Redemption Notice”), any holder of the Series A Convertible Preferred Stock shall have a one-time right to require the Company to redeem all or some of its shares of Series A Convertible Preferred Stock (a “Redemption”), for cash generated from a subsequent sale of the Company’s equity securities.  The redemption price shall be equal to the Stated Value for each share of Series A Convertible Preferred Stock (the “Redemption Purchase Price”).  Upon receipt of a Redemption Notice, the Company shall complete a sale or sales of its equity securities for the purpose of accumulating net proceeds sufficient to pay the Redemption Purchase Price (it being understood by the holder of the Series A Convertible Preferred Stock that the Company may only redeem shares of Series A Convertible Preferred Stock with the proceeds from the sale of the Company’s equity securities).

Board and Observer Rights

Each holder of Series A Convertible Preferred Stock shall have the right, upon 10 days' prior written notice, to designate one representative, reasonably acceptable to the Company, who shall be entitled to attend and observe meetings of the Company’s Board of Directors in a non-voting observer capacity (the “Observer”).

Accounting for the Series A Convertible Preferred Stock

The Company determined that the economic characteristics and risks of the conversion feature and the preferred stock instrument were clearly and closely related as equity instruments and accordingly, the conversion feature would not require separate accounting.  In addition, the redemption feature is contingent upon Series A Convertible Preferred Stock not being converted into common stock and upon the holders delivering a redemption notice to the Company.  Further, the redemption purchase price may only be paid from the proceeds of a subsequent sale of equity securities. Accordingly, the Series A Convertible Preferred Stock was accounted for as an equity instrument. Further, because the conversion rate of the Series A Convertible Preferred Stock of $ 0.1892 per share was less than the Company's closing stock price on the date of this transaction, the Company determined that the Series A Convertible Preferred Stock contained a beneficial conversion feature. The beneficial conversion feature was recorded in additional paid- in-capital as a result of the Company's accumulated deficit.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.         COMMITMENTS AND CONTINGENCIES

Patent Acquisition Obligations

As of October 31, 2014, we have incurred obligations due no later than November 2017 related to the acquisition of patents, which have a discounted present value of approximately $3,236,000, and which amount will be reduced by royalties paid during the period.  The payment due in November 2017 is payable at the option of the Company in cash or common stock.

Leases

We lease approximately 3,000 square feet of office space in Los Angeles, California pursuant to a lease that expires March 30, 2016.  We also lease approximately 3,000 square feet of office space in Melville, New York pursuant to a lease that expires January 31, 2015.As of October 31, 2014 our non-cancelable operating lease commitments for the years ending October 31, 2015 and 2016 were approximately $135,000 and $44,000, respectively.  Rent expense for the years ended October 31, 2014 and 2013, was approximately $109,000 and $360,000, respectively.

Litigation Matters

On December 29, 2014, we settled our lawsuit against AUO which had been filed on January 28, 2013. For a more detailed description of the settlement with AUO see Note 2, “Subsequent Event – AUO Lawsuit and Settlement”.

Other than suits we bring to enforce our patent rights, which are an integral part of our business plan, we are not a party to any material pending legal proceedings other than that which arise in the ordinary course of business.  We believe that any liability that may ultimately result from the resolution of these matters will not, individually or in the aggregate, have a material adverse effect on our financial position or results of operations.

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.         INCOME TAXES

Income tax provision (benefit) consists of the following:

	Year Ended October 31,
	2014	2013
Federal:
Current	$-	$-
Deferred	(1,606,000)	(2,489,000)
State:
Current	-	-
Deferred	(1,000)	3,000
Adjustment to valuation allowance related to net deferred tax assets	1,607,000	2,486,000
	$-	$-

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset, net, at October 31, 2014 and 2013, are as follows:

	2014	2013
Long-term deferred tax assets:
Federal and state NOL and tax credit carryforwards	$26,669,000	$25,689,000
Deferred Compensation	4,517,000	3,484,000
Deferred Revenue	-	404,000
Other	298,000	300,000
Subtotal	31,484,000	29,877,000

Less: valuation allowance	(31,484,000)	(29,877,000)
Deferred tax asset, net	$-	$-

As of October 31, 2014, we had tax net operating loss and tax credit carryforwards of approximately $77,159,000 and $1,110,000, respectively, available, within statutory limits (expiring at various dates between 2015 and 2034), to offset any future regular Federal corporate taxable income and taxes payable.  If the tax benefits relating to deductions of option holders’ income are ultimately realized, those benefits will be credited directly to additional paid-in capital.  Certain changes in stock ownership can result in a limitation on the amount of net operating loss and tax credit carryovers that can be utilized each year. As of October 31, 2014, management has not determined the extent of any such limitations, if any.

We had tax net operating loss and tax credit carryforwards of approximately $76,999,000 and $11,000, respectively, as of October 31, 2014, available, within statutory limits (expiring at various dates between 2015 and 2034), to offset future New York State corporate taxable income and taxes payable, if any, under certain computations of such taxes.

We have provided a valuation allowance against our deferred tax asset due to our current and historical pre-tax losses and the uncertainty regarding their realizability.  The primary differences from the Federal statutory rate of 34% and the effective rate of 0% is attributable to certain permanent differences and a change in the valuation allowance.  The following is a reconciliation of income taxes at the Federal statutory tax rate to income tax expense (benefit):

ITUS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended October 31,
	2014		2013
Income tax benefit at U.S.
Federal statutory income Tax rate	$(3,266,00)	(34.00%)	$(3,427,000)	(34.00%)
State income taxes	(6,000)	(.06%)	(6,000)	(.06%)
Permanent differences	1,529,000	15.92%	294,000	2.92%
Expiring net operating losses, credits and other	115,000	1.19%	250,000	2.48%
Foreign rate difference on impairment	21,000.22%		403,000	4.00%
Change in valuation allowance	1,607,000	16.73%	2,486,000	24.66%
Income tax provision	$-	0%	$-	0%

During the two fiscal years ended October 31, 2014, we incurred no Federal and no State income taxes. We have no unrecognized tax benefits as of October 31, 2014 and 2013 and we account for interest and penalties related to income tax matters in marketing, general and administrative expenses.  Tax years to which our net operating losses relate remain open to examination by Federal authorities and other jurisdictions to the extent which the net operating losses have yet to be utilized.

ITUS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	January 31,	October 31,
ASSETS	2015	2014
Current assets:
Cash and cash equivalents	$7,809,564	$3,361,246
Short-term investments in certificates of deposit	2,650,000	2,500,000
Accounts receivable	45,000	400,000
Prepaid expenses and other current assets	66,499	60,577
Total current assets	10,571,063	6,321,823

Patents, net of accumulated amortization of $395,777 and 314,453, respectively	2,640,334	2,721,658
Property and equipment, net of accumulated depreciation of $2,123 and $48,842 respectively	58,995	11,875
Total assets	$13,270,392	$9,055,356

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,401,645	$1,249,426
Royalties and contingent legal fees payable	265,708	560,076
Total current liabilities	1,667,353	1,809,502

Patent acquisition obligation	3,345,467	3,236,281
Total liabilities	5,012,820	5,045,783

Commitments and contingencies (Note 10)

Shareholders’ equity:
Preferred stock, par value $100 per share; 500,000 shares authorized; no shares issued or outstanding	-	-
Series A convertible preferred stock, par value $100 per share; 3,500 shares issued and outstanding, respectively	350,000	350,000
Common stock, par value $.01 per share; 600,000,000 shares authorized; 219,712,190 and 219,692,190 shares issued and outstanding, respectively	2,197,122	2,196,922
Additional paid-in capital	146,727,952	146,232,373
Accumulated deficit	(141,017,502)	(144,769,722)
Total shareholders’ equity	8,257,572	4,009,573
Total liabilities and shareholders’ equity	$13,270,392	$9,055,356

The accompanying notes are an integral part of these condensed consolidated financial statements.

ITUS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	For the Three Months Ended
	January 31,
	2015	2014
Revenue:
Revenue from patent assertion activities	$135,000	$-
Settlement with AU OptronicsCorporation	9,000,000	-
Total revenue	9,135,000	-

Operating costs and expenses:
Inventor royalties and contingent legal fees	88,877	-
Litigation and licensing expense	3,334,702	33,198
Amortization of patents	81,324	70,481
Marketing, general and administrative expenses (including non-cash stock option compensation expenses of $491,779 and $720,638, respectively	1,773,368	1,861,064
Total operating costs and expenses	5,278,271	1,964,743

Income (loss) from operations	3,856,729	(1,964,743)

Change in value of derivative liabilities	-	(1,320,000)

Interest expense	(109,186)	(378,665)

Dividend income	-	47,568

Interest income	4,677	1,412

Income (loss) before income taxes	3,752,220	(3,614,428)

Provision for income taxes	-	-
Net income (loss)	$3,752,220	(3,614,428)

Other comprehensive income (loss):
Unrealized (loss) on investment in Videocon Industries Limited global depository receipts	-	(210,914)
Total comprehensive income (loss)	$3,752,220	$(3,825,342)

Net income (loss) per common share:
Basic	$0.02	$(0.02)
Diluted	$0.02	$(0.02)

Weighted average common shares outstanding:
Basic	219,709,364	210,232,227
Diluted	231,288,373	210,232,227

The accompanying notes are an integral part of these condensed consolidated financial statements.

ITUS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED JANUARY 31, 2015 (UNAUDITED)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Equity

Balance, October 31, 2014	3,500	$350,000	219,692,190	$2,196,922	$146,232,373	$(144,769,722)	$4,009,573

Stock option compensation to employees and consultants	-	-	-	-	491,779	-	491,779
Common stock issued to consultants	-	-	20,000	200	3,800	-	4,000
Net income	-	-	-	-	-	3,752,220	3,752,220
Balance, January 31, 2015	3,500	$350,000	219,712,190	$2,197,122	$146,727,952	$(141,017,502)	$8,257,572

The accompanying notes are an integral part of these condensed consolidated financial statements.

ITUS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the three months ended
	January 31,
	2015	2014

Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Net income (loss)	$3,752,220	$(3,614,428)
Stock option compensation to employees and consultants	491,779	720,638
Common stock issued to consultants	4,000	28,348
Common stock issued to pay interest on convertible debentures	-	28,800
Amortization of patents	81,324	70,481
Amortized interest on patent acquisition obligations to interest expense	109,186	86,466
Amortization of convertible debenture discount to interest expense	-	217,316
Change in value of derivative liabilities	-	1,320,000
Other	7,656	(2,096)
Change in operating assets and liabilities:
Accounts receivable	355,000	175,000
Prepaid expenses and other current assets	(5,922)	19,347
Accounts payable and accrued expenses	152,219	(60,045)
Royalties and contingent legal fees payable	(294,368)	(161,858)
Net cash provided by (used in) operating activities	4,653,094	(1,172,031)

Cash flows from investing activities:
Disbursements to acquire short-term investments in certificates of deposit	(650,000)	(2,700,000)
Proceeds from sales of short-term investments in certificates of deposit	500,000	250,000
Payments for purchases of property and equipment	(54,776)	-
Net cash (used in) investing activities	(204,776)	(2,450,000)

Cash flows from financing activities:
Proceeds from issuance of convertible debentures	-	3,500,000
Net cash provided by financing activities	-	3,500,000

Net increase (decrease) in cash and cash equivalents	4,448,318	(122,031)
Cash and cash equivalents at beginning of period	3,361,246	898,172
Cash and cash equivalents at end of period	$7,809,564	$776,141

Supplemental disclosure of financing activities:
Fair value of debenture embedded conversion feature at date of issuance	$-	$1,570,000
Relative fair value of warrants issued with convertible debentures	$-	$513,122

The accompanying notes are an integral part of these statements.

ITUS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.  BUSINESS AND FUNDING

Description of Business

As used herein, “we,” “us,” “our,” the “Company” or “ITUS” means ITUS Corporation and its wholly-owned subsidiaries. The primary operations of the Company involve the development, acquisition, licensing, and enforcement of patented technologies that are either owned or controlled by the Company.  The Company currently owns or controls 8 patented technologies. Our primary source of our revenue comes from the monetization of our patented technologies, including the settlement of patent infringement lawsuits. All of our license and/or settlement agreements have provided for one time, lump sum payments to be received by the Company.

On December 29, 2014, the Company and AU Optronics Corporation (“AUO”) entered into a Settlement Agreement and a Patent Assignment Agreement pursuant to which the Company received an aggregate of $9,000,000 from AUO (the “AUO Settlement”).  The agreements were entered into to resolve a lawsuit filed by the Company against AUO in January of 2013, relating to joint development projects in connection with the Company’s ePaper® Electrophoretic Display, and Nano Field Emission Display (“nFED”) technologies.  As part of the AUO Settlement, the Company terminated AUO’s license to the Company’s patented Nano Field Emissions Display technology and assigned to AUO the Company’s ePaper® Electrophoretic Display patent portfolio. A more detailed description of the AUO lawsuit and settlement can be found in Note 2 “AUO Lawsuit and Settlement” below.

As a result of the AUO Settlement, the Company’s Nano Field Emissions Display technology is now unencumbered and ready for continued development.

The Company’s business model is to generate revenue from the development and licensing of patented technologies. In certain instances, the Company may seek to collect royalties from the unauthorized manufacture, sale, and use of patented products and services.  We currently own or control 8 patented technologies including: (i) Encrypted Cellular Communication; (ii) Internet Telephonic Gateway; (iii) J-Channel Window Frame Construction; (iv) Key Based Web Conferencing Encryption; (v) Micro Electro Mechanical Systems Display; (vi) Nano Field Emission Display; (vii) VPN Multicast Communications; and (viii) Enhanced Auction Technologies.

Funding and Management’s Plans

Cash Provided by Operating Activities

During the three months ended January 31, 2015, cash generated in operating activities was approximately $4,653,000.  Cash used in investing activities was approximately $205,000, which resulted from the purchase of certificates of deposit totaling $650,000 and the purchase of property and equipment of approximately $55,000, which was partially offset by the proceeds on maturity of certificates of deposit totaling $500,000.  We did not have any financing activities during the three months ended January 31, 2015.  As a result, our cash, cash equivalents, and short-term investments at January 31, 2015 increased approximately $4,599,000 to approximately $10,460,000 from approximately $5,861,000 at the end of fiscal year 2014.

Based on currently available information as of March 9, 2015, we believe that our existing cash, cash equivalents, short-term investments, accounts receivable and expected cash flows from patent licensing and enforcement, and other potential sources of cash flows will be sufficient to enable us to continue our business activities for at least 12 months.  However, our projections of future cash needs and cash flows may differ from actual results.  If current cash on hand, cash equivalents, short term investments, accounts receivable and cash that may be generated from our business operations are insufficient to satisfy our liquidity requirements, we may seek to sell equity securities or obtain loans from various financial institutions where possible.  The sale of additional equity securities or convertible debt could result in dilution to our stockholders.  We can give no assurance that we will generate sufficient cash flows in the future (through licensing and enforcement of patents, or otherwise) to satisfy our liquidity requirements or sustain future operations, or that other sources of funding, such as sales of equity or debt, would be available, if needed, on favorable terms or at all.  If we cannot obtain such funding if needed or if we cannot sufficiently reduce operating expenses, we would need to curtail or cease some or all of our operations.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X.  Accordingly, certain information and footnotes required by generally accepted accounting principles in annual financial statements have been omitted or condensed.  These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended October 31, 2014, as reported by us in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on January 29, 2015.  The year-end consolidated balance sheet data was derived from the audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America.  The condensed consolidated financial statements include all adjustments of a normal recurring nature which, in the opinion of management, are necessary for a fair statement of our financial position as of January 31, 2015, and results of operations and cash flows for the interim periods represented.  The results of operations for the three months ended January 31, 2015 are not necessarily indicative of the results to be expected for the entire year.

Revenue Recognition

            Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed pursuant to the terms of the arrangement, (iii) amounts are fixed or determinable, and (iv) the collectability of amounts is reasonably assured.

Patent Monetization and Patent Assertion

In general, revenue arrangements provide for the payment of contractually determined fees in consideration for the grant of certain intellectual property rights for patented technologies owned or controlled by our operating subsidiaries.  These rights typically include some combination of the following:  (i) the grant of a non-exclusive, retroactive and future license to manufacture and/or sell products covered by patented technologies owned or controlled by our operating subsidiaries, (ii) a covenant-not-to-sue, (iii) the release of the licensee from certain claims, and (iv) the dismissal of any pending litigation.  The intellectual property rights granted are perpetual in nature, extending until the expiration of the related patents.  Pursuant to the terms of these agreements, our operating subsidiaries have no further obligation with respect to the grant of the non-exclusive retroactive and future licenses, covenants-not-to-sue, releases, and other deliverables, including no express or implied obligation on our operating subsidiaries’ part to maintain or upgrade the technology, or provide future support or services.  Generally, the agreements provide for the grant of the licenses, covenants-not-to-sue, releases, and other significant deliverables upon execution of the agreement and do not require future performance by ITUS.  As such, the earnings process is complete and revenue is recognized upon the execution of the agreement, when collectability is reasonably assured, and when all other revenue recognition criteria have been met.

Patents

Our only identifiable intangible assets are patents and patent rights. We capitalize patent and patent rights acquisition costs and amortize the cost over the estimated economic useful life.  Patent acquisition costs capitalized during the three months ended January 31, 2015 and 2014, was approximately $-0- and $3,036,000, respectively. We recorded patent amortization expense of approximately $81,000 and $70,000 during the three months ended January 31, 2015 and 2014, respectively.

2.  AUO LAWSUIT AND SETTLEMENT

On December 29, 2014, the Company and AUO entered into a Settlement Agreement (the “Settlement Agreement”) and a Patent Assignment Agreement (the “Patent Assignment Agreement” and together with the Settlement Agreement, the “Agreements”) pursuant to which the Company received an aggregate of $9,000,000 from AUO. The Agreements were entered into to resolve a lawsuit filed by the Company against AUO, relating to the Company’s patented ePaper® Electrophoretic Display, and Nano Field Emission Display (“nFED”) technologies.

Background

In May 2011, the Company entered into an Exclusive License Agreement (the “EPD License Agreement”) and a License Agreement (the “Nano Display License Agreement”) with AUO (together the “AUO License Agreements”).  Under the EPD License Agreement, the Company provided AUO with an exclusive, non-transferable, worldwide license to its ePaper® Electrophoretic Display (“EPD”) patents and technology, in connection with AUO jointly developing EPD products with the Company.  Under the Nano Display License Agreement, the Company provided AUO with a non-exclusive, non-transferable, worldwide license to its Nano Field Emission Display patents and technology, in connection with AUO jointly developing nFED products with the Company.

On January 28, 2013, the Company terminated the AUO License Agreements due to numerous alleged material and continual breaches of the agreements by AUO.  On January 28, 2013, the Company also filed a lawsuit in the United States District Court for the Northern District of California against AUO and E Ink Corporation in connection with the AUO License Agreements, alleging breach of contract, breach of the implied covenant of good faith and fair dealing, fraudulent inducement, unjust enrichment, unfair business practices, and other charges (the “AUO/E Ink Lawsuit”).  In June 2013, the Company and AUO agreed to arbitrate the charges (the case against E Ink Corporation had been dismissed without prejudice) (the “AUO/E Ink Arbitration”).

The Agreements

Pursuant to the Settlement Agreement, AUO paid the Company $2,000,000 in U.S. currency, net of any Taiwanese withholding taxes. The Settlement Agreement further provides that:

·	the Company dismissed the AUO/E Ink Lawsuit and AUO/E Ink Arbitration, with prejudice;

·	the AUO License Agreements are terminated;

·	AUO gives up all rights to the nFED Technology;

·

for a period of two years, the Company agrees not to initiate (whether on its own or through a third party) any patent infringement lawsuits against AUO or its affiliates alleging infringement by AUO’s or AUO’s affiliates products or services, for patents owned or controlled by the Company as of the date of the Settlement Agreement. Any potential damages for patent infringement will toll uninterrupted during this two year period. The prohibition does not apply to patents acquired by the Company after the date of the Settlement Agreement; and

·

each of AUO and the Company mutually released each other from all claims that either may have against the other in connection with the AUO License Agreements, including any claims relating to the ePaper® Electrophoretic Display and nFED patents and technologies.

Pursuant to the Patent Assignment Agreement, AUO paid the Company $7,000,000 in U.S. currency, net of any Taiwanese withholding taxes in exchange for the Company’s ePaper® Electrophoretic Display patent portfolio for which AUO was previously the exclusive licensee, consisting of:

·	10 active U.S. patents and 1 U.S. pending patent application; and

·	103 expired and/or abandoned U.S. and foreign patents and/or patent applications.

In connection with the lawsuit and settlement, the Company incurred a total of approximately $3,604,000 of contingent legal fees and litigation costs, of which $3,500,000 was paid during the three months ended January 31, 2015.

3.  STOCK BASED COMPENSATION

The Company maintains stock equity incentive plans under which the Company grants non-qualified stock options, stock appreciation rights, stock awards, performance awards, or stock units to employees, directors and consultants.

Stock Option Compensation Expense

We account for stock options granted to employees and directors using the accounting guidance in ASC 718 “Stock Compensation” (“ASC 718”).  In accordance with ASC 718, we estimate the fair value of service based stock options and performance based options on the date of grant, using the Black-Scholes pricing model.  For options vesting if the trading price of the Company’s common stock exceeds price targets we use a Monte Carlo Simulation in estimating the fair value at grant date.  We recognize compensation expense for service based stock options and options subject to market conditions over the requisite or implied service period of the grant.  For performance based awards, compensation expense is recognized over the requisite or implied service period of the grant when the performance target is deemed probable.

We recorded stock-based compensation expense, related to stock options granted to employees and directors, of approximately $543,000 and $466,000, during the three months ended January 31, 2015 and 2014, respectively.  Stock-based compensation expense for the three months ended January 31, 2015 and 2014 includes approximately $513,000 and $383,000, respectively, related to the amortization of compensation cost for stock options granted in prior periods but vested in the current period. As of January 31, 2015, there was unrecognized compensation cost related to non-vested stock options granted to employees and directors related to service based options of approximately $1,396,000, which will be recognized over a weighted-average period of 1.7 years.

We account for stock options granted to consultants using the accounting guidance included in ASC 505-50 “Equity-Based Payments to Non-Employees” (“ASC 505-50”).  In accordance with ASC 505-50, we estimate the fair value of service based stock options and performance based options at each reporting period, using the Black-Scholes pricing model.  For options vesting if the trading price of the Company’s common stock exceeds price targets we estimate the fair value at each reporting period using a Monte Carlo Simulation.  We recognize compensation expense for service based stock options and options subject to market conditions over the requisite or implied service period of the grant.  For performance based awards, compensation expense is recognized when the performance target is achieved.

We recorded consulting expense, related to stock options granted to consultants, during the three months ended January 31, 2015 and 2014 of approximately $(51,000) and $255,000, respectively.  Stock-based consulting expense for the three months ended January 31, 2015 and 2014 includes approximately $(51,000) and $236,000, respectively, related to the amortization of compensation cost for stock options granted in prior periods but vested in the current period.  As of January 31, 2015, there was unrecognized consulting expense related to non-vested stock options granted to consultants, related to service based options of approximately $576,000, which will be recognized over a weighted-average period of .8 years.

Fair Value Determination

We use the Black-Scholes pricing model in estimating the fair value of stock options which vest over a specific period of time or upon achieving performance targets. To determine the weighted average fair value of stock options on the date of grant, employees and directors are included in a single group.  The fair value of stock options granted to consultants is determined on an individual basis. Stock options we granted during the three months ended January 31, 2015 consisted of awards exercisable for 10 years that vest over one year.  Stock options we granted during the three months ended January 31, 2014 consisted of awards exercisable for 10 years that vest over one year and awards exercisable for 10 years that vest over 36 months.

The following weighted average assumptions were used in estimating the fair value of stock options granted during the three months ended January 31, 2015 and 2014.

	For the Three Months Ended January 31,
	2015	2014
Weighted average fair value at grant date	$0.09	$0.17
Valuation assumptions:
Expected life ( years)	5.30	5.69
Expected volatility	114.3%	115.4%
Risk-free interest rate	1.60%	1.76%
Expected dividend yield	0	0

The expected term of stock options represents the weighted average period the stock options are expected to remain outstanding.  We use the simplified method to determine expected term. The simplified method was adopted since we do not believe that historical experience is representative of future performance because of the impact of the changes in our operations and the change in terms from historical options which vested immediately to terms including vesting periods of up to three years. Under the Black-Scholes pricing model we estimated the expected volatility of our shares of common stock based upon the historical volatility of our share price over a period of time equal to the expected term of the options. We estimated the risk-free interest rate based on the implied yield available on the applicable grant date of a U.S. Treasury note with a term equal to the expected term of the underlying grants. We made the dividend yield assumption based on our history of not paying dividends and our expectation not to pay dividends in the future.

Under ASC 718, the amount of stock-based compensation expense recognized is based on the portion of the awards that are ultimately expected to vest.  Accordingly, if deemed necessary, we reduce the fair value of the stock option awards for expected forfeitures, which are forfeitures of the unvested portion of surrendered options. Based on our historical experience we have not reduced the amount of stock-based compensation expenses for anticipated forfeitures.

We will reconsider use of the Black-Scholes pricing model if additional information becomes available in the future that indicates another model would be more appropriate. If factors change and we employ different assumptions in the application of ASC 718 and ASC 505-50 in future periods, the compensation expense that we record may differ significantly from what we have recorded in the current period.

Stock Option Activity

During the three months ended January 31, 2015 and 2014, we granted options to purchase 1,300,000 and 7,710,000 shares, respectively, of common stock at weighted average exercise prices of $0.112 and $0.20 per share, respectively, pursuant to the ITUS Corporation 2010 Share Incentive Plan (the "2010 Share Plan”).   No stock options were exercised during the three months ended January 31, 2015 and 2014.

Stock Option Plans

As of January 31, 2015, we have two stock option plans:  the ITUS Corporation 2003 Share Incentive Plan (the "2003 Share Plan") and the 2010 Share Plan, which were adopted by our Board of Directors on April 21, 2003 and July 14, 2010, respectively.

The 2003 Share Plan provides for the grant of nonqualified stock options, stock appreciation rights, stock awards, performance awards and stock units to key employees and consultants.  The maximum number of shares of common stock available for issuance under the 2003 Share Plan is 70,000,000 shares. The 2003 Share Plan was administered by the Stock Option Committee through June 2004, from June 2004 through July 2010, by the Board of Directors, from July 2010 through August 2012, by the Stock Option Committee, from August 2012 through November 2012, by the Executive Committee of the Board of Directors and since November 2012, by the Board of Directors, which determines the option price, term and provisions of each option.  The exercise price with respect to all of the options granted under the 2003 Share Plan since its inception was equal to the fair market value of the underlying common stock at the grant date.  In accordance with the provisions of the 2003 Share Plan, the plan terminated with respect to the grant of future options on April 21, 2013.  Information regarding the 2003 Share Plan for the three months ended January 31, 2015 is as follows:

		Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value

	Shares
Options Outstanding at October 31, 2014	12,349,770	$0.72
Forfeited	(80,000)	$0.74
Options Outstanding and exercisable at January 31, 2015	12,269,770	$0.72	$2,130

The following table summarizes information about stock options outstanding and exercisable under the 2003 Share Plan as of January 31, 2015:

		Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

Range of Exercise Prices	Number Outstanding

$0.07 - $0.37	1,275,000	2.73	$0.15
$0.43 - $0.70	4,624,770.94		$0.62
$0.74 - $0.92	5,370,000	1.87	$0.86
$1.04 - $1.46	1,000,000	2.55	$1.17

The 2010 Share Plan provides for the grant of nonqualified stock options, stock appreciation rights, stock awards, performance awards and stock units to key employees and consultants.  The maximum number of shares of common stock available for issuance under the 2010 Share Plan was initially 15,000,000 shares. On July 6, 2011, the 2010 Share Plan was amended by our Board of Directors to increase the maximum number of shares of common stock that may be granted to 27,000,000 shares, on August 29, 2012, the maximum number of shares was further increased to 30,000,000 shares.  On November 8, 2013, the Board of Directors approved an amendment to provide that effective November 8, 2013, the maximum aggregate number of shares available for issuance will be 20,000,000 shares and that on the first business day in 2014 and on the first business day of each calendar year thereafter the maximum aggregate number of shares available for issuance shall be replenished such that 20,000,000 shares will be available for issuance. Accordingly, during the nine months ended July 31, 2014, the number of shares in the 2010 Share Plan was increased by 25,634,980 shares to 55,634,980 shares.  In addition, on November 8, 2013, the 2010 Share Plan was amended to provide that on January 2nd of each year commencing on January 2, 2014, each non-employee director of the Company at that time shall automatically be granted a 10 year stock option to purchase 300,000 shares of common stock (400,000 for the Chairman) that will vest in four equal quarterly installments. The 2010 Share Plan was administered by the Stock Option Committee through August 2012, from August 2012 through November 2012, by the Executive Committee of the Board of Directors and since November 2012, by the Board of Directors, which determines the option price, term and provisions of each option. The exercise price with respect to all of the options granted under the 2010 Share Plan was equal to the fair market value of the underlying common stock at the grant date.  As of January 31, 2015, the 2010 Share Plan had 24,783,866 shares available for future grants.  Information regarding the 2010 Share Plan for the three months ended January 31, 2015 is as follows:

		Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value

	Shares
Options Outstanding at October 31, 2014	18,214,000	$0.23
Granted	1,300,000	$0.11
Forfeited	(6,083,866)	$0.26
Options Outstanding at January 31, 2015	13,430,134	$0.21	$-0-
Options Exercisable at January 31, 2015	7,942,356	$0.23	$-0-

The following table summarizes information about stock options outstanding under the 2010 Share Plan as of January 31, 2015:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.12 - $0.37	13,430,134	7.64	$0.21	7,942,356	6.69	$0.23

In addition to options granted under the 2003 Share Plan and the 2010 Share Plan the Board of Directors approved the grant of stock options to purchase 44,500,000 shares.  Information regarding stock options outstanding that were not granted under the 2003 Plan or the 2010 Plan for the three months ended January 31, 2015 is as follows:

		Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value

	Shares
Options Outstanding at October 31, 2014	44,500,000	$0.22
Options Outstanding at January 31, 2015	44,500,000	$0.22	$-0-
Options Exercisable at January 31, 2015	35,084,542	$0.22	$-0-

The following table summarizes information about the above stock options outstanding that were not granted under the 2003 Share Plan or the 2010 Share Plan as of January 31, 2015:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.195 - $0.235	44,500,000	7.66	$0.22	35,084,542	7.66	$0.22

On February 5, 2015, the Company decreased the option price for options to purchase 54,603,139 shares of common stock from the original exercise price to the closing price of the Company’s common stock on February 5, 2015 of $0.103 per share for nine employees and former employees and five directors.

Stock Awards

We account for stock awards granted to employees and consultants based on their grant date fair value, in accordance with ASC 718 and ASC 505-50, respectively. During the three months ended January 31, 2015 and 2014, we issued 20,000 shares and 90,000 shares, respectively, of common stock to consultants for services rendered pursuant to the 2010 Share Plan. We recorded consulting expense for the three months ended January 31 2015 and 2014 of approximately $4,000 and $28,000, respectively, for the shares of common stock issued to consultants.

4.  FAIR VALUE MEASUREMENTS

ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.  In accordance with ASC 820, we have categorized our financial assets, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy as set forth below.  If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded in the accompanying condensed consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1 - Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market which we have the ability to access at the measurement date.

Level 2 - Financial assets and liabilities whose values are based on quoted market prices in markets where trading occurs infrequently or whose values are based on quoted prices of instruments with similar attributes in active markets.

Level 3 – Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset and liabilities. We do not currently have any Level 3 financial assets.

The following table presents the hierarchy for our financial assets measured at fair value on a recurring basis as of January 31, 2015:

	Level 1	Level 2	Level 3	Total
Money market funds – Cash and cash equivalents	$6,510,659	$-	$-	$6,510,659
Certificates of deposit - Short term investments	-	2,650,000	-	2,650,000
Total financial assets	$6,510,659	$2,650,000	$-	$9,160,659

The following table presents the hierarchy for our financial assets measured at fair value on a recurring basis as of October 31, 2014:

	Level 1	Level 2	Level 3	Total
Money market funds – Cash and cash equivalents	$155,964	$-	$-	$155,964
Certificates of deposit -Short term investments	-	2,500,000	-	2,500,000
Total financial assets	$2,655,964	$2,500,000	$-	$2,655,964

 The following table presents the hierarchy for our financial liabilities measured at fair value on a recurring basis as of January 31, 2015:

	Level 1	Level 2	Level 3	Total
Patent acquisition obligation	$-	$-	$3,345,467	$3,345,467
	$-	$-	$3,345,467	$3,345,467

The following table presents the hierarchy for our financial liabilities measured at fair value on a recurring basis as of October 31, 2014:

	Level 1	Level 2	Level 3	Total

Patent acquisition obligation	$-	$-	$3,236,281	$3,236,281
	$-	$-	$3,236,281	$3,236,281

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

Patent acquisition obligation
Balance October 31, 2013	$-
Initial fair value, discounted to present value	2,850,511
Amortized interest on patent obligation	385,770
Balance October 31, 2014	3,236,281
Amortized interest on patent obligation	109,186
Balance January 31, 2015	$3,345,467

Our non-financial assets that are measured at fair value on a non-recurring basis include our patents and property and equipment which are measured using fair value techniques whenever events or changes in circumstances indicate a condition of impairment exists. The estimated fair value of accounts receivable, accounts payable and accrued liabilities approximates their individual carrying amounts due to the short term nature of these measurements. These assets and liabilities were not presented in the preceding table.

5.  INVESTMENTS

At January 31, 2015 and October 31, 2014, we had marketable securities consisting of certificates of deposit of $2,650,000 and $2,500,000, respectively, which were classified as "available-for-sale securities" and reported at fair value.

6.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expense consist of the following as of:

	January 31, 2015	October 31, 2014

Accounts payable	$577,607	$540,179
Payroll and related expenses	554,174	372,753
Accrued litigation expense, consulting and other professional fees	261,033	320,493
Accrued other	8,831	16,001
	$1,401,645	$1,249,426

7.  NET LOSS PER SHARE OF COMMON STOCK

In accordance with ASC 260, “Earnings Per Share”, basic net income (loss) per common share (“Basic EPS”) is computed by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted net income (loss) per common share (“Diluted EPS”) is computed by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents and convertible securities then outstanding. The treasury stock method reduces the dilutive effect of potentially dilutive securities as it assumes that any cash proceeds (from the issuance of potentially dilutive securities) are used to buy back shares at the average share price during the period.

Dilutive EPS for the three months ended January 31, 2015 excluded stock options to purchase 70,079,904 shares and warrants to purchase 26,123,281 shares because their effect would be antidilutive.  The following is a reconciliation between basic weighted average common shares outstanding and dilutive weighted average common shares outstanding for the three months ended January 31, 2015:

For the Three Months
Ended
January 31, 2015
Basic weighted average common shares outstanding	219,709,364
Effect of Series A convertible preferred stock	11,539,309
Effect of stock options	39,700
Dilutive weighted average common shares outstanding	231,288,373

Diluted EPS for the three months ended January 31, 2014 is the same as Basic EPS, as the inclusion of the effect of common share equivalents then outstanding would be anti-dilutive.  For this reason, excluded from the calculation of Diluted EPS for the three months ended January 31, 2014, were stock options to purchase 70,832,845 shares, warrants to purchase 19,128,231 shares and debentures convertible into 28,099,423 shares.

 8.  EFFECT OF RECENTLY ADOPTED AND ISSUED PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers. This amendment updates addressing revenue from contracts with customers, which clarifies existing accounting literature relating to how and when a company recognizes revenue. Under the standard, a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services. The amendments for this standard update are effective for interim and annual reporting periods beginning after December 15, 2016, and are to be applied retrospectively or the cumulative effect as of the date of adoption, with early application not permitted.  We are currently evaluating the impact ASU 2014-09 will have on our consolidated financial statements and related disclosures.

In June 2014, the FASB issued Accounting Standards Update 2014-12 (“ASU 2014-12”), Compensation – Stock Compensation.  This amendment requires that a performance target that affects vesting and could be achieved after the requisite service period shall be treated as a performance condition. Adoption of this standard is required for annual periods beginning after December 15, 2015. Early adoption is permitted. We are currently evaluating the impact ASU 2014-12 will have on our consolidated financial statements and related disclosures.

In August 2014, the FASB issued Accounting Standards Update 2014-15 (“ASU 2014-15”). This amendment requires management to assess an entity’s ability to continue as a going concern every reporting period including interim periods, and to provide related footnote disclosure in certain circumstances. Adoption of this standard is required for annual periods beginning after December 15, 2016 and are to be applied retrospectively or the cumulative effect as of the date of adoption. Early adoption is permitted. We are currently evaluating the impact ASU 2014-15 will have on our consolidated financial statements and related disclosures.

9.  INCOME TAXES

We file Federal, New York State and California State income tax returns.  Due to net operating losses, the statute of limitations remains open since the fiscal year ended October 31, 1997.  We account for interest and penalties related to income tax matters, if any, in marketing, general and administrative expenses. There are no unrecognized income tax benefits as of January 31, 2015 and October 31, 2014.

We recognize deferred tax assets and liabilities for the estimated future tax effects of events that have been recognized in our financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.  A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount expected to be realized. We have substantial net operating loss carryforwards in all jurisdictions where we are subject to tax. We have provided a full valuation allowance against our deferred tax asset due to our historical pre-tax losses and the uncertainty regarding the realizability of these deferred tax assets.

On December 29, 2014, we reached a Settlement Agreement resulting in our receipt of an aggregate of $9,000,000 in settlement of a dispute (Note 2). As a result we realized taxable income during the quarter and expect to do so during the full fiscal year.  We expect any taxable income realized for the full fiscal year will be completely offset by our net operating loss carryforwards, resulting in no tax currently due in any jurisdiction. Accordingly, we have not recorded a tax provision for the quarter anticipating a partial release of the valuation reserve recorded against our deferred tax assets to the extent of the net operating loss carryforwards actually used for the full fiscal year.

10.  COMMITMENT AND CONTINGENCES

Patent Acquisition Obligations

As of January 31, 2015, we have incurred obligations due no later than November 2017 related to the acquisition of patents, which have a discounted present value of approximately $3,345,000, and which amount will be reduced by royalties paid during the period.  The payment due in November 2017 is payable at the option of the Company in cash or common stock.

Litigation Matters

On December 29, 2014, we settled our lawsuit against AUO which had been filed on January 28, 2013. For a more detailed description of the settlement with AUO see Note 2, “AUO Lawsuit and Settlement”.

Other than suits we bring to enforce our patent rights, which are an integral part of our business plan, we are not a party to any material pending legal proceedings other than that which arise in the ordinary course of business.  We believe that any liability that may ultimately result from the resolution of these matters will not, individually or in the aggregate, have a material adverse effect on our financial position or results of operations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company is paying all expenses of the offering. No portion of these expenses will be borne by the selling security holder. The selling security holder, however, will pay any other expenses incurred in selling its common stock, including any brokerage commissions or costs of sale.  Following is an itemized statement of all expenses in connection with the issuance and distribution of the securities to be registered.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC Registration Fee	$-
Accounting Fees and Expenses	$10,000.00
Legal Fees and Expenses	$25,000.00
Miscellaneous Fees and Expenses	$1,500.00
Total	$36,500.00

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements, actually and reasonably incurred in connection with the defense of any action, suit or proceeding (other than an action by or in the right of the corporation) in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation for negligence or misconduct in the performance of his/her duty to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Article XIII of the By-Laws of the Company contains provisions which are designed to provide mandatory indemnification of directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. The By-Laws further provide that, if and to the extent required by the DGCL, an advance payment of expenses to a director or officer of the Company that is entitled to indemnification will only be made upon delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On September 12, 2012,  we completed a private placement with 5 accredited investors, including Lewis H. Titterton, Jr., the Company’s Chairman and then Chief Executive Officer, and Bruce Johnson, a director of the Company, pursuant to which we sold $750,000 principal amount of 8% Convertible Debentures due September 2016 (the “2012 Debentures”).  In February 2013, $600,000 principal amount of the 2012 Debentures were converted into 6,521,736 shares of our common stock and an additional 68,116 shares were issued in payment of accrued interest.  In April 2013, the remaining $150,000 principal amount of 2012 Debentures was converted into 1,663,043 shares of our common stock. The 2012 Debentures were not be registered under the Securities Act in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act, and Rule 506 promulgated thereunder, based on the fact that all of the investors were “accredited investors,” as such term is defined in Rule 501 of Regulation D.

On September 19, 2012, the Board granted stock options to purchase 41,500,000 shares.  Of these options, options to acquire 40,000,000 shares were issued to the new management team and have an exercise price of $0.2175.   20,000,000 of those options will vest only if certain milestones are met.  The remaining options to acquire 1,500,000 shares were issued to Lewis H. Titterton, Jr. the Company’s Chairman, and Kent Williams, a former director of the Company, and have an exercise price of $0.2225.  For additional information with respect to the options, see “Security Ownership of Certain Beneficial Owners and Management – Equity Compensation Plan Information” above. These options were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement

On January 25, 2013, we completed a private placement with 20 accredited investors, including Robert A. Berman, the Company’s President, Chief Executive Officer and a director, Dr. Amit Kumar, a consultant and director of the Company, and Bruce Johnson, a director of the Company, pursuant to which we sold $1,765,000 principal amount of 8% Convertible Debentures due in January 2015 and warrants to purchase 5,882,745 shares of common stock. From June 2013 through April 2014, all of the January 2013 Debentures were either converted into shares of common stock or paid back in full. Each January 2013 Warrant grants the holder the right to purchase the January 2013 Warrant Shares at the purchase price per share of $0.30 on or before January 25, 2016.  If there is not an effective registration statement covering the January 2013 Warrant Shares, January 2013 Warrants may be exercised on a cashless basis. The January 2013 Debenture and January 2013 Warrant were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act, and Rule 506 promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

In connection with the January 25, 2013 offering we paid The Benchmark Company LLC, as placement agent, a cash placement fee of $41,400 (or 6% of the aggregate purchase price from the investors they introduced to us) and issued to and its designees warrants to purchase 276,014 shares of common stock (or 6% of the aggregate number of shares underlying the January 2013 Debentures issued to the investors they introduced to us) upon the same terms as the January 2013 Warrants issued in the offering. The warrant was issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

Pursuant to the terms of an agreement, dated as of October 18, 2012, between the Company and Netgain Financial, Inc. (“Netgain”), on each of October 18, 2012 and January 18, 2013, the Company issued Netgain 125,000 shares of restricted common stock in payment of public relations and communications services. The Company terminated the agreement on April 9, 2013. The common stock was issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

On March 28, 2013, the Board of Directors granted Messrs. Titterton, Johnson and Williams non-qualified stock options to purchase 400,000, 300,000 and 300,000 shares of our common stock, respectively. These stock options (i) vested in four equal installments on March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, (ii) will terminate on December 31, 2022 and (iii) have an exercise price of $0.195. These options were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement

On April 3, 2013, the Company, through its wholly owned subsidiary, IPAC, entered into an exclusive license agreement (the “IPAC Agreement”) pursuant to which it acquired the rights to a patent portfolio relating to loyalty awards programs commonly provided by airlines, credit card companies, hotels, retailers, casinos, and others.

The patent portfolio consists of 13 patents (the “Patents”) that cover the conversion of non-negotiable, loyalty awards points into negotiable funds used to purchase goods and services from third parties, and the conversion of awards points into points and awards provided by other loyalty program providers. Pursuant to the IPAC Agreement, the licensors will receive a percentage of all amounts received by IPAC from licensing and enforcement of the Patents and were issued 200,000 restricted shares of the Company’s common stock. The common stock was issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

On April 23, 2013 the Company entered into the Stock Purchase Agreement with Aspire Capital which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10 million of shares of the Company’s common stock over the two-year term of the agreement. Under the agreement, on April 23, 2013 (i) Aspire Capital purchased 2,500,000 shares of our common stock at $0.20 per share, with gross proceeds to the Company of $500,000, and (ii) Aspire Capital was issued 3,500,000 shares of common stock as a commitment fee. The common stock was issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

On May 29, 2013, the Company offered the holders of the warrants issued in a February 2011 private placement the opportunity to exercise the warrants at a reduced exercise price of $0.16 per share (payable in cash) during the period ended July 15, 2013.   In connection therewith, Lewis H. Titterton, Jr., the Company’s Chairman, Bruce Johnson, a director of the Company, and Henry P. Herms, the Company’s Chief Financial Officer and a former director, exercised warrants to purchase 1,400,000, 700,000 and 280,000 shares of our common stock and we received gross proceeds of $380,800.  On June 17, 2013, Mr. Krusos, our former Chief Executive Officer, exercised the warrants previously issued to him in our February 2011 private placement on a “cashless” basis and received 547,493 shares of our common stock.  The common stock was issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

From October 18, 2012 through October 15, 2013, the Company entered into various agreements with companies to provide investor relations and public relations services to us for which the Company issued an aggregate of 1,490,000 shares of our common stock in payment for such services. The common stock was issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

During the period from April 2013 to November 2013, the Company issued an aggregate of 1,200,000 shares of our common stock to various inventors in connection with the acquisition of rights to patent portfolios. The common stock was issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

On November 11, 2013, we completed a private placement with a single institutional investor, pursuant to which the Company issued a $3,500,000 principal amount of 6% Convertible Debenture due 2016 (the “Debenture”) at an exercise price of $0.1892 per share and a warrant to purchase 9,249,472 shares of our common stock at an exercise price of $0.3784 per share. The Debenture and warrant were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement. On September 9, 2014, we entered into a Debt Conversion Agreement with the same institutional investor, pursuant to which the Debenture was converted into shares of common stock, some of which were subsequently exchanged into shares of Series A Preferred Stock, and the exercise price of the warrant was reduced to $0.31 per share. The conversion of the Debenture and the exchange of common stock for Series A Preferred Stock were exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

During the fiscal year ended October 31, 2014, the Company issued an aggregate of 310,000 shares of our common stock to various companies in payment of public relations and investor relations services and 1,200,000 shares of our common stock to inventors in connection with the acquisition of patents. The common stock was issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed with this registration statement.

3.1	Certificate of Incorporation, as amended. (Incorporated by reference to Form 10-Q for the fiscal quarter ended July 31, 1992 and Form S-3, dated February 11, 2014.)
3.2	Amendment to the Certificate of Incorporation. (Incorporated by reference to Form 10-K for the fiscal year ended October 31, 2013.)
3.3	Certificate of Amendment to the Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 on Form 8-K, dated September 4, 2014.)
3.4	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock. (Incorporated by reference to Exhibit 3.1 of our Form 8-K, dated September 10, 2014.)
3.5	Amended and Restated By-laws. (Incorporated by reference to Exhibit 3.1 to our Form 8-K dated, November 8, 2012.)
4.1	Registration Rights Agreement, dated as of April 23, 2013, by and between the Company and Aspire Capital Fund, LLC. (Incorporated by reference to Exhibit 4.3 to our Form S-1, dated April 24, 2013.)
5.1	Opinion of Duane Morris LLP covering 57,400,130 shares of common stock (Incorporated by reference to our Form S-1 dated June 14, 2013)
5.2	Opinion of Ellenoff Grossman & Schole LLP covering 8,135,000 shares of common stock. (Incorporated by reference to Exhibit 5.1 on our Form 8-K dated July 15, 2014.)
10.1	2003 Share Incentive Plan. (Incorporated by reference to Exhibit 4 to our Form S-8 dated May 5, 2003.)
10.2	Amendment No. 1 to the 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 4(e) to our Form S-8 dated November 9, 2004.)
10.3	Amendment No. 2 to the 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2006.)
10.4	Amendment No. 3 to the 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2006.)
10.5	Amendment No. 4 to the 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 4(g) to our Form S-8 dated September 21, 2007.)
10.6	Amendment No. 5 to the 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 4(g) to our Form S-8 dated January 21, 2009.)
10.7	Amendment No. 6 to the 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 10.5 to our Form 8-K, dated July 20, 2010.)
10.8	2010 Share Incentive Plan. (Incorporated by reference to Exhibit 10.1 to our Form 8-K, dated July 20, 2010.)
10.9	Amendment No. 1 to the 2010 Share Incentive Plan. (Incorporated by reference to Exhibit 10.1 to our Form 8-K, dated July 7, 2011.)
10.10	Amendment No. 2 to the 2010 Share Incentive Plan. (Incorporated by reference to Exhibit 10.1 to our Form 8-K, dated September 5, 2012.)
10.11	Amendment No. 3 to the 2010 Share Incentive Plan (Incorporated by reference to Exhibit 10.1 to our Form 10-Q for the fiscal quarter ended January 31, 2014.)
10.12

Loan and Pledge Agreement, dated November 2, 2007, by and between Mars Overseas Limited and CopyTele International Ltd. (Incorporated by reference to Exhibit 10.5 to our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008.)

10.13

Loan and Pledge Agreement, dated November 2, 2007, by and between CopyTele International Ltd. and Mars Overseas Limited. (Incorporated by reference to Exhibit 10.6 to our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008.)

10.14

Employment Agreement, dated as of September 19, 2012, between the Company and Robert Berman. (Incorporated by reference to Exhibit 10.35 to our Form 10-K for the fiscal year ended October 31, 2012.) (Portions of Section 4 of this exhibit have been redacted and filed separately with the Commission in accordance with a request for, and related Order by the Commission, dated May 3, 2013, File No. 0-11254-CF#29240, granting confidential treatment for portions of Section 4 of this exhibit to pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.)

10.15

Employment Agreement, dated as of September 19, 2012, between the Company and John Roop. (Incorporated by reference to Exhibit 10.36 to our Form 10-K for the fiscal year ended October 31, 2012.) (Portions of Section 4 of this exhibit have been redacted and filed separately with the Commission in accordance with a request for, and related Order by the Commission, dated May 3, 2013, File No. 0-11254-CF#29240, granting confidential treatment for portions of Section 4 of this exhibit to pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.)

10.16

Consulting Agreement, dated as of September 19, 2012, between the Company and Amit Kumar. (Incorporated by reference to Exhibit 10.37 to our Form 10-K for the fiscal year ended October 31, 2012.) (Portions of Section 4 of this exhibit have been redacted and filed separately with the Commission in accordance with a request for, and related Order by the Commission, dated May 3, 2013, File No. 0-11254-CF#29240, granting confidential treatment for portions of Section 4 of this exhibit to pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.)

10.17	Employment Agreement, dated as of July 8, 2014, between the Company and Tisha Stender. (Incorporated by reference to our Form S-1 dated December 8, 2014)
10.18

Securities Purchase Agreement, dated July 15, 2014, between the Company and the Purchasers named therein in connection with the Company’s registered direct offering. (Incorporated by reference to Exhibit 10.1 to Form 8-K, dated July 15, 2014.)

10.19	Form of Warrant issued to investors in connection with the Company’s registered direct offering. (Incorporated by reference to Exhibit 4.1 to Form 8-K, dated August 15, 2014).
10.20	Termination Agreements, each dated August 29, 2014, relating to the Company’s transaction with Videocon Industries Limited. (Incorporated by reference to our Form S-1 dated December 8, 2014)
10.21	Debt Conversion Agreement, dated September 9, 2014, between the Company and Adaptive Capital, LLC. (Incorporated by reference to our Form S-1 dated December 8, 2014)
10.22	Warrant issued to Adaptive Capital, LLC. (Incorporated by reference to our Form S-1 dated December 8, 2014)
21.1	Subsidiaries of ITUS Corporation. (Filed herewith.)
23.1	Consent of Haskell & White LLP. (Filed herewith.)
23.2	Consent of Ellenoff Grossman & Schole LLP. (Included in Exhibit 5.2)
24.1	Power of Attorney. (Incorporated by reference to our Form S-1 dated December 8, 2014)
24.2	Power of Attorney. (Incorporated by reference to our Form S-3 dated February 10, 2014)
101.ins	Instance Document. (Filed herewith.)
101.def	XBRL Taxonomy Extension Definition Linkbase Document. (Filed herewith.)
101.sch	XBRL Taxonomy Extension Schema Document. (Filed herewith.)
101.cal	XBRL Taxonomy Extension Calculation Linkbase Document. (Filed herewith.)
101.lab	XBRL Taxonomy Extension Label Linkbase Document. (Filed herewith.)
101.pre	XBRL Taxonomy Extension Presentation Linkbase Document. (Filed herewith.)

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Anyother communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York on this 18th day of March, 2015.

ITUS CORPORATION

By:	/s/	Robert A. Berman
Name: Robert A. Berman
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Berman his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/	Robert A. Berman	March 18, 2015
Robert A. Berman
President, Chief Executive Officer
and Director (Principal Executive Officer)

By:		*	March 18, 2015
Henry P. Herms
Vice President – Finance and
Chief Financial Officer
(Principal Financial and Accounting Officer)

By:		*	March 18, 2015
Lewis H. Titterton Jr.
Chairman of the Board

By:		*	March 18, 2015
Dr. Amit Kumar
Director

By:	/s/	Dr. Andrea Belz	March 18, 2015
Dr. Andrea Belz
Director

By:		*	March 18, 2015
Bruce F. Johnson
Director

By:	/s/	Dale Fox	March 18, 2015
Dale Fox
Director

*By:	/s/	Robert A. Berman	March 18, 2015
Robert A. Berman, Attorney-in-Fact